As filed with the Securities and Exchange Commission on February 17, 2000

                                                      Registration No. 333-67787

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. FOUR

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

             ------------------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407)650-1000
                          (Name, Address and Telephone
                           Number of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE
                                  Shaw Pittman
                               2300 N Street, N.W.
                             Washington, D.C. 20037


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

                        CNL HOSPITALITY PROPERTIES, INC.

                    Supplement No. 3, dated February 17, 2000
                        to Prospectus, dated June 4, 1999

===============================================================================

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated June 4, 1999. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of January 7, 2000, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after January 7, 2000, will be reported in a subsequent Supplement.

                                  THE OFFERINGS

         Upon completion of its Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, from 5,567 stockholders, including 7,264 Shares ($72,637) issued pursuant to the Reinvestment Plan. Following the completion of the Initial Offering, the Company commenced this offering of up to 27,500,000 Shares. As of January 7, 2000, the Company had received aggregate subscriptions for 29,217,898 Shares totalling $292,178,981 in Gross Proceeds, including 50,392 Shares ($503,917) issued pursuant to the Reinvestment Plan from its Initial Offering and this offering. As of January 7, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses, totalled approximately $135,700,000. The Company has used Net Offering Proceeds from the offerings to invest, directly or indirectly, approximately $137,100,000 in 11 hotel Properties, to pay $6,600,000 as deposits on five additional hotel Properties, to redeem 12,885 Shares of Common Stock for $118,542 and to pay approximately $14,300,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $105,200,000 available to invest in Properties and Mortgage Loans. See "Business -- Pending Investments" for information on six Properties the Company has entered into commitments to acquire.

         As described in "The Offering" section of the Prospectus, the Board of Directors may determine to engage in future offerings of Common Stock. In connection therewith, the Board of Directors has approved a third offering by the Company (the "2000 Offering") of up to 45,000,000 Shares which is expected to commence immediately following the completion of this offering. Of the 45,000,000 Shares expected to be offered, up to 5,000,000 Shares are expected to be available to stockholders purchasing through the Reinvestment Plan. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2000 Offering will be limited to 20,000,000 Shares. The Board of Directors expects to submit, for a vote of the stockholders at a meeting expected to be held in May 2000, a proposal to increase the number of authorized Shares of Common Stock of the Company from 60,000,000 to 150,000,000. The price per Share and the other terms of the 2000 Offering, including the percentage of gross proceeds payable to the Managing Dealer for Selling Commissions and expenses in connection with the offering, payable to the Advisor for Acquisition Fees and Acquisition Expenses and reimbursable to the Advisor for Offering Expenses, are expected to be the same as those for this offering. Net proceeds from the 2000 Offering are expected to be invested in additional Properties and Mortgage Loans. The Company believes that the net proceeds received from the 2000 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."

                              CONFLICTS OF INTEREST

         The following information updates and replaces the "Conflicts of Interest" section as well as the last paragraph under the heading "Acquisition of Properties" on page 31 of the Prospectus.

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following indicates the relationship between the Company, the Advisor and CNL Financial Group, Inc., including its Affiliates that will provide services to the Company.

                          CNL Financial Group, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

         Capital Markets:                                        Retail:
         ---------------                                         ------
             CNL Capital Markets, Inc. (2)                           Commercial Net Lease Realty, Inc. (6)
                CNL Investment Company
                   CNL Securities Corp. (3)                      Restaurant:
                                                                 ----------
             CNL Institutional Advisors, Inc.                        CNL American Properties Fund, Inc. (7)

         Administrative Services:                                Hospitality:
         -----------------------                                 -----------
             CNL Shared Services, Inc. (4)                           CNL Hospitality Properties, Inc. (8)

         Real Estate Services:                                   Health Care:
         --------------------                                    -----------
             CNL Real Estate Services, Inc. (5)                      CNL Health Care Properties, Inc. (9)
                CNL Hospitality Corp.
                (formerly CNL Hospitality Advisors, Inc.)        Financial Services:
                                                                 ------------------
                CNL Hotel Development Company                        CNL Finance, Inc.
                CNL Health Care Corp.                                  CNL Capital Corp.
                   CNL Health Care Development, Inc.                   CNL Advisory Services, Inc.
                CNL Corporate Properties, Inc.
                CNL Community Development Corp.
                CNL Properties, Inc.


(1) CNL Financial Group, Inc. (formerly CNL Group, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp.; CNL Health Care Corp.; CNL Corporate Properties, Inc.; CNL Properties, Inc.; and CNL Community Development Corp.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and Vice Chairman of the Board of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
         Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(9) CNL Health Care Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Health Care Properties, Inc. CNL Health Care Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.


ACQUISITION OF PROPERTIES

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant, (ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property.

                                    BUSINESS

GENERAL

         The following information updates and replaces the paragraph at the bottom of page 39, the table at the top of page 40, the last full paragraph on page 40 and the first paragraph under the heading "Investment of Offering Proceeds" on page 42 of the Prospectus.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past eight consecutive years. Also according to Smith Travel Research, in 1998, the industry reached its highest absolute level of pre-tax profits in its history at $20.9 billion, which is 23% more than 1997 and nearly double the amount earned in 1996.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                     Year                        Profitability
                     ----                        -------------
                     1993                              $2.4
                     1994                               5.5
                     1995                               8.5
                     1996                              12.5
                     1997                              17.0
                     1998                              20.9

         Source:  Smith Travel Research

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. In 1998, total travel expenditures in the United States generated $495.1 billion in sales. In addition, there were 51,000 hotel properties which included over 3.9 million hotel rooms. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7.6 million direct jobs, generating $20.2 billion in wages. According to Smith Travel Research data, United States lodging industry sales reached over $93 billion in 1998.


INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant,
(ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

PROPERTY ACQUISITIONS

         The   following   information   updates  and  replaces  the   "Property
Acquisitions" section of the Prospectus.

         Atlanta Portfolio. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the "Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as landlord, entered into two separate, long-term lease agreements. The tenant of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated tenant. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on August 31, 2017.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

o The leases require minimum rent payments to the Company of $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

o Minimum rent payments increased to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

o A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Stormont Trice Management Corporation for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

o The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid.

         The federal income tax basis of the depreciable portion of the Buckhead
(Lenox  Park)  Property  and  the  Gwinnett  Place  Property  is   approximately
$14,700,000 and $11,100,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property are newly constructed hotels which commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an
Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:



                        Buckhead (Lenox Park) Property                                    Gwinnett Place Property
                 -----------------------------------------------------    -----------------------------------------------------
                    Average           Average             Revenue            Average           Average             Revenue
                   Occupancy        Daily Room         per Available        Occupancy        Daily Room         per Available
    Year             Rate              Rate                Room               Rate              Rate                Room
--------------   --------------    --------------     ----------------    --------------    --------------     ----------------
        *1997         42.93%          $  91.15              $39.13             39.08%            $85.97              $33.60
       **1998         75.20%             99.70               75.01             74.10%             87.36               64.73

      ***1999         81.00%            104.50               84.66             80.40%             88.16               70.84

* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 1998 represents the period January 1, 1998 through
         December 31, 1998.
***      Data for 1999 represents the period January 1, 1999 through
         December 31, 1999.

         The Company believes that the results achieved by the Properties for year-end 1997, are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period. On a proforma basis, had the Company owned the Properties as of January 1, 1998, combined net operating income before subordinated management fees would have been 1.19 times base rent for the 12 months ended December 31, 1998. Actual combined net income before subordinated management fees for the period January 1, 1999 through December 31, 1999, was 1.26 times base rent.

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four Courtyard by Marriott hotels, three Residence Inn by Marriott hotels, and one Marriott Suites(R)) were either newly constructed or in various stages of completion.

         On February 25, 1999, Hotel Investors purchased four of the Properties for an aggregate purchase price of approximately $90 million (the "Initial Hotels") and paid $10 million as a deposit on the four remaining Properties. The Initial Hotels are a Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), a Marriott Suites located in Dallas, Texas (the "Market Center Property"), a Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and a Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). On June 16, 1999, Hotel Investors purchased three additional Properties (the "Additional Hotels") for an aggregate purchase price of approximately $77 million. The Additional Hotels are a Courtyard by Marriott located in Scottsdale, Arizona (the "Scottsdale Downtown Property"), a Courtyard by Marriott located in Seattle, Washington (the "Lake Union Property") and a Residence Inn by Marriott located in Phoenix, Arizona (the "Phoenix Airport Property"). Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the property under the purchase and sale agreement. As of January 7, 2000, Hotel Investors owned seven of the newly constructed Properties (the "Seven Hotels").

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors, through a wholly owned subsidiary, CNL Hospitality Partners, LP
("Hospitality Partners"). Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, secured by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's Common Stock.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount" which is $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, described below, on a per share basis, adjusted for any distributions received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. On April 30, 1999, this loan was converted to 387,868 Shares of Common Stock. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrows' investment in the Company, the Advisor and Hotel Investors, certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property,  Ltd.,  the Dallas  Plano  Property  for  $11,684,000  from PLR1 Hotel
Property, Ltd., the Scottsdale Downtown Property for $19,614,216 from SAHD Property, LP, the Lake Union Property for $35,801,212 from Westlake Hotel
Property,  LP and the Phoenix Airport  Property for $21,351,707  from APRI Hotel

Property, LP. In connection with the purchase of the Seven Hotels, Hotel Investors, as lessor, entered into seven separate, long-term lease agreements. The lessee of the Seven Hotels is the same unaffiliated lessee. The leases on all seven Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o     The initial term of each lease expires on December 28, 2018.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

o     The leases require minimum rent payments as follows:



                                                                                  Minimum Annual Rent
                                                                             --------------------------------
                                                                                                 Year 2 and
                        Property                          Location              Year 1           Thereafter
         ----------------------------------------    --------------------    --------------     --------------
         Legacy Park Property                        Plano, TX                  $1,308,673         $1,341,390
         Market Center Property                      Dallas, TX                  3,399,319          3,484,302
         Hughes Center Property                      Las Vegas, NV               3,412,068          3,497,369
         Dallas Plano Property                       Plano, TX                   1,204,485          1,234,597
         Scottsdale Downtown Property                Scottsdale, AZ              2,022,084          2,072,636
         Lake Union Property                         Seattle, WA                 3,690,847          3,783,118
         Phoenix Airport Property                    Phoenix, AZ                 2,201,207          2,256,237


o In addition to minimum rent, for lease years one and two, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of a combined quarterly threshold of $11,885,000. For lease year three and thereafter, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of lease year two actual room revenues.

o The tenant of the Seven Hotels has established a FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows: (i) for the Legacy Park, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to Hotel Investors.

o The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Properties to be executed (but the period will in no event end earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the Properties during the one-year period. In addition, providing that all of the Properties have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the Properties equals 125% of total minimum rent due under the leases for 12 consecutive months; or that the lease is terminated pursuant to its terms (other than for an event of default). Although Marriott International, Inc. has entered into a management agreement relating to the Seven Hotels, it has not guaranteed the payments due under the leases.

         The estimated federal income tax basis of the depreciable portion of the Seven Hotels is as follows.

            Legacy Park Property                            $11,200,000
            Market Center Property                           30,500,000
            Hughes Center Property                           29,700,000
            Dallas Plano Property                            10,400,000
            Scottsdale Downtown Property                     16,900,000
            Lake Union Property                              29,300,000
            Phoenix Airport Property                         19,300,000


         The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. According to Hospitality Valuation Services (HVS) data, Dallas has more than 200 planned industrial districts and is home to over 250 insurance companies and many major oil companies. Since 1996, more than 20 regional and national companies have relocated to or completed expansions in the area. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. According to HVS data, in 1998, Las Vegas hosted approximately 4,000 conventions with more than 3.3 million people in attendance. The 1998 economic impact of conventions was an estimated $4.2 billion. In addition, Las Vegas is known as the "Entertainment Capital of the World," drawing more than 30 million visitors in 1998 and generating a 1998 hotel occupancy rate of 85.8% compared to the United States national average occupancy rate of 64%. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott.

         The Scottsdale Downtown Property is located approximately 15 miles northeast of Phoenix Sky Harbor International Airport and has 176 guest rooms and four suites. The Phoenix Airport Property is located approximately three miles north of Phoenix Sky Harbor International Airport and has 200 guest suites. According to HVS data, Arizona is one of the top two fastest growing states in the nation, second only to the state of Nevada. Phoenix is the fifteenth largest metropolis in the United States. Due to its location and climate, Phoenix has become a convention destination with more than 347,238 room nights booked in 1998. Other lodging facilities located in proximity to the Scottsdale Downtown Property include a Hampton Inn, a Fairfield Inn by Marriott, a Holiday Inn, a Comfort Suites, a Quality Suites, a Days Inn and a Ramada. Other lodging facilities located in proximity to the Phoenix Airport Property include a Double Tree Suites, an Embassy Suites, an Embassy Suites West, a Wyndham Garden Hotel and a Holiday Inn Select.

         The Lake Union Property is in downtown Seattle, near the University district and the Seattle Center area and has 248 guest rooms and two suites. According to HVS data, computer and electronic jobs in Seattle have grown by 300 percent in the past 20 years. Other lodging facilities located in proximity to the Lake Union Property include a Residence Inn by Marriott, a Hampton Inn & Suites, a Cavanaugh's Inn, a Warwick Hotel, a Mayflower and a Roosevelt Hotel.

         Since the Seven Hotels were constructed in late 1998 and the first half of 1999, limited operating history is available. Of the Seven Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, the hotels located on these Properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                             Revenue
                                                                          Average           Average            per
                                                                         Occupancy        Daily Room        Available
           Property                    Location            Year            Rate              Rate             Room
-------------------------------    ------------------    ----------    --------------    --------------    ------------
Legacy Park Property               Plano, TX                 *1998           8.20%          $  45.28       $    3.70
                                                            **1999          61.50%             89.09           54.80

Market Center Property             Dallas, TX                *1998          37.90%          $ 100.95       $   38.26
                                                            **1999          69.20%            115.34           79.87

Hughes Center Property             Las Vegas, NV             *1998          47.30%          $ 107.86       $   51.00
                                                            **1999          75.20%             94.16           70.85

Dallas Plano Property              Plano, TX                 *1998          46.70%          $  88.79       $   41.47
                                                            **1999          74.30%             75.38           56.03

Scottsdale Downtown
    Property                       Scottsdale, AZ           **1999          39.30%          $  76.95       $   30.26

Lake Union Property                Seattle, WA              **1999          69.70%          $ 116.72       $   81.34

Phoenix Airport Property           Phoenix, AZ              **1999          41.40%          $  83.88       $   34.70


* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

** Data for the Legacy Park, Market Center, Hughes Center and Dallas Plano Properties represents the period January 2, 1999 through December 31, 1999, and data for the Scottsdale Downtown, Lake Union and Phoenix Airport Properties represents the period May 22, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Initial Hotels for 1998, and the Additional Hotels for 1999, as shown in the table above, are not indicative of their long-term operating potential since they each had been open for less than one year.

         Courtyard by Marriott located in Philadelphia, Pennsylvania. On November 16, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) (the "LLC"), a limited liability company, a portion of which is indirectly owned by Marriott International, Inc., for $57,876,349. The sole purpose of the LLC is to own and lease a Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania (the "Philadelphia Downtown Property").

         The LLC acquired and renovated the Philadelphia Downtown Property, which is its sole asset. The LLC, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of seven years, five months and 14 days each.

o        The lease will require minimum rent payments of $6,500,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease will require percentage rent equal to seven percent of total hotel revenues, in excess of total hotel revenues for the second lease year.

o A security deposit equal to $3,150,000 will be retained by the Company as security for the tenant's obligations under the lease until the end of the fifth lease year, at which time such security deposit will be reduced to $2,000,000.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the LLC as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $7,300,000.

o Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

         The estimated federal income tax basis of the depreciable portion of the Philadelphia Downtown Property is approximately $58 million.

         The Philadelphia Downtown Property is a recently restored building listed on the National Register of Historic Places. The hotel commenced operations in late November 1999. The Philadelphia Downtown Property is located in the historic Penn Square district of Philadelphia and has 477 guest rooms and 21 suites, approximately 6,375 square feet of meeting and banquet rooms, a 160-seat cafe, an 80-seat lobby lounge, a gift shop, an exercise room and an indoor pool and whirlpool. According to HVS data, Philadelphia is the fifth most populous city in the United States, home to approximately 1.5 million residents. Just three blocks from the hotel is the 1.3 million-square-foot Pennsylvania
Convention Center which hosted more than 180 events in 1999 with more than 817,000 people in attendance. Several historical and cultural sites are also within walking distance of the hotel, including Independence National Historical Park, home of the Liberty Bell, and Penn Station. Also in close proximity to the Philadelphia Downtown Property is the Reading Terminal Market, and indoor restaurant and retail area, and the Avenue of the Arts, the city's premier art, theater and music district. Fine restaurants, recreational facilities and a central shopping district with landmark department stores are equally close. Other lodging facilities located in proximity to the Philadelphia Downtown

Property include a Marriott(R) Hotel, a Doubletree Hotel, a Wyndham Hotel, an Embassy Suites, a Crowne Plaza, a Hawthorne Suites, a Sheraton Hotel, an Omni Hotel and a Holiday Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are as follows:

                              Philadelphia Downtown Property
                 ------------------------------------------------------
                    Average            Average             Revenue
                   Occupancy          Daily Room        per Available
   Year              Rate                Rate               Room
-----------      --------------     ---------------    ----------------

     *1999          25.20%             $114.95             $28.97

* Data for the Philadelphia Downtown Property represents the period November 20, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Property for year-end 1999, are not indicative of its long-term operating potential, as the Property had been open for less than two months during the reporting period.

         Residence Inn by Marriott located in Mira Mesa, California. On December 10, 1999, the Company acquired a Residence Inn located in Mira Mesa, California (the "Mira Mesa Property") for $15,530,000 from Residence Inn by Marriott, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease will require minimum rent payments of $1,542,300 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease will require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $474,554 will be retained by the Company as security for the tenant's obligations under the lease.

o The tenant will establish an FF&E Reserve. Deposits to the FF&E Reserve will be made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $1,542,300.

         The estimated federal income tax basis of the depreciable portion of the Mira Mesa Property is approximately $13.6 million.

         The Mira Mesa Property is a newly constructed hotel which commenced operations in late September 1999. The Mira Mesa Property is located in the Sorrento Valley area of northern San Diego, California, approximately 18 miles north of the downtown San Diego area, in the suburb of Sorrento Mesa. The hotel has 150 guest suites, approximately 689 square feet of meeting space, a restaurant and an indoor exercise room. According to the San Diego Regional Economic Development Corporation, the San Diego area has more than 350 computer software companies, the fourth-largest concentration of biotechnology companies in the world and the third-highest concentration of telecommunications companies in the world. According to HVS data, San Diego is a growing center for wireless communications. San Diego's telecommunications industry has grown 26% each year since 1993, and provides more than 25,000 jobs. Due to the tremendous growth in the telecommunications and biomedical industries, San Diego area office occupancy rose to 97% in 1998. To meet the demands, approximately 300,000 square feet of new, high-end office space is currently under construction, including the 150,000-square-foot Uniden building located approximately one block from the Mira Mesa Property. In addition, more than one million square feet of industrial and research and development space is under development in Sorrento Mesa. A number of attractions and shopping areas are in close proximity to the Mira Mesa Property, including Old Town San Diego, Sea World(R) California, the San Diego Zoo and Qualcomm Stadium. The hotel is accessible by a variety of local, county, state and interstate highways, and is less than 11 miles from the San Diego International Airport. Other lodging facilities located in proximity to the Mira Mesa Property include a Doubletree Hotel, a Wyndham Garden Hotel, an Embassy Suites, a Courtyard by Marriott and another Residence Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are estimated to be as follows:

                                   Mira Mesa Property
                 ------------------------------------------------------
                    Average            Average             Revenue
                   Occupancy          Daily Room        per Available
   Year              Rate                Rate               Room
-----------      --------------     ---------------    ----------------

     *1999            74%                $104              $76.96

* Data for the Mira Mesa Property represents the period September 20, 1999 through December 31, 1999.

         The Company believes that the results achieved by the Property for year-end 1999, may or may not be indicative of its long-term operating potential, as the Property had been open for less than four months during the reporting period.

         Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott International is a leading worldwide hospitality company with operations in the United States and 56 other countries and territories.
According to Marriott data, as of September 1999, Marriott International had more than 1,810 hotels and resorts totalling approximately 345,000 rooms and 4,400 timeshare villas worldwide.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of September 1999, Residence Inn by Marriott is the top extended-stay lodging chain in the world, with 312 hotels in the United States and seven in Canada and Mexico.

         Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of September 1999, Courtyard by Marriott is the leading United States moderate price chain with 450 Courtyard by Marriott hotels in the United States, Europe and the Asia-Pacific region.

         Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of September 1999, there were 345 Marriott Hotels, Resorts and Suites, 247 properties in the United States and 98 in 43 other countries and territories.

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott International or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry.

PENDING INVESTMENTS

         The   following   information   updates  and   replaces   the  "Pending
Investments" section of the Prospectus.

         As of January 7, 2000, the Company had initial commitments to acquire, directly or indirectly, six hotel properties. These Properties are one Courtyard by Marriott (in Orlando, Florida), one Fairfield Inn by Marriott (in Orlando, Florida), two SpringHill Suites(TM) by Marriott(R) (one in each of Orlando, Florida and Gaithersburg, Maryland), one Residence Inn by Marriott (in Merrifield, Virginia) and one TownePlace Suites(R) by Marriott(R) (in Newark, California). The acquisition of each of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire all of these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                Estimated Purchase       Lease Term and             Minimum Annual
Property                               Price             Renewal Options                 Rent                   Percentage Rent
---------------------------------------------------  -----------------------  ----------------------- ------------------------------
Courtyard by Marriott                   (2)          15 years; two ten-year   10% of the Company's    for each lease year after the
Orlando, FL (1)                                      renewal options          total cost to purchase  second lease year, 7% of
(the "Courtyard Little Lake                                                   the property            revenues in excess of revenues
Bryan Property")                                                                                      for the second lease year
Hotel under construction

Fairfield Inn by Marriott               (2)          15 years; two ten-year   10% of the Company's    for each lease year after the
Orlando, FL (1)                                      renewal options          total cost to purchase  second lease year, 7% of
(the "Fairfield Inn Little Lake                                               the property            revenues in excess of revenues
Bryan Property")                                                                                      for the second lease year
Hotel under construction

SpringHill Suites by Marriott           (2)          15 years; two ten-year   10% of the Company's    for each lease year after the
Orlando, FL (1)                                      renewal options          total cost to purchase  second lease year, 7% of
(the "SpringHill Suites Little                                                the property            revenues in excess of revenues
Lake Bryan Property")                                                                                 for the second lease year
Hotel under construction

Residence Inn by Marriott           $18,816,000      15 years; two ten-year   10% of the Company's    for each lease year after the
Merrifield, VA (3)                                   renewal options          total cost to purchase  second lease year, 7% of
(the "Residence Inn Merrifield                                                the property            revenues in excess of revenues
Property")                                                                                            for the second lease year
Hotel under construction

SpringHill Suites by Marriott       $15,215,000      15 years; two ten-year   10% of the Company's    for each lease year after the
Gaithersburg, MD (3)                                 renewal options          total cost to purchase  second lease year, 7% of
(the "SpringHill Suites                                                       the property            revenues in excess of revenues
Gaithersburg Property")                                                                               for the second lease year
Hotel under construction

TownePlace Suites by Marriott       $13,600,000      15 years; two ten-year   10% of the Company's    for each lease year after the
Newark, CA (3) (4)                                   renewal options          total cost to purchase  second lease year, 7% of
(the "TownePlace Suites                                                       the property            revenues in excess of revenues
Newark Property")                                                                                     for the second lease year
Hotel under construction

FOOTNOTES:

(1)      The leases for the  Courtyard  Little Lake  Bryan,  the  Fairfield  Inn
         Little  Lake  Bryan  and  the  SpringHill   Suites  Little  Lake  Bryan
         Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties is approximately $100 million.

(3) The leases for the Residence Inn Merrifield, the SpringHill Suites Gaithersburg and the TownePlace Suites Newark Properties are expected to be with the same unaffiliated lessee.

(4) The Company may be obligated to fund up to an additional $1 million in construction costs relating to this property.

         Little Lake Bryan Properties. Three of the properties are located in Little Lake Bryan, a 300-acre community planned by The Little Lake Bryan Company. Included in the proposed acquisition are a 314-room Courtyard by Marriott, a 389-room Fairfield Inn by Marriott and a 398-room SpringHill Suites by Marriott (formerly Fairfield Suites(R) by Marriott(R)). The hotels are being developed by Marriott International, Inc. with completion scheduled for the year 2000. The community is less than five miles from the WALT DISNEY WORLD(R) Resort and less than ten miles from Sea World(R) Orlando, Universal Studios Escape(R) and the Orange County Convention Center.

         As shown below, the lodging market in the Lake Buena Vista area averaged 77% occupancy and an average daily room rate of $121 for 1998. The Lake Buena Vista lodging market also achieved a 9.6% growth in room demand on a compounded annual basis over the last ten years. The following table reflects the hotel occupancy rates and daily room rates for hotels in the Orlando area:

                       ORLANDO AREA HOTEL OCCUPANCY RATES
                          AND AVERAGE DAILY ROOM RATES

                                     ORLANDO                                       LAKE BUENA VISTA*
                                              AVERAGE                                            AVERAGE
                      OCCUPANCY              DAILY ROOM                  OCCUPANCY             DAILY ROOM
    YEAR                 RATE                   RATE                       RATE                   RATE
--------------    -------------------   ---------------------        ------------------     ------------------
    1993                72.2%                  $64.61                      74.7%                  $103.09
    1994                71.3%                   65.85                      76.3%                   100.26
    1995                74.6%                   68.55                      80.3%                    96.99
    1996                80.1%                   73.04                      82.5%                   104.65
    1997                78.7%                   80.99                      80.2%                   116.18
    1998                74.7%                   84.64                      76.9%                   121.48

* Little Lake Bryan is part of the Lake Buena Vista market area.

Source:  Smith Travel Research

         According to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, Central Florida is one of the top five travel destinations in the United States and leisure travel to Orlando continues to grow. The number of domestic non-Florida leisure travelers visiting Orlando in 1997 increased 16.1% over 1996. In 1997, Universal Studios Escape(R) drew an estimated 8.9 million visitors and Sea World(R) Orlando had an estimated 4.9 million visitors. Area attractions continue to grow with new developments.

         In addition, according to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, visitor arrivals at Orlando International Airport increased from approximately 21,500,000 passengers in 1993, to 27,300,000 passengers in 1997. The number of domestic non-Florida business travelers during 1997 increased 22.1% over 1996. In addition, more than six million international visitors arrived in Florida in 1997, for a national market share of 25.1%. The Orlando area claimed 11.5% of the national market share. On average, international visitors spent $800 per person/per trip, excluding airfare, while visiting Orlando in 1997.

         The Orange County Convention Center recently completed a new phase of development. With 1.1 million square feet of exhibition space, an independent study ranked the center as number two in the nation for continuous exhibition space. The following table reflects the number of events which took place at the Orange County Convention Center between 1994 and 1998 and attendance levels for those events:

                            ORANGE COUNTY CONVENTION
                                CENTER ATTENDANCE

Year                    Number of Events                 Attendance
----                    ----------------                 ----------
1994                          188                          705,824
1995                          168                          700,429
1996                          240                        1,017,679
1997                          260                          930,219
1998                          244                          967,363

Source:  Orlando/Orange County CVB

         Merrifield Property. The Merrifield Property, which is scheduled to open in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property is expected to include 149 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The Property is located in Fairfax County, and according to HVS data, it is one of the fastest-growing areas in the Washington D.C. area. The hotel's specific location is within Jefferson Park, the site of the national headquarters for the American Red Cross. The office park is currently under expansion with the construction of two 208,000-square-foot buildings that will house additional Red Cross employees. Jefferson Park is also expanding with a new residential development of approximately 48 townhomes with an average price of approximately $275,000 per unit. The area surrounding the hotel site is comprised of commercial, retail, residential and office developments. The Yorktowne Center, a commercial/retail development, is to the immediate west of the property. Eight Merrifield community shopping centers are within a radius of eight miles from the Residence Inn. The Galleria mall, located just five miles from the hotel, contains approximately one million square feet of retail space and features major retail department stores, jewelry stores and boutiques. Located approximately 12 miles northwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government.

         Gaithersburg Property. The Gaithersburg Property, which is scheduled to open in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property is expected to include 162 guest suites and approximately 500 square feet of meeting space. The hotel is a few hundred yards south of a fully leased office, retail, dining and entertainment complex called Gaithersburg Washingtonian Center (Rio Center), which features retail outlets, restaurants and entertainment. Another prominent office complex, the Avenel Business Park, is less than three miles from the hotel. Avenel Business Park houses a number of major companies and is 96% leased with plans for a 177,000-square-foot expansion in 2000. The National Institute of Standards of Technology (NIST), a federal government technology research facility, is just four miles north of the SpringHill Suites property. In addition, the property is located approximately 15 miles northwest of the nation's capital.

         Newark Property. The Newark Property, which is scheduled to open in June 2000, is a TownePlace Suites by Marriott located in Newark, California, near Silicon Valley. The Newark Property is expected to resemble a garden apartment complex and include 127 guest suites. According to HVS data, Silicon Valley is home to more than 33% of the 100 largest technology firms launched since 1965 and currently boasts 11% of the nation's high-technology jobs. In 1998 alone, more than 50,000 new jobs were created in the area. Due to this high concentration of high-technology employment, personal wealth levels in the area are 21.2% higher than the national average. The Silicon Valley area is home to a number of Fortune 500 high technology companies. One major high technology firm, located just three miles from the hotel, recently completed a 1.1 million square-foot expansion for its worldwide training facility and has broken ground on an 800,000-square-foot research and development site. Additional business growth within 3.5 miles includes the expansion of the Ardenwood Business Park and the Baypoint Center Technology Park, a 500,000-square-foot research and development property. The property is readily accessible by a variety of local and county roadways, as well as some state highways. The San Jose International Airport is located approximately 14 miles south of the hotel and the Oakland International Airport is approximately 18 miles north of the property.

         Marriott Brands. Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of September 1999, there were more than 400 Fairfield Inn by Marriott hotels nationwide.

         SpringHill Suites by Marriott is Marriott's new, all-suite hotel in the upper-moderate tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of September 1999, SpringHill Suites by Marriott had 30 hotels and was projected to grow to 32 hotels by year-end 1999 and 125 properties over the next five years with locations throughout the United States.

         TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of September 1999, there were 48 TownePlace Suites by Marriott. Marriott expects this brand to reach 130 hotels in 2000.

         The following chart provides additional information on systemwide occupancy levels for Marriott lodging brands:

                          Total Occupancy Rate for 1998
                          Marriott Brand as Compared to
                              U.S. Lodging Industry

                                                               Occupancy Rate
                                                               --------------
U.S. Lodging Industry                                              64.0%
Courtyard by Marriott                                              77.6%
Fairfield Inn by Marriott                                          72.4%
Marriott Hotels, Resorts and Suites                                75.9%
Residence Inn by Marriott                                          80.6%

              Source: Smith Travel Research (U.S. Lodging Industry only) and Marriott International, Inc. 1998 Form 10-K

                  SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                 Nine Months Ended
                                     September 30, 1999     September 30, 1998               Year Ended December 31,
                                        (Unaudited)             (Unaudited)
                                                                                        1998          1997 (1)       1996 (2)
                                     -------------------    --------------------    -------------    ------------    ----------
Revenues                                   $6,402,130            $1,026,740           $1,955,461        $ 46,071         $  --
Net earnings                                4,314,045               583,842              958,939          22,852            --
Cash distributions declared (3)             6,331,072               619,131            1,168,145          29,776            --
Funds from operations (4)                   6,129,738               737,508            1,343,105          22,852            --
Earnings per Share:
    Basic                                        0.34                  0.28                 0.40            0.03            --
    Diluted                                      0.33                  0.28                 0.40            0.03            --
Cash distributions declared per
    Share                                        0.54                  0.29                 0.46            0.05            --
Weighted average number of
    Shares outstanding (5):
       Basic                               12,652,059             2,082,845            2,402,344         686,063
       Diluted                             17,509,791             2,082,845            2,402,344         686,063

                                     September 30, 1999     September 30, 1998                     December 31,
                                        (Unaudited)             (Unaudited)
                                                                                        1998            1997           1996
                                     -------------------    --------------------    -------------    ------------    ----------
Total assets                             $198,384,857           $36,387,230          $48,856,690      $9,443,476      $598,190
Total stockholders' equity                196,460,350            24,567,655           37,116,491       9,233,917       200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 32%, 6%, 18% and 23% of cash distributions for the nine months ended September 30, 1999 and 1998, and the years ended December 31, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information included in this Prospectus Supplement and in the Prospectus.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information should be read in conjunction with the section of the Prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The following information, including, without limitation, the Year 2000 Readiness disclosure, that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. These statements generally are characterized by the use of terms such as "believe", "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's Line of Credit and security agreement, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp. The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of Shares of Common Stock.

                         LIQUIDITY AND CAPITAL RESOURCES

COMMON STOCK OFFERINGS

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced this offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Of the 27,500,000 Shares of Common Stock offered, 2,500,000 are available only to stockholders purchasing Shares through the Reinvestment Plan. As of September 30, 1999, the Company had received subscriptions for 7,324,841 Shares totalling $73,248,406 in Gross Proceeds from this offering, including $232,466 (23,246 Shares) through the Company's Reinvestment Plan. The price per Share and the other terms of this offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are substantially the same as those for the Initial Offering.

         As of September 30, 1999, net proceeds to the Company from its Initial Offering and this offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $199,000,000. The Company had used net proceeds from the offerings to invest, directly or indirectly, approximately $63,100,000 in nine hotel Properties, to pay $6,320,000 as deposits on four additional hotel Properties, to redeem 3,000 Shares of Common Stock for $27,600 and to pay approximately $11,300,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $118,000,000 as of September 30, 1999, available for investment in Properties and Mortgage Loans.

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 45,000,000 Shares of Common Stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of this offering. Of the 45,000,000 Shares of Common Stock expected to be offered, up to 5,000,000 Shares are expected to be available to stockholders purchasing shares through the Reinvestment Plan. The price per Share and the other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, are expected to be substantially the same as those for the Initial Offering and this offering.

         As of January 7, 2000, the Company had received aggregate subscriptions for 29,217,898 Shares totalling $292,178,981 in Gross Proceeds from its Initial Offering and this offering, including 50,392 Shares totalling $503,917 through the Reinvestment Plan. As of January 7, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $262,100,000. The Company has used net proceeds from the offerings to invest, directly or indirectly, approximately $135,700,000 in 11 hotel
Properties, to pay $6,600,000 as deposits on five additional hotel Properties, to redeem 12,885 Shares of Common Stock for $118,542 and to pay approximately $14,300,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $105,200,000 available for investment in Properties and Mortgage Loans. See "Business -- Pending Investments" for information on four Properties the Company has entered into commitments to acquire.

         The Company expects to use net proceeds it has received from its Initial Offering and this offering, plus any additional net proceeds from the sale of Shares, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See the section of the Prospectus entitled "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company currently has a $30,000,000 initial Line of Credit, as described below. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

LINE OF CREDIT AND SECURITY AGREEMENT

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $94,000. The proceeds from the Line of Credit were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties. As of September 30, 1999, the Company has no amounts outstanding under the Line of Credit. The Company had not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.


INTEREST RATE RISK

         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down any outstanding balances on the Line of Credit from offering proceeds should interest rates rise substantially.

PROPERTY ACQUISITIONS AND INVESTMENTS

         In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Properties. At the time the agreement was entered into, the eight Properties (four Courtyard by Marriott hotels, three Residence Inn by Marriott hotels, and one Marriott Suites) were either newly constructed or in various stages of completion.

         On February 25, 1999, Hotel Investors purchased the four Initial Hotels for an aggregate purchase price of approximately $90 million and paid $10 million as a deposit on the four remaining Properties. The Initial Hotels were a Courtyard by Marriott located in Plano, Texas, a Marriott Suites located in Dallas, Texas, a Residence Inn by Marriott located in Las Vegas, Nevada and a Residence Inn by Marriott located in Plano, Texas. On June 16, 1999, Hotel Investors purchased three Additional Hotels for an aggregate purchase price of approximately $77 million. The Additional Hotels were a Courtyard by Marriott located in Scottsdale, Arizona, a Courtyard by Marriott located in Seattle, Washington and a Residence Inn by Marriott located in Phoenix, Arizona. Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement.

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors, through a wholly owned subsidiary, Hospitality Partners. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by the Hotel Investors Loan.

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Class A Preferred Stock, and the Company received 37,979 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a predetermined formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's Common Stock.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, described below, on a per share basis, adjusted for any distributions received from the Company. Cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. On April 30, 1999, this loan was converted to 387,868 Shares of Common Stock. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrows' investment in the Company, the Advisor and Hotel Investors, certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999. In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.6 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         Hotel Investors, the LLC and the Company, as lessors, have entered into long-term, triple-net leases with operators of Hotel Chains, as described below in "Liquidity Requirements."

CAPITAL COMMITMENTS

         As of January 7, 2000, the Company had initial commitments to acquire, directly or indirectly, six hotel Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire all of these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with three of these agreements, the Company has a deposit, in the form of a letter of credit, collateralized by a certificate of deposit, amounting to $5 million. In connection with two of the remaining agreements, the Company has a deposit of approximately $1.6 million held in escrow. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of January 7, 2000, the Company had not entered into any arrangements creating a reasonable probability a Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of January 7, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

CASH AND CASH EQUIVALENTS

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 1999, the Company had $118,019,624 invested in such short-term investments as compared to $13,228,923 at December 31, 1998. The increase in the amount invested in short-term investments is primarily attributable to proceeds received from the sale of Shares of Common Stock. These funds will be used to purchase additional Properties and make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

LIQUIDITY REQUIREMENTS

         The Company expects to meet its short-term liquidity requirements, other than for offering expenses, acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its Line of Credit.

         Due to the fact that the Company leases its Properties on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities, management does not believe that working capital reserves are necessary at this time. Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The Company expects to meet its other short-term liquidity requirements, including payment of offering expenses, Property acquisitions and development and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its Line of Credit and proceeds from its offerings.

         The Company expects to meet its long-term liquidity requirements through short or long-term, unsecured or secured debt financing or equity financing.

DISTRIBUTIONS

         During the nine months ended September 30, 1999 and 1998, the Company generated cash from operations (which includes cash received from tenants, and dividend, interest and other income received, less cash paid for operating expenses ) of $4,642,118 and $2,047,046, respectively. Based on current and anticipated future cash from operations and dividends due to the Company from Hotel Investors at September 30, 1999 (and received in October 1999), the Company declared and paid Distributions to its stockholders of $6,331,072 and $619,131 during the nine months ended September 30, 1999 and 1998, respectively. In addition, on October 1, November 1, and December 1, 1999, the Company declared Distributions to stockholders of record on October 1, November 1, and December 1, 1999, totalling $1,352,274, $1,468,292 and $1,615,415, respectively
($0.0604 per Share), payable in December 1999. On January 1, 2000, the Company declared Distributions to stockholders of record on January 1, 2000, totalling $1,745,931 ($0.0604 per Share), payable in March 2000. For the nine months ended September 30, 1999 and 1998, approximately 73 percent and 94 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 27 percent and 6 percent, respectively, was considered a return of capital for federal income tax purposes. The characterization for tax purposes of Distributions declared for the nine months ended September 30, 1999, may not be indicative of actual results for the year ending December 31, 1999. No amounts distributed or to be distributed to the stockholders as of January 7, 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

AMOUNTS DUE TO RELATED PARTIES

         During the nine months ended September 30, 1999 and 1998, Affiliates of the Company incurred on behalf of the Company $2,387,955 and $158,184, respectively, for certain Organizational and Offering Expenses, $530,233 and $220,575, respectively, for certain Acquisition Expenses and $285,847 and $64,422, respectively, for certain Operating Expenses. As of September 30, 1999 and December 31, 1998, the Company owed the Advisor $307,977 and $318,937, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of gross offering proceeds.

                              RESULTS OF OPERATIONS

REVENUES

         As of September 30, 1999, the Company had acquired nine Properties, either directly or indirectly through Hotel Investors, consisting of land, buildings and equipment, and had entered into a long-term, triple-net lease agreement relating to each of these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $1,204,000 to $3,691,000, which are payable in monthly installments. The leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenants pay contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties directly or indirectly owned by the Company at September 30, 1999, have been reported as additional rent.

         During the nine months ended September 30, 1999 and 1998, the Company earned rental income of $2,255,968 and $487,400, respectively, from the two wholly owned Properties ($769,422 and $487,400 of which was earned during the quarters ended September 30, 1999 and 1998, respectively). Contingent rental income of $38,342 and $62,688 was earned for the quarter and nine months ended September 30, 1999, respectively. No contingent rental income was earned for the nine months ended September 30, 1998. The Company also earned $194,301 and $41,099 in FF&E Reserve income during the nine months ended September 30, 1999 and 1998, respectively ($68,268 and $41,099 of which was earned during the quarters ended September 30, 1999 and 1998, respectively). The increase in rental income, contingent rental income and FF&E Reserve income is due to the fact that the Company owned its two wholly owned Properties for the full nine months ended September 30, 1999, as compared to approximately three months during the nine months ended September 30, 1998. Because the Company has not yet acquired all of its Properties, revenues for the nine months ended September 30, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the nine months ended September 30, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, during the quarter and nine months ended September 30, 1999, the Company recognized $926,687 and $1,826,818, respectively, in dividend income and $167,283 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $759,404 and $1,269,085, respectively.

         During the nine months ended September 30, 1999 and 1998, the Company also earned $2,125,043 and $498,241, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income ($1,217,304 and $127,082 of which was earned during the quarters ended September 30, 1999 and 1998, respectively). The increase in interest income during the nine months ended September 30, 1999, as compared to the nine months ended September 30, 1998, was attributable to the receipt of offering proceeds being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties or Mortgage Loans. As Net Offering Proceeds from the Company's Initial Offering and this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

SIGNIFICANT TENANTS

         During the nine months ended September 30, 1999, two lessees, STC Leasing Associates, LLC (which operates and leases the two Properties) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors), each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott(R) brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

EXPENSES

         Operating expenses, including interest expense and depreciation and amortization expense, were $1,530.352 and $442,898 for the nine months ended September 30, 1999 and 1998, respectively ($392,902 and $273,712 of which were incurred for the quarters ended September 30, 1999 and 1998, respectively). Total operating expenses were greater due to the fact that the Company owned its two wholly owned Properties for the full nine months ended September 30, 1999, as compared to approximately three months during the nine months ended September 30, 1998. Asset Management Fees and depreciation and amortization expenses are expected to increase as the Company acquires additional Properties and invests in Mortgage Loans.

OTHER

         The tenants of the Properties owned by the Company, either directly or indirectly through Hotel Investors, have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the seven Properties owned indirectly, to Hotel Investors. For the nine months ended
September 30, 1999, revenues relating to the FF&E Reserve of the Properties directly owned by the Company totalled $194,301, and indirectly owned through Hotel Investors totalled $257,259. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

                         YEAR 2000 READINESS DISCLOSURE

OVERVIEW OF YEAR 2000 COMPLIANCE ISSUES

         The year 2000 compliance issues concern the ability of information and non-information technology systems to properly recognize and process date-sensitive information beyond January 1, 2000. The failure to accurately recognize the year 2000 could result in a variety of problems from data miscalculations to the failure of entire systems.

READINESS STATUS

         The Advisor and its Affiliates generally provide all services requiring the use of information and some non-information technology systems pursuant to an Advisory Agreement with the Company. The Company generally does not directly own information technology systems. The non-information technology systems of the Advisor, its Affiliates and the Company are primarily facility related and include hotel and building security systems, elevators, fire suppressions, HVAC, electrical systems and other utilities. In early 1998, Affiliates of the Advisor formed a year 2000 committee (the "Y2K Team") that assessed the readiness of any systems that were date sensitive and competed upgrades for the hardware equipment and software that was not year 2000 compliant, as necessary. The cost for these upgrades and other remedial measures was the responsibility of the Advisor and its Affiliates. The Company has not incurred, and the Advisor and its Affiliates do not expect that the Company will incur, any costs in connection with the year 2000 remedial measures. In addition, the Y2K team requested and received certifications of compliance from other companies with which the Advisor, its Affiliates, and the Company have material third party relationships.

         In assessing the risks presented by the year 2000 compliance issues, the Y2K Team identified potential worst case scenarios involving the failure of the information and non-information technology systems used by the Company's transfer agent, financial institutions and tenants. As of January 7, 2000, the Company did not experience material disruption or other significant problems in its information and non-information technology systems. In addition, as of the same date, the Advisor is not aware of any material year 2000 compliance issues relating to information and non-information technology systems of third parties with which the Company maintains material relationships, including those of the Company's transfer agent, financial institutions and tenants. Additionally, the Company's interactions with the systems of its transfer agent, financial institutions and tenants, have functioned normally. Until the Company's first distribution in 2000 and the delivery of the information by the transfer agent to stockholders in early 2000, the Advisor will continue to monitor the year 2000 compliance of the transfer agent. In addition, the Advisor continues to monitor the systems used by the Company and to maintain contact with third parties with which the Company has material relationships with respect to year 2000 compliance and any year 2000 issues that may arise at a later date. The Advisor will develop contingency plans relating to ongoing year 2000 issues at the time that such issues are identified and such plans are deemed necessary.

         Based on the information provided to the Y2K team, the upgrade and remedial measures by the Advisor and its Affiliates, and the normal functioning to date of information and non-information technology systems used by the Company and those third parties, the Advisor does not foresee significant risks associated with its year 2000 compliance at this time. In addition, the Advisor and its Affiliates do not expect to incur any additional costs in connection with the year 2000 compliance efforts. However there can be no assurance that the Advisor and its Affiliates or any third parties will not have ongoing year 2000 compliance issues that may have adverse effects on the Company.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the "Directors and Executive Officers" section of the Prospectus.

         The Directors and executive officers of the Company are listed below:

         Name                   Age            Position with the Company
         ----                   ---            -------------------------
James M. Seneff, Jr.             53            Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne                 52            Director, Vice Chairman of the Board, and President
Matthew W. Kaplan                37            Director
Charles E. Adams                 37            Independent Director
Lawrence A. Dustin               54            Independent Director
John A. Griswold                 51            Independent Director
Craig M. McAllaster              48            Independent Director
Charles A. Muller                41            Chief Operating Officer and Executive Vice President
C. Brian Strickland              37            Vice President of Finance and Administration
Jeanne A. Wall                   41            Executive Vice President
Lynn E. Rose                     51            Secretary and Treasurer

     James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or co-venturer in over 100 real estate ventures. These ventures have involved the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive

Officer of CNL Financial Group, Inc. since its formation in 1980. CNL Financial Group, Inc. is the parent company of CNL Real Estate Services, Inc., and the parent company of CNL Hospitality Corp., the Advisor; and of CNL Capital Markets, Inc., the parent company of CNL Investment Company. CNL Investment Company is the parent company of CNL Securities Corp., the Managing Dealer in this offering. Mr. Seneff currently serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company. He also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Health Care Corp., its advisor. Since 1992, Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through September 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. until it merged with the company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of the following affiliated companies since formation: CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida
Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

     Robert A. Bourne. Director, Vice Chairman of the Board and President. Since joining CNL Securities Corp. in 1979, Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne is the President and Treasurer of CNL Financial Group, Inc. (formerly CNL Group, Inc.). He is also a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company. Mr. Bourne is a director and President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust; as well as a director and President of CNL Health Care Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served in the following positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with the company: director from 1994 through August 1999, Treasurer from July 1998 through August 1999, President from 1994 through September 1997, and Vice Chairman of the Board from September 1997 through August 1999. Mr. Bourne holds the following positions for these affiliates of CNL Financial Group, Inc.: director, President and Treasurer of CNL Investment Company; director, President, Treasurer, and Registered Principal of CNL Securities Corp., a subsidiary of CNL Investment Company and the Managing Dealer for this offering; and director, President, Treasurer, and Chief Investment Officer of CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

     Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director a WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of

Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and a M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

     Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North
Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and a M.B.A. from Harvard Graduate School of Business in 1989.

     Lawrence A. Dustin. Independent Director. Mr. Dustin is president of the lodging division of Travel Services, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin was a principal of BBT, an advisory company specializing in hotel operations, marketing and development, from September 1998 to August 1999. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan, and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer, and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

     John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

     Craig M. McAllaster. Independent Director. Dr. McAllaster has served as director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, a M.S. from Alfred University in 1981 and a M.A. and Doctorate from Columbia University in 1987.

     Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broadbased hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, Pannell Kerr Forster and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

     C. Brian Strickland. Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., the Advisor, and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as the forecasting, budgeting and cash management activities. He is also responsible for SEC compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity of director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional development offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

     Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President and a director of CNL Hospitality Corp., the Advisor to the Company. Ms. Wall also serves as Executive Vice President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and CNL Health Care Corp., its advisor. She also serves as a director for CNLBank. Ms. Wall serves as Executive Vice President of CNL Financial Group, Inc. (formerly CNL Group, Inc.). Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development, communications and investor services for programs offered through participating brokers. Ms. Wall also served as Senior Vice President of CNL Institutional Advisors Inc., a registered investment advisor, from 1990 to 1993. Ms. Wall served as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through 1997, and served as Vice President of CNL Realty Advisors, Inc. from its inception in 1991 through 1997. Ms. Wall also served as Executive Vice President of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and as Executive Vice President of CNL Fund Advisors, Inc., its advisor, from 1994 through August 1999, at which point it merged with CNL American Properties Fund, Inc. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association, is a member of the Corporate Advisory Council for the International Association for Financial Planning and is a member of IWF, International Women's Forum. In addition, she previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Health Care Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which point it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. (formerly CNL Group, Inc.) since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 50 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

     CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

     The directors and executive officers of the Advisor are as follows:

         James M. Seneff, Jr.....................Chairman of the Board, Chief Executive Officer, and Director
         Robert A. Bourne........................Vice Chairman of the Board, President, and Director
         Matthew W. Kaplan.......................Director
         Charles A. Muller.......................Chief Operating Officer and Executive Vice President
         C. Brian Strickland.....................Senior Vice President of Finance and Administration
         Jeanne A. Wall..........................Executive Vice President and Director
         Lynn E. Rose............................Secretary, Treasurer, and Director

         Management anticipates that any transaction by which the Company would become self-administered would be submitted to the stockholders for approval.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $6,904,047 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through January 7, 2000, the Company incurred $10,657,976 of such fees in connection with this offering, the majority of which has been or will be paid as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through January 7, 2000, the Company incurred $710,532 of such fees in connection with this offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through January 7, 2000, the Company incurred $6,394,785 of such fees in connection with this offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 1999 and the year ended December 31, 1998, the Company incurred $87,146 and $68,114, respectively, of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 1999, and the years ended December 31, 1998 and 1997, the Company incurred a total of $2,676,528, $644,189 and $192,224, respectively, for these services, $2,467,852,

$494,729 and $185,335, respectively, of such costs representing stock issuance costs, $0, $9,084 and $0, respectively, representing acquisition related costs and $208,676, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         All amounts paid by the Company to Affiliates are believed by the Company to be fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Health Care Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of September 30, 1999, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 81,000 investors, and owned interests in approximately 1,400 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                     Number of              Date 90% of Net
                                                                                     Limited                Proceeds Fully
                            Maximum                                                  Partnership            Invested or
Name of                     Offering                                                 Units or               Committed to
Entity                      Amount (1)                 Date Closed                   Shares Sold            Investment (2)
------                      ----------                 -----------                   -----------            --------------
CNL Income                  $15,000,000                December 31, 1986             30,000                 December 1986
Fund, Ltd.                  (30,000 units)

CNL Income                  $25,000,000                August 21, 1987               50,000                 November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000                April 29, 1988                50,000                 June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000                December 6, 1988              60,000                 February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000                June 7, 1989                  50,000                 December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000                January 19, 1990              70,000                 May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000                August 1, 1990                30,000,000             January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000                March 7, 1991                 35,000,000             September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000                September 6, 1991             3,500,000              November 1991
Fund IX, Ltd.               (3,500,000 units)

CNL Income                  $40,000,000                April 22, 1992                4,000,000              June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000                October 8, 1992               4,000,000              September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000                April 15, 1993                4,500,000              July 1993
Fund XII, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000                September 13, 1993            4,000,000              August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000                March 23, 1994                4,500,000              May 1994
Fund XIV, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000                September 22, 1994            4,000,000              December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000                July 18, 1995                 4,500,000              August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000                October 10, 1996              3,000,000              December 1996
Fund XVII, Ltd.             (3,000,000 units)



                                                                                     Number of              Date 90% of Net
                                                                                     Limited                Proceeds Fully
                            Maximum                                                  Partnership            Invested or
Name of                     Offering                                                 Units or               Committed to
Entity                      Amount (1)                 Date Closed                   Shares Sold            Investment (2)
------                      ----------                 -----------                   -----------            -----

CNL Income                  $35,000,000                February 6, 1998              3,500,000              December 1997
Fund XVIII, Ltd.            (3,500,000 units)

CNL American                $747,464,413               January 20, 1999 (3)          74,746,441 (3)         February 1999 (3)
Properties Fund,            (74,746,441 shares)
Inc.

CNL Health Care             $155,000,000                        (4)                        (4)                      (4)
Properties, Inc.            (15,500,000 shares)

-----------------------------



(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") represents the number of shares prior to one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on
        February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648
        (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848
        (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Health Care Properties, Inc. commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. As of September 30, 1999, CNL Health Care Properties, Inc. had not yet acquired any properties.

         As of September 30, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of September 30, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,519 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of September 30, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of September 30, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of September 30, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.




Name of                        Type of                                            Method of               Type of
Entity                         Property              Location                     Financing               Program
------                         --------              --------                     ---------               -------

CNL Income                     22 fast-food or       AL, AZ, CA, FL, GA,            All cash              Public
Fund, Ltd.                     family-style          LA, MD, OK, PA, TX,
                               restaurants           VA, WA

CNL Income                     49 fast-food or       AL, AZ, CO, FL, GA,            All cash              Public
Fund II, Ltd.                  family-style          IL, IN, KS, LA, MI,
                               restaurants           MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income                     38 fast-food or       AL, AZ, CA, CO, FL,            All cash              Public
Fund III, Ltd.                 family-style          GA, IA, IL, IN, KS,
                               restaurants           KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income                     47 fast-food or       AL, DC, FL, GA, IL,            All cash              Public
Fund IV, Ltd.                  family-style          IN, KS, MA, MD, MI,
                               restaurants           MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income                     35 fast-food or       AZ, FL, GA, IL, IN,            All cash              Public
Fund V, Ltd.                   family-style          MI, NH, NY, OH, SC,
                               restaurants           TN, TX, UT, WA

CNL Income                     56 fast-food or       AR, AZ, FL, GA, IL,            All cash              Public
Fund VI, Ltd.                  family-style          IN, KS, MA, MI, MN,
                               restaurants           NC, NE, NM, NY, OH,
                                                     OK, PA, TN, TX, VA,
                                                     WA, WY

CNL Income                     49 fast-food or       AZ, CO, FL, GA, IN,            All cash              Public
Fund VII, Ltd.                 family-style          LA, MI, MN, NC, OH,
                               restaurants           SC, TN, TX, UT, WA





Name of                        Type of                                            Method of              Type of
Entity                         Property              Location                     Financing               Program
------                         --------              --------                     ---------               -------

CNL Income                     42 fast-food or       AZ, FL, IN, LA, MI,            All cash              Public
Fund VIII, Ltd.                family-style          MN, NC, NY, OH, TN,
                               restaurants           TX, VA

CNL Income                     44 fast-food or       AL, CO, FL, GA, IL,            All cash              Public
Fund IX, Ltd.                  family-style          IN, LA, MI, MN, MS,
                               restaurants           NC, NH, NY, OH, SC,
                                                     TN, TX

CNL Income                     54 fast-food or       AL, CA, CO, FL, ID,            All cash              Public
Fund X, Ltd.                   family-style          IL, LA, MI, MO, MT,
                               restaurants           NC, NE, NH, NM, NY,
                                                     OH, PA, SC, TN, TX,
                                                     WA

CNL Income                     43 fast-food or       AL, AZ, CA, CO, CT,            All cash              Public
Fund XI, Ltd.                  family-style          FL, KS, LA, MA, MI,
                               restaurants           MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA,
                                                     WA

CNL Income                     50 fast-food or       AL, AZ, CA, FL, GA,            All cash              Public
Fund XII, Ltd.                 family-style          LA, MO, MS, NC, NM,
                               restaurants           OH, SC, TN, TX, WA

CNL Income                     50 fast-food or       AL, AR, AZ, CA, CO,            All cash              Public
Fund XIII, Ltd.                family-style          FL, GA, IN, KS, LA,
                               restaurants           MD, NC, OH, PA, SC,
                                                     TN, TX, VA

CNL Income                     65 fast-food or       AL, AZ, CO, FL, GA,            All cash              Public
Fund XIV, Ltd.                 family-style          KS, LA, MN, MO, MS,
                               restaurants           NC, NJ, NV, OH, SC,
                                                     TN, TX, VA

CNL Income                     55 fast-food or       AL, CA, FL, GA, KS,            All cash              Public
Fund XV, Ltd.                  family-style          KY, MN, MO, MS, NC,
                               restaurants           NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income                     48 fast-food or       AZ, CA, CO, DC, FL,            All cash              Public
Fund XVI, Ltd.                 family-style          GA, ID, IN, KS, MN,
                               restaurants           MO, NC, NM, NV, OH,
                                                     TN, TX, UT, WI





Name of                        Type of                                            Method of               Type of
Entity                         Property              Location                     Financing               Program
------                         --------              --------                     ---------               -------

CNL Income                     31 fast-food,         CA, FL, GA, IL, IN,            All cash              Public
Fund XVII, Ltd.                family-style or       MI, NC, NV, OH, SC,
                               casual-dining         TN, TX, WA
                               restaurants

CNL Income                     25 fast-food,         AZ, CA, FL, GA, IL,            All cash              Public
Fund XVIII, Ltd.               family-style or       KY, MD, MN, NC, NV,
                               casual-dining         NY, OH, TN, TX, VA
                               restaurants

CNL American                   616 fast-food,        AL, AZ, CA, CO, CT,               (1)              Public REIT
Properties Fund,               family-style or       DE, FL, GA, IA, ID,
Inc.                           casual-dining         IL, IN, KS, KY, LA,
                               restaurants           MD, MI, MN, MO, MS,
                                                     NC, NE, NH, NJ, NM,
                                                     NV, NY, OH, OK, OR,
                                                     PA, RI, SC, TN, TX,
                                                     UT, VA, WA, WI, WV

CNL Health Care                      (2)                      (2)                      (2)             Public REIT
Properties, Inc.

                       ---------------------------------


(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of September 30, 1999, CNL Health Care Properties, Inc. had not acquired any properties

        A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

        In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1994 and June 1999, is included therein.

Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.



                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.



                                                  Total                                 Distributions
Month                                         Distributions                               Per Share
-----                                         -------------                             --------------
November 1997                                   $    10,757                               $0.025000
December 1997                                        19,019                                0.025000
January 1998                                         28,814                                0.025000
February 1998                                        32,915                                0.025000
March 1998                                           39,627                                0.025000
April 1998                                           46,677                                0.025000
May 1998                                             52,688                                0.025000
June 1998                                            56,365                                0.025000
July 1998                                            99,589                                0.041700
August 1998                                         105,708                                0.041700
September 1998                                      156,747                                0.058300
October 1998                                        167,848                                0.058300
November 1998                                       183,302                                0.058300
December 1998                                       197,865                                0.058300
January 1999                                        251,967                                0.058300
February 1999                                       314,928                                0.058300
March 1999                                          431,757                                0.058300
April 1999                                          554,807                                0.060400
May 1999                                            687,916                                0.060400
June 1999                                           811,246                                0.060400
July 1999                                           964,253                                0.060400
August 1999                                       1,086,760                                0.060400
September 1999                                    1,227,438                                0.060400

October 1999                                      1,351,427                                0.060400
November 1999                                     1,467,967                                0.060400
December 1999                                     1,615,415                                0.060400

         In addition, in January 2000, the Company declared Distributions totalling $1,745,931, (representing $0.0604 per Share), payable in March 2000. The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT (90% in 2001 and thereafter). Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by reducing revenues or increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the nine months ended September 30, 1999, the year ended December 31, 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 73%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the nine months ended September 30, 1999 and the year ended December 31, 1998, approximately 27% and 24%, respectively, were considered a return of capital for federal income tax purposes. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 1998 and September 30, 1999, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations(which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         New Tax Legislation. On December 17, 1999, President Clinton signed the Work Incentives Improvement Act of 1999. This law includes several provisions that pertain to REITs, two of which will affect the Company. First, the distribution requirement, discussed in the section of the Prospectus entitled "-- Distribution Requirements," will be reduced so that the Company will be required to distribute dividends equal to 90% (rather than 95%) of its net taxable income. Second, another provision will change the method for measuring whether a lease violates the restriction that rent attributable to personal property leased in connection with a lease of real property is no more than 15 percent of the total rent received under the lease. Under current law, the percentage is determined by reference to the adjusted tax bases of the real property and the personal property; under the recently passed law, the percentage will be determined by reference to their respective fair market values. These provisions will be effective beginning in 2001.



                                   DEFINITIONS

     "Advisor" means CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Corp. or any successor advisors subcontracts substantially all of its functions.

     "Bank" means SouthTrust Bank, N.A., escrow agent for the offering.

     "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999, at which time this offering commenced.

                                  ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION


                ------------------------------------------------
                |                                              |
                | THE UPDATED PRO FORMA FINANCIAL STATEMENTS | | AND THE UNAUDITED FINANCIAL STATEMENTS OF | | CNL HOSPITALITY PROPERTIES, INC. CONTAINED |
                | IN THIS ADDENDUM SHOULD BE READ IN | | CONJUNCTION WITH APPENDIX B TO THE ATTACHED |
                |  PROSPECTUS, DATED JUNE 4, 1999.             |
                |                                              |
                ------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                           Page
                                                                           ----

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 1999           B-2

    Pro Forma Consolidated Statement of Earnings for the nine months
       ended September 30, 1999                                             B-3

    Pro Forma Consolidated Statement of Earnings for the year ended
       December 31, 1998                                                    B-4

    Notes to Pro Forma  Consolidated  Financial  Statements  for the
       nine months ended September 30, 1999 and the year ended December
       31, 1998                                                             B-5

Updated Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of September 30, 1999 and
       December 31, 1998                                                    B-10

    Condensed Consolidated Statements of Earnings for the quarters and
      nine months ended September 30, 1999 and 1998                         B-11

    Condensed Consolidated Statements of Stockholders' Equity for the
      nine months ended September 30, 1999 and the year ended December
      31, 1998                                                              B-12

    Condensed Consolidated Statements of Cash Flows for the nine months
      ended September 30, 1999 and 1998                                     B-13

    Notes to Condensed Consolidated Financial Statements for the quarters
      and nine months ended September 30, 1999 and 1998                     B-15

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $223,321,043 in gross offering proceeds from the sale of 22,332,104 shares of common stock for the period from inception through September 30, 1999, and the application of such funds to purchase two properties, to invest in an unconsolidated subsidiary which owned seven properties as of September 30, 1999, to redeem 3,000 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $68,637,234 in gross offering proceeds from the sale of 6,863,723 additional shares for the period October 1, 1999 through January 7, 2000, (iii) the application of such funds to acquire an 89 percent interest in a limited liability company, to purchase one property, to place a deposit on two additional properties, to redeem 2,885 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999, includes the transactions described in
(i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on September 30, 1999.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 1999 and the year ended December 31, 1998, includes the historical operating results of the properties described in (i) and
(iii) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1998, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                                                               Pro Forma
                        ASSETS                              Historical        Adjustments               Pro Forma
                                                           --------------    ---------------         --------------

Land, buildings and equipment on operating leases             $ 27,676,298     $ 84,857,743  (a) (b)  $112,534,041
Investment in unconsolidated subsidiary                         38,882,550               --             38,882,550
Cash and cash equivalents                                      118,019,624      (14,178,724 )    (b)   103,840,900
Restricted cash                                                    250,177               --                250,177
Certificate of deposit                                           5,015,822               --              5,015,822
Due from related party                                              24,743               --                 24,743
Receivables                                                         67,980               --                 67,980
Dividends receivable                                             1,214,772               --              1,214,772
Loan costs                                                          60,141               --                 60,141
Accrued rental income                                               80,523               --                 80,523
Other assets                                                     7,092,227         (903,194 )    (b)     6,189,033
                                                           ---------------    --------------         --------------

                                                             $ 198,384,857     $ 69,775,825           $268,160,682
                                                           ================   ==============         ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                           $   11,303       $   (1,200 )    (b)    $   10,103
Due to related parties                                             495,704         (492,688 )    (b)         3,016
Security deposits                                                1,417,500               --              1,417,500
                                                           ----------------   --------------         --------------
       Total liabilities                                         1,924,507         (493,888 )            1,430,619
                                                           ----------------   --------------         --------------

Minority interest                                                       --        7,150,000      (a)     7,150,000
                                                           ----------------   --------------         --------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                          --                --                      --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                         --                --                      --
    Common stock, $.01 par value per share.
       Authorized 60,000,000 shares; issued
          22,352,104 and outstanding 22,349,104
          shares; issued 29,215,827 and outstanding
          29,209,942 shares, as adjusted                           223,491           68,608      (b)       292,099
    Capital in excess of par value                             198,470,016       63,051,105      (b)   261,521,121
    Accumulated distributions in excess of
       net earnings                                             (2,233,157 )             --             (2,233,157 )
                                                           ----------------   --------------         --------------
          Total stockholders' equity                           196,460,350       63,119,713            259,580,063
                                                           ----------------    --------------         --------------

                                                              $198,384,857     $ 69,775,825           $268,160,682
                                                           ================   ==============         ==============


                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.




                                         CNL HOSPITALITY PROPERTIES, INC.
                                                 AND SUBSIDIARIES
                              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                       NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                                              Pro Forma
                                                        Historical           Adjustments             Pro Forma
                                                       -------------        --------------         --------------

Revenues:
    Rental income from operating
       leases                                             $2,255,968              $ 47,126    (1)      $2,303,094
    FF&E reserve income                                      194,301                 3,953    (2)         198,254
    Dividend income                                        1,826,818               461,106    (3)       2,287,924
    Interest and other income                              2,125,043              (219,052 )  (4)       1,905,991
                                                       --------------      ----------------       ----------------
                                                           6,402,130               293,133              6,695,263
                                                       --------------      ----------------       ----------------

Expenses:
    Interest                                                 239,922                    --                239,922
    General operating and
       administrative                                        415,245                    --                415,245
    Professional services                                     45,478                    --                 45,478
    Asset management fees to
       related party                                          87,146                24,392    (7)         111,538
    Other                                                      5,968                    --                  5,968
    Depreciation and amortization                            736,593                15,826    (8)         752,419
                                                       --------------      ----------------       ----------------
                                                           1,530,352                40,218              1,570,570
                                                       --------------      ----------------       ----------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends                                              4,871,778               252,915              5,124,693

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                               (557,733 )            (144,635 )  (9)        (702,368 )
                                                       --------------      ----------------       ----------------

Net Earnings                                              $4,314,045              $108,280             $4,422,325
                                                       ==============      ================       ================

Earnings Per Share of Common Stock:
    Basic                                                   $   0.34                                     $   0.35
                                                       ==============                             ================
    Diluted                                                 $   0.33                                     $   0.35
                                                       ==============                             ================

Weighted Average Number of Shares
    Outstanding:
    Basic                                                 12,652,059                                   12,679,594
                                                       ==============                             ================
    Diluted                                               17,509,791                                   12,679,594
                                                       ==============                             ================




                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1998



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------

Revenues:
    Rental income from
       operating leases                                  $1,218,500            $1,706,732  (1)        $2,925,232
    FF&E reserve income                                      98,099               140,000  (2)           238,099
    Dividend income                                              --               423,938  (3)           423,938
    Interest income                                         638,862              (609,975 )(4)            28,887
                                                       -------------
                                                                          ----------------       ----------------
                                                          1,955,461             1,660,695              3,616,156
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost amortization                     350,322               448,718  (5)           799,040
    General operating and
       administrative                                       167,951                92,733  (6)           260,684
    Professional services                                    21,581                    --                 21,581
    Asset management fees to
       related party                                         68,114               106,571  (7)           174,685
    Depreciation and amortization                           388,554               538,125  (8)           926,679
                                                       -------------      ----------------       ----------------
                                                            996,522             1,186,147              2,182,669
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deductions of Preferred
    Stock Dividends                                         958,939               474,548              1,433,487

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                                    --               (56,464 )(9)           (56,464 )
                                                       -------------      ----------------       ----------------

Net Earnings                                              $ 958,939             $ 418,084             $1,377,023
                                                       =============      ================       ================

Earnings Per Share of Common Stock
    (Basic and Diluted) (10)                               $   0.40                                     $   0.51
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (10)                         2,402,344                                    2,697,355
                                                       =============                             ================







                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Balance Sheet:

(a) The unaudited pro forma consolidated financial statements include the accounts of the Courtyard Annex, L.L.C. (the "LLC"), an 89 percent owned limited liability company. Minority interest represents the minority owner's proportionate share of the equity in the LLC. All intercompany balances and transactions have been eliminated.

         The balance sheet of the LLC as of the acquisition date, November 16, 1999, consisted of the following:

                  Assets
                     Land, buildings and equipment            $65,000,000
                                                              ===========

                  Equity                                      $65,000,000
                                                              ===========

(b) Represents gross proceeds of $68,637,234 from the sale of 6,863,723 shares during the period October 1, 1999 through January 7, 2000 and $14,178,724 in cash and cash equivalents, used (i) to acquire an 89 percent interest in the LLC and to purchase one property for $61,044,865 and $16,662,878, respectively, (which includes closing costs of $26,349 and $115,725, respectively, and acquisition fees and costs of $3,168,516 and $1,124,153, respectively, which had been recorded as other assets as of September 30, 1999), (ii) to pay acquisition fees and costs of $1,895,574 ($126,899 of which was accrued at September 30, 1999) which had been capitalized as other assets and to reclassify from other assets $2,009,947 of acquisition fees previously incurred relating to the acquired property, (iii) to make a $1,620,800 deposit on three additional properties, (iv) to pay selling commissions and offering expenses of $5,857,968 which have been netted against stockholders' equity (a total of $366,989 of which was accrued as of September 30, 1999), and (v) to redeem 2,885 shares of common stock for $26,542.

         The pro forma adjustment to land, buildings and equipment on operating leases as a result of (i) above was as follows:

                                                                 Acquisition Fees
                                                                  and Expenses
                                                 Balance           and Closing
                                                  as of          Costs Allocated
                                             January 7, 2000      to Investment        Total
                                           -------------------  ------------------  -------------

              Courtyard Philadelphia in
                Philadelphia, PA
                    (See (a) above)             $65,000,000          $3,194,865     $68,194,865

              Residence Inn Mira Mesa in
                Mira Mesa, CA                    15,423,000           1,239,878      16,662,878
                                           ----------------     ------------------  -------------

                                                $80,423,000          $4,434,743     $84,857,743
                                           ================     ==================  =============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of January 7, 2000, (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 1998, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                            Date Pro Forma
                                                                  Date Placed               Property became
                                                                  in Service                Operational as
                                                                by the Company              Rental Property
                                                                --------------              ---------------
               Residence Inn Buckhead (Lenox
                 Park) in Atlanta, GA                            July 31, 1998              January 1, 1998
               Residence Inn Gwinnett Place
                 in Duluth, GA                                   July 31, 1998              January 1, 1998
               Residence Inn Mira Mesa
                 in Mira Mesa, CA                              December 10, 1999          September 20, 1999
               Courtyard Philadelphia Downtown
                 in Philadelphia, PA                           November 20, 1999           November 20, 1999

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1998 and 1999 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1998 and the nine months ended September 30, 1999.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

(3) Represents adjustment to dividend income earned on the Company's $37,978,272 investment at September 30, 1999, in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1998, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase seven hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                    Pro forma
                                                                               Date Unconsolidated
                                                       Date Placed                 Subsidiary
                                                       in Service               Properties became
                                                         by the                  Operational as
                                                Unconsolidated Subsidiary        Rental Property
                                                -------------------------        ---------------

               Residence Inn Las Vegas, NV          February 25, 1999             October 1, 1998
               Residence Inn Plano, TX              February 25, 1999             October 12, 1998
               Marriott Suites Dallas, TX           February 25, 1999             November 11, 1998
               Courtyard Plano, TX                  February 25, 1999             December 23, 1998
               Residence Inn Phoenix, AZ            June 16, 1999                 May 14, 1999
               Courtyard Scottsdale, AZ             June 16, 1999                 May 21, 1999
               Courtyard Seattle, WA                June 16, 1999                 May 22, 1999

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) and Note (3) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1998 and the nine months ended September 30, 1999.

(5) Represents adjustment to interest expense incurred at a rate ranging from 8.05% to 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on January 1, 1998 for the period January 1, 1998 through July 31, 1998. Also represents amortization of the loan origination fee of $43,000 (.5% on the $8,600,000 from borrowings on the line of credit) and $19,149 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

(6) The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, CNL Hospitality Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. However, as a result of the increase in pro forma earnings for the year ended December 31, 1998, the Company's operating expenses no longer exceeded the Expense Cap. Therefore, this reimbursement was reversed for pro forma purposes.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(7) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (3) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

(8) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(9) Represents adjustment to equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends for the period commencing
         (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or
         (ii) the end of the pro forma  period  presented,  as described in Note
         (3) above. The following represents the Company's share of pro forma net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending:

                                                                        September 30,           December 30,
                                                                            1999                    1998
                                                                            ----                    ----

              Unconsolidated Subsidiary Pro Forma
                  Earnings Before Preferred Stock Dividends               $ 3,311,596              $ 752,368
              8% Class A Cumulative Preferred Stock
                  Dividends (institutional investor)                       (2,451,076)              (442,261)
              9.76% Class B Cumulative Preferred Stock
                  Dividends (the Company)                                  (2,287,925)              (423,938)
              8% Class C Cumulative Preferred Stock
                  Dividends (other investors)                                  (6,000)                (1,402)
                                                                         -------------            ----------
              Pro Forma Net Loss of Unconsolidated Subsidiary
                  After Preferred Stock Dividends                         $(1,433,405)             $(115,233)
                                                                          ============             =========

              The Company's 49% Interest in the Pro Forma
                  Loss of the Unconsolidated Subsidiary                   $  (702,368)             $ (56,464)
                                                                          ============             =========

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 1999 and the year ended December 31, 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

         As a result of two of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational since January 1, 1998, the Company assumed approximately 2,206,573 shares of common stock were sold, and the net offering proceeds were available for purchase of these properties. Due to the fact that approximately 1,929,115, of these shares of common stock were actually sold subsequently, during the period January 1, 1998 through May 21, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted.

         In addition, as a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested pro rata beginning on October 1, 1998 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment during the period October 1, 1998 through December 31, 1998 and the period January 1, 1999 through January 26, 1999. Due to the fact that approximately 857,020 of these shares of common stock were actually sold during the nine months ended September 30, 1999, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the nine months ended September 30, 1999 and the year ended December 31, 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                           September 30,           December 31,
                                                                               1999                    1998
                                                                           --------------         ----------------

                             ASSETS

Land, buildings and equipment on operating leases,
    less accumulated depreciation of $1,076,251 and
    $384,166, respectively                                                  $27,676,298               $ 28,368,383
Investment in unconsolidated subsidiary                                      38,882,550                         --
Cash and cash equivalents                                                   118,019,624                 13,228,923
Restricted cash                                                                 250,177                     82,407
Certificate of deposit                                                        5,015,822                  5,016,575
Due from related party                                                           24,743                         --
Receivables                                                                      67,980                     28,257
Dividends receivable                                                          1,214,772                         --
Organization costs, less accumulated amortization of $5,221                          --                     19,752
Loan costs, less accumulated amortization of $78,455
    and $12,980, respectively                                                    60,141                     78,282
Accrued rental income                                                            80,523                     44,160
Other assets                                                                  7,092,227                  1,989,951
                                                                        ----------------         ------------------

                                                                           $198,384,857               $ 48,856,690
                                                                        ================         ==================

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                                  $    --                $ 9,600,000
Interest payable                                                                     --                     66,547
Accounts payable and accrued expenses                                            11,303                    337,215
Due to related parties                                                          495,704                    318,937
Security deposits                                                             1,417,500                  1,417,500
                                                                        ----------------         ------------------
                 Total liabilities                                            1,924,507                 11,740,199
                                                                        ----------------         ------------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                                     --                         --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                    --                         --
       Common stock,  $.01 par value per share.
       Authorized 60,000,000 shares, issued 22,352,104
       and 4,321,908 shares, respectively, and outstanding
       22,349,104 and 4,321,908 shares, respectively                            223,491                     43,219
    Capital in excess of par value                                          198,470,016                 37,289,402
    Accumulated distributions in excess of net earnings                      (2,233,157 )                 (216,130 )
                                                                        ----------------         ------------------
                 Total stockholders' equity                                 196,460,350                 37,116,491
                                                                        ----------------         ------------------

                                                                           $198,384,857               $ 48,856,690
                                                                        ================         ==================

                See accompanying notes to condensed consolidated
                              financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                      Quarter Ended                          Nine Months Ended
                                                      September 30,                            September 30,
                                               1999                  1998                 1999                1998
                                           --------------       ---------------       -------------        ------------

Revenues:
    Rental income from operating
       leases                                 $ 769,442            $ 487,400           $2,255,968           $ 487,400
    FF&E reserve income                          68,268               41,099              194,301              41,099
    Dividend income                             926,687                   --            1,826,818                  --
    Interest and other income                 1,217,304              127,082            2,125,043             498,241
                                         ---------------      ---------------       --------------      --------------
                                              2,981,701              655,581            6,402,130           1,026,740
                                         ---------------      ---------------       --------------      --------------

Expenses:
    Interest                                      6,592              139,416              239,922             139,416
    General operating and
       administrative                           107,216               44,979              415,245             212,165
    Professional services                        16,206                   --               45,478                  --
    Asset management fees to
       related party                             19,710               27,246               87,146              27,246
    Reimbursement of operating
       expenses                                      --              (92,733 )                 --             (92,733 )
    Other                                            --                   --                5,968                  --
    Depreciation and amortization               243,178              154,804              736,593             156,804
                                         ---------------      ---------------       --------------      --------------
                                                392,902              273,712            1,530,352             442,898
                                         ---------------      ---------------       --------------      --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends                                 2,588,799              381,869            4,871,778             583,842

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                  (167,283 )                 --             (557,733 )                --
                                         ---------------      ---------------       --------------      --------------

Net Earnings                                 $2,421,516            $ 381,869           $4,314,045           $ 583,842
                                         ===============      ===============       ==============      ==============

Earnings Per Share of Common Stock:
    Basic                                      $   0.13             $   0.15             $   0.34            $   0.28
                                         ===============      ===============       ==============      ==============
    Diluted                                    $   0.12             $   0.15             $   0.33            $   0.28
                                         ===============      ===============       ==============      ==============

Weighted Average Number of Shares
    Outstanding:
       Basic                                 19,073,159            2,599,251           12,652,059           2,082,845
                                         ===============      ===============       ==============      ==============
       Diluted                               26,437,719            2,599,251           17,509,791           2,082,845
                                         ===============      ===============       ==============      ==============





                See accompanying notes to condensed consolidated
                              financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF
              STOCKHOLDERS' EQUITY Nine Months Ended September 30,
                      1999 and Year Ended December 31, 1998

                                                                                          Accumulated
                                               Common stock                              distributions
                                        ---------------------------      Capital in        in excess
                                          Number           Par           excess of           of net
                                        of Shares         value          par value          earnings           Total
                                        -----------     -----------     -------------    ---------------    ------------

Balance at December 31, 1997             1,152,540         $ 11,525      $ 9,229,316          $  (6,924 )     $ 9,233,917

Subscriptions received for common
    stock through public offering
and                                      3,169,368           31,694       31,661,984                 --        31,693,678
    distribution reinvestment plan

Stock issuance costs                            --               --       (3,601,898 )               --        (3,601,898)

Net earnings                                    --               --               --            958,939           958,939

Distributions declared and paid
    ($0.46 per share)                           --               --               --         (1,168,145 )      (1,168,145)
                                       ------------     ------------   --------------    ---------------   --------------

Balance at December 31, 1998             4,321,908           43,219       37,289,402           (216,130 )      37,116,491

Subscriptions received for common
    stock through public offerings
and                                     18,030,196          180,302      180,121,661                 --      180,301,963
    distribution reinvestment plan

Retirement of common stock                  (3,000 )            (30 )        (27,570 )               --           (27,600)

Stock issuance costs                            --               --      (18,913,477 )               --       (18,913,477)

Net earnings                                    --               --               --          4,314,045         4,314,045

Distributions declared and paid
    ($0.54 per share)                           --               --               --         (6,331,072 )      (6,331,072)
                                       ------------     ------------   --------------    ---------------   --------------

Balance at September 30, 1999           22,349,104         $223,491     $198,470,016        $(2,233,157 )    $196,460,350
                                       ============     ============   ==============    ===============   ==============





                See accompanying notes to condensed consolidated
                              financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                             1999                   1998
                                                                      ---------------        ----------------

Increase (Decrease) in Cash and Cash Equivalents:

    Net Cash Provided by Operating Activities                             $ 4,642,118              $2,047,046
                                                                      ----------------       -----------------

    Cash Flows from Investing Activities:
       Investment in unconsolidated subsidiary                            (37,172,644 )                    --
       Additions to land, buildings and equipment
         on operating leases                                                       --             (27,245,538 )
       Investment in certificates of deposit                                       --              (5,000,000 )
       Increase in restricted cash                                           (167,770 )                    --
       Increase in other assets                                            (7,529,504 )              (983,305 )
                                                                      ----------------       -----------------
           Net cash used in investing activities                          (44,869,918 )           (33,228,843 )
                                                                      ----------------       -----------------

    Cash Flows from Financing Activities:
       Reimbursement of acquisition and stock
         issuance costs paid by related parties
         on behalf of the Company                                          (2,855,472 )              (168,369 )
       Payment on line of credit                                           (9,600,000 )                    --
           Increase in loan costs                                             (47,334 )                    --
       Proceeds from borrowings on line of credit                                  --               9,600,000
       Subscriptions received from stockholders                           180,301,963              17,133,319
       Retirement of shares of common stock                                   (27,600 )                    --
       Distributions to stockholders                                       (6,331,072 )              (619,131 )
       Payment of stock issuance costs                                    (16,413,155 )            (1,634,250 )
       Other                                                                   (8,829 )                12,500
                                                                      ----------------       -----------------
           Net cash provided by financing activities                      145,018,501              24,324,069
                                                                      ----------------       -----------------

Net Increase (Decrease) in Cash and Cash Equivalents                      104,790,701              (6,857,728 )

Cash and Cash Equivalents at Beginning of Period                           13,228,923               8,869,838
                                                                      ----------------       -----------------

Cash and Cash Equivalents at End of Period                               $118,019,624              $2,012,110
                                                                      ================       =================







                See accompanying notes to condensed consolidated
                              financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                  Nine Months Ended
                                                                                    September 30,
                                                                             1999                   1998
                                                                      ---------------        ----------------

Supplemental Schedule of Non-Cash Investing and
    Financing Activities:

      Related parties paid certain acquisition and stock
        issuance costs on behalf of the Company as follows:
             Acquisition costs                                               $ 530,233              $ 220,575
             Stock issuance costs                                            2,387,955                158,184
                                                                      -----------------       ----------------

                                                                           $ 2,918,188              $ 378,759
                                                                      =================       ================







                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           Quarters and Nine Months Ended September 30, 1999 and 1998


1.       Organization and Nature of Business:

         CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. were organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains"). The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of the management, necessary to fairly reflect the results of operations for the interim periods presented. Operating results for the quarter and nine months ended September 30, 1999, may not be indicative of the results that may be expected for the year ending December 31, 1999. Amounts as of December 31, 1998, included in the condensed consolidated financial statements, have been derived from audited consolidated financial statements as of that date.

         These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP. All significant intercompany balances and transactions have been eliminated. The Company accounts for its 49% interest in the common stock of CNL Hotel Investors, Inc. using the equity method and accounts for its preferred stock investment in CNL Hotel Investors, Inc. using the cost method.

         Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 1999 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


3.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares ($15,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"). Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 1999 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Hospitality Corp. (formerly known as CNL Hospitality Advisors, Inc.) (the "Advisor") for acquisition fees, are substantially the same as those for the Company's Initial Offering. The Company expects to use the net proceeds from the 1999 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

4.       Investment in Unconsolidated Subsidiary:

         In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows") pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International (the "Hotels"). At the time the agreement was entered into, the eight Hotels (four as Courtyard(R) by Marriott(R) hotels, three as Residence Inn(R) by Marriott(R) hotels, and one as a Marriott Suites(R)) were either newly constructed or in various stages of completion. As of September 30, 1999, Hotel Investors owns seven of the newly constructed Hotels.

         The Company's Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its advisory agreement. The Advisor entered into separate purchase agreements for each of the eight Hotels. The purchase agreements included customary closing conditions, including performing due diligence and inspection of the completed Properties. The aggregate purchase price of all eight Hotels, once the final Hotel is acquired, will be approximately $184 million, excluding closing costs.

         In order to fund these purchases, Five Arrows committed to make an investment of up to $50.9 million in Hotel Investors. The Company committed to make an investment of up to $40 million in Hotel Investors through its wholly owned subsidiary, CNL Hospitality Partners, LP. Hotel Investors funded and expects to fund the remaining amount of approximately $96.6 million (including closing costs) with permanent financing from Jefferson-Pilot Life Insurance Company consisting of eight separate loans (the "Hotel Investors Loan"), collateralized by Hotel Investors' interests in the Properties.

         On February 25, 1999, Hotel Investors purchased four of the eight Hotels for an aggregate purchase price of approximately $90 million (the "Initial Hotels") and paid $10 million as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas, the Marriott Suites located in Dallas, Texas, the Residence Inn by Marriott located in Las Vegas, Nevada and the Residence Inn by Marriott located in Plano, Texas. On June 16, 1999, Hotel Investors purchased three additional hotels of the eight Hotels (the "Additional Hotels") for an aggregate purchase price of approximately $77 million. The Additional Hotels are the Courtyard by Marriott

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


4.       Investment in Unconsolidated Subsidiary - Continued:

         located in Scottsdale, Arizona, the Courtyard by Marriott located in Seattle, Washington and the Residence Inn by Marriott located in Phoenix, Arizona. Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. As a result of these purchases and the deposit, Five Arrows has funded approximately $48 million of its commitment and purchased 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock") and the Company has funded approximately $38 million of its commitment and purchased 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). Hotel
         Investors has obtained advances totalling approximately $88 million relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels and Additional Hotels. Hotel Investors has and intends to use future funds from Five Arrows, the Company and the Hotel Investors Loan proportionately to fund the remaining Property acquisition.

         In return for their respective funding commitments, Five Arrows received a 51% common stock interest and CNL Hospitality Partners, LP received a 49% common stock interest in Hotel Investors. As funds are continually advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Class A Preferred Stock and CNL Hospitality Partners, LP will receive up to 39,982 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, as determined pursuant to a predetermined formula.

         Five Arrows also committed to invest up to $15 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which have been and will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. As of February 24, 1999, Five Arrows had invested $9,297,056 in the Company. Due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of Five Arrows' initial investment, $5,612,311 was invested in the Company's common stock through the purchase of 590,770 shares and $3,684,745 was advanced to the Company as a convertible loan bearing an interest rate of eight percent. Due to additional subscription proceeds received from February 24, 1999 to April 30, 1999, the loan was converted to 387,868 shares of the Company's common stock on April 30, 1999. On June 17, 1999, Five Arrows invested an additional $4,952,566 through the purchase of 521,322 shares of common stock. Therefore, as of September 30, 1999, Five Arrows had invested $14,249,622 of its $15 million commitment in the Company. In addition to the above investments, Five Arrows has purchased a 10% interest in the Advisor. In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         Cash flow from operations of Hotel Investors will be distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its $15 million investment in the Company on a per share basis, adjusted for any distributions received from the Company. Cash flow from operations will then be distributed to the Company with respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL Group, Inc. and subsidiaries' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


4.       Investment in Unconsolidated Subsidiary - Continued:

         The following presents condensed financial information for Hotel Investors as of and for the nine months ended September 30, 1999:

                Land, buildings and equipment on operating
                     leases, less accumulated depreciation        $166,267,909
                Cash                                                 4,692,582
                Loan costs, less accumulated amortization              723,579
                Accrued rental income                                  183,218
                Deposits and other assets                            3,127,123
                Liabilities                                         91,507,263
                Redeemable preferred stock - Class A                48,336,090
                Total stockholders' equity                          83,487,148
                Revenues                                             8,462,868
                Net earnings                                         2,646,788

         During the quarter and nine months ended September 30, 1999, the Company recorded $926,687 and $1,826,818, respectively, in dividend income and $167,283 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $759,404 and $1,269,085, respectively, attributable to this investment.

5.       Convertible Loan:

         As described above in Note 4, $3,684,745 was advanced to the Company by Five Arrows as a convertible loan, bearing interest at a rate of eight percent per annum payable at the time the loan was converted to shares of common stock. On April 30, 1999, the loan was converted to 387,868 shares of common stock of the Company. For the nine months ended September 30, 1999, the Company incurred approximately $54,000 in interest expense on this convertible loan.

6.       Other Assets:

         Other assets consists of acquisition fees, miscellaneous acquisition expenses that will be allocated to future Properties, and prepaid expenses.

7.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the nine months ended September 30, 1999, 3,000 shares of common stock were redeemed and retired.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses associated with its offerings of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Preliminary costs incurred prior to raising capital were advanced by the Advisor. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company in connection with the current offering.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


8.       Stock Issuance Costs - Continued:

         During the nine months ended September 30, 1999 and 1998, the Company incurred $18,913,477 and $1,769,263, respectively, in organizational and offering costs, including $13,224,189 and $1,370,665, respectively, in commissions and marketing support and due diligence expense reimbursement fee (see Note 10). Of these amounts, $18,913,477 and $1,764,292, respectively, have been treated as stock issuance costs and for the nine months ended September 30, 1998, $4,971 has been treated as organization costs. The stock issuance costs have been charged to stockholders' equity.

9.       Distributions:

         For the nine months ended September 30, 1999 and 1998, approximately 73 and 94 percent, respectively, of distributions paid to stockholders were considered ordinary income and approximately 27 percent and 6 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 1999 and 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' 8 percent return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 1999, may not be indicative of the results that may be expected for the year ending December 31, 1999.

10.      Related Party Transactions:

         During the nine months ended  September 30, 1999 and 1998,  the Company incurred $12,397,677 and $1,284,999, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of these amounts ($11,569,902 and $1,199,289, respectively) were or will be paid by CNL Securities Corp. as commissions to other brokers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 1999 and 1998, the Company incurred $826,512 and $85,667, respectively, of such fees, the majority of which will be reallowed to other broker-dealers and from which all bona fide due diligence expenses will be paid.

         In addition, in connection with its current offering of common stock, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp., the managing dealer of the Company. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the current offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance.

         The Advisor is entitled to receive acquisition fees for services rendered in connection with identifying and acquiring Properties, negotiating leases and obtaining financing on behalf of the Company. The fee is equal to 4.5% of gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any at the time the Company's stock is listed on a national or regional

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


10.      Related Party Transactions - Continued:

         stock exchange, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the nine months ended September 30, 1999 and 1998, the Company incurred $8,007,241 and $770,999, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases, the investment in unconsolidated subsidiary and other assets at September 30, 1999 and 1998.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. During the nine months ended September 30, 1999 and 1998, the Company incurred $87,146 and $27,246 of such fees, respectively.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30:


                                                      1999           1998
                                                 -------------   ------------

                  Stock issuance costs              $2,467,852       $236,942
                  General operating and
                    administrative expenses            208,676         95,441
                                                 ==============  =============
                                                    $2,676,528       $332,383
                                                 ==============  =============

10.      Related Party Transactions - Continued:

         The amounts due to related parties consisted of the following at:

                                             September 30,     December 31,
                                                 1999              1998
                                             ------------     -------------

             Due to CNL Securities Corp.:
                 Commissions                     $174,354           $66,063
                 Marketing support and due
                    diligence expense
                    reimbursement fee              13,373             4,404
                                             -------------    --------------
                                                  187,727            70,467
                                             -------------    --------------

             Due to the Advisor:
                 Expenditures incurred on
                    behalf of the Company         184,930           110,496
                 Acquisition fees                 123,047           137,974
                                             -------------    --------------
                                                  307,977           248,470
                                             -------------    --------------
                                                 $495,704          $318,937
                                             =============    ==============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


11.      Concentration of Credit Risk:

         Two lessees, STC Leasing Associates, LLC (which operates and leases the two Properties directly owned by the Company) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors) each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors) for the nine months ended September 30, 1999. In addition, all of the Company's rental income (including the Company's share of rental income from Hotel Investors) was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

         It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 1999 and subsequent years.

12.      Earnings Per Share:

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarter and nine months ended September 30, 1999, approximately 7.36 million and 4.86 million shares, respectively, related to the conversion of Hotel Investors' Class A Preferred Stock to the Company's common stock, were considered dilutive after the application of the if converted method and were included in the denominator of the diluted EPS calculation. The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period.

13.      Commitments and Contingencies:

         As of September 30, 1999, the Company has entered into four agreements to acquire, directly or indirectly, four hotel Properties. In connection with three of these agreements, the Company has a deposit in the form of a letter of credit, which is collateralized by a certificate of deposit, amounting to $5 million. In connection with the remaining agreement, Hotel Investors has a deposit of $3 million held in escrow. Of this amount, Five Arrows contributed $1.68 million and the Company contributed $1.32 million.

         In connection with the acquisition of the two Properties owned by the Company, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                 STATEMENTS - CONTINUED Quarters and Nine Months
                        Ended September 30, 1999 and 1998


14.      Subsequent Events:

         During the period October 1, 1999, through November 4, 1999, the Company received subscription proceeds for an additional 2,394,296 shares ($23,942,963) of common stock.

         On October 1, 1999 and November 1, 1999, the Company declared distributions totalling $1,352,274 and $1,468,292, respectively, or $0.0604 per share of common stock, payable in December 1999, to stockholders of record on October 1, 1999 and November 1, 1999, respectively.

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to an additional 45,000,000 shares of common stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's 1999 Offering. Of the 45,000,000 shares of common stock to be offered, 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan.

                                                                      Prospectus

                        CNL HOSPITALITY PROPERTIES, INC.
                        27,500,000 Shares of Common Stock

                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
       Minimum Purchase is higher in Nebraska, New York and North Carolina


         Of the 27,500,000 shares of common stock that we have registered, we are offering 25,000,000 shares to investors who meet our suitability standards and 2,500,000 shares only to participants in our reinvestment plan.




         An investment in our shares involves significant risks. See "Risk Factors" beginning on page 11 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

o We currently own six properties and have commitments to acquire seven additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.
o There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.
o We rely on CNL Hospitality Advisors, Inc. with respect to all investment decisions. Not all of the officers and Directors of the Advisor have extensive experience, and our affiliates have limited experience, with acquiring and leasing hotels, which could adversely affect the Company's business.
o Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.
o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.


                                                     Per Share         Total
                                                     ---------         -----
Public Offering Price.............................    $ 10.00      $275,000,000
Selling Commissions                                   $  0.75      $ 20,625,000
Proceeds to the Company...........................    $  9.25      $254,375,000


o    The  managing  dealer,  CNL  Securities  Corp.,  is  our  affiliate.   The
     managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.
o This offering will end no later than , 2000 unless we elect to extend it to a date no later than , 2001 in states that permit us to make this extension.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on May 13, 1999, but may no longer be accurate. We will amend or supplement this Prospectus if there is a material change in the affairs of the Company.

         It is prohibited for anyone to make forecasts or predictions in connection with this offering concerning the future performance of an investment in the common stock.

                              CNL SECURITIES CORP.
                                  June 4, 1999


                                TABLE OF CONTENTS

TABLE OF CONTENTS.....................................................................ii
QUESTIONS AND ANSWERS ABOUT CNL HOSPITALITY
   PROPERTIES, INC.'S PUBLIC OFFERING.................................................1
PROSPECTUS SUMMARY....................................................................5
CNL Hospitality Properties, Inc.......................................................5
       Our Business...................................................................5
       Our REIT Status................................................................5
       Our Management and Conflicts of Interest.......................................5
       Risk Factors...................................................................6
       Our Affiliates.................................................................7
       Our Investment Objectives......................................................7
       Management Compensation........................................................8
       The Offering...................................................................10
RISK FACTORS..........................................................................11
       Offering-Related Risks.........................................................11
              An Unspecified Property Offering........................................11
                    Potential Investors Cannot Evaluate Properties Not Yet
                      Acquired or Identified for Acquisition..........................11
                    No Assurance of Obtaining Suitable Investments....................11
                    No Independent Review of the Company or the
                      Prospectus by Managing Dealer...................................11
              Possible Delays in Investment...........................................11
              No Current Public Market for Shares Which Could Make Sale of
                Shares Difficult......................................................12
       Company-Related Risks..........................................................12
              Limited Operating History...............................................12
              Limited Experience of Management........................................12
              Company is Dependent on Advisor.........................................12
              Conflicts of Interest...................................................12
                    Selection of Properties Acquired..................................12
                    Competing Demands on Officers and Directors.......................12
                    Timing of Sales and Acquisitions May Favor the Advisor............12
                    Property Development by Affiliates................................13
                    We May Invest With Affiliates of the Advisor......................13
                    No Separate Counsel for the Company, Affiliates and Investors.....13
              Company May Not Have Sufficient Working Capital.........................13
         Real Estate and Other Investment Risks.......................................13
              Possible Lack of Diversification Increases Risk of Investment...........13
              Lack of Control Over Market and Business Conditions.....................13
              Impact of Adverse Trends in the Hotel Industry..........................14
              Company Will Not Control Property Management............................14
              Company May Not Control Joint Ventures..................................14
              Difficulty in Exiting a Joint Venture After an Impasse..................14
              Lack of Control Over Properties Under Construction......................14
              Ground Lease Property Risks.............................................15
              We Do Not Control Third Party Franchise Agreements......................15
              Multiple Property Leases or Mortgage Loans with Individual Tenants or
                Borrowers Increase Risks..............................................15
              Re-leasing of Properties May Be Difficult...............................15
              Inability to Control the Sale of Certain Properties.....................15
              Limitations on the Ability of the Company to Liquidate..................15
              Seasonality of Hotel Industry...........................................16




              Risks of  Mortgage Lending..............................................16
                    Real Estate Market Conditions.....................................16
                    Investment Subject to Interest Rate Fluctuations..................16
                    Delays in Liquidating Defaulted  Mortgage Loans Could Reduce Our
                      Investment Returns..............................................16
                    Returns May Be Limited By Regulations.............................16
              Risks of Secured Equipment Leasing......................................16
                    Collateral May Be Inadequate to Secure Leases.....................16
                    Returns May be Limited By Regulations.............................16
              Possible Environmental Liabilities......................................16
       Financing Risks................................................................17
              Uncertainty of Long-Term Financing......................................17
              Anticipated Borrowing has Risks.........................................17
              We Can Borrow Money to Make Distributions...............................17
       Miscellaneous Risks............................................................17
              Competition.............................................................17
              Inflation Could Adversely Affect Investment Returns.....................18
              Lack of Adequate Insurance..............................................18
              Possible Effect of ERISA................................................18
              Effects of Governing Documents and Maryland Law on
                Potential Takeovers...................................................18
              Ownership Limitations Relating to REIT Status...........................18
              Majority Stockholder Vote May Discourage Changes of Control.............18
              Potential for Dilution..................................................18
              Board of Directors Can Take Many Actions Without Stockholder
                Approval..............................................................19
              Reliance on Advisor and Board of Directors; No Management
                Rights for Stockholders...............................................19
              Limited Liability of Officers and Directors.............................19
       Tax Risks......................................................................19
              Failure to Qualify as a REIT for Tax Purposes...........................19
              Risks Relating to Leases of Properties..................................20
              Risks Associated with Loans Secured by Personal Property................20
              Risks Associated with Distribution Requirements.........................20
              Limitations on Share Ownership..........................................20
              Other Tax Liabilities...................................................20
              Changes in Tax Laws.....................................................20
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE............................................21
       Suitability Standards..........................................................21
       How to Subscribe...............................................................22
ESTIMATED USE OF PROCEEDS.............................................................23
MANAGEMENT COMPENSATION...............................................................24
CONFLICTS OF INTEREST.................................................................30
       Prior and Future Programs......................................................30
       Acquisition of Properties......................................................31
       Sales of Properties............................................................32
       Joint Investment With An Affiliated Program....................................32
       Competition for Management Time................................................32
       Compensation of the Advisor....................................................32
       Relationship with Managing Dealer..............................................32
       Legal Representation ..........................................................32
       Certain Conflict Resolution Procedures.........................................33
SUMMARY OF REINVESTMENT PLAN..........................................................34
       General........................................................................34
       Investment of Distributions....................................................35
       Participant Accounts, Fees, and Allocation of Shares...........................36
       Reports to Participants........................................................36
       Election to Participate or Terminate Participation.............................36
       Federal Income Tax Considerations..............................................37
       Amendments and Termination.....................................................37
REDEMPTION OF SHARES..................................................................37
BUSINESS..............................................................................39
       General........................................................................39
       Investment of Offering Proceeds................................................42
       Property Acquisitions..........................................................42
       Pending Investments............................................................48
       Site Selection and Acquisition of Properties...................................52
       Standards for Investment in Properties.........................................55
       Description of Properties......................................................56
       Description of Property Leases.................................................56
       Joint Venture Arrangements.....................................................59
       Mortgage Loans.................................................................61
       Management Services............................................................62
       Borrowing......................................................................62
       Sale of Properties, Mortgage Loans and Secured
         Equipment Leases.............................................................63
       Franchise Regulation...........................................................64
       Competition....................................................................64
       Regulation of Mortgage Loans and Secured Equipment
         Leases.......................................................................64
SELECTED FINANCIAL DATA...............................................................65
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................66
       Liquidity and Capital Resources................................................66
       Results of Operations..........................................................69
MANAGEMENT............................................................................71
       General........................................................................71
       Fiduciary Responsibility of the Board of Directors.............................71
       Directors and Executive Officers...............................................72
       Independent Directors..........................................................76
       Committees of the Board of Directors...........................................76
       Compensation of Directors and Executive Officers...............................76
       Management Compensation     ...................................................76
THE ADVISOR AND THE ADVISORY AGREEMENT................................................77
       The Advisor....................................................................77
       The Advisory Agreement.........................................................77
CERTAIN TRANSACTIONS..................................................................79
PRIOR PERFORMANCE INFORMATION.........................................................80
INVESTMENT OBJECTIVES AND POLICIES....................................................86
       General........................................................................86
       Certain Investment Limitations.................................................87
DISTRIBUTION POLICY...................................................................89
       General........................................................................89
       Distributions..................................................................89
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS.........................................................................90
       General........................................................................90
       Description of Capital Stock...................................................91
       Board of Directors.............................................................92
       Stockholder Meetings...........................................................93
       Advance Notice for Stockholder Nominations for
         Directors and Proposals of New Business......................................93
       Amendments to the Articles of Incorporation....................................93
       Mergers, Combinations, and Sale of Assets......................................93
       Control Share Acquisitions ....................................................94
       Termination of the Company and REIT Status.....................................94
       Restriction of Ownership.......................................................95
       Responsibility of Directors....................................................96
       Limitation of Liability and Indemnification....................................96
       Removal of Directors...........................................................97
       Inspection of Books and Records................................................97
       Restrictions on  "Roll-Up" Transactions........................................98
FEDERAL INCOME TAX CONSIDERATIONS.....................................................99
       Introduction...................................................................99
       Taxation of the Company........................................................99
       Taxation of Stockholders.......................................................104
       State and Local Taxes..........................................................107
       Characterization of Property Leases............................................107
       Characterization of Secured Equipment Leases...................................108
       Investment in Joint Ventures...................................................109
REPORTS TO STOCKHOLDERS...............................................................109
THE OFFERING..........................................................................110
       General........................................................................110
       Plan of Distribution...........................................................111
       Subscription Procedures........................................................114
       Escrow Arrangements............................................................116
       ERISA Considerations...........................................................116
       Determination of Offering Price................................................117
SUPPLEMENTAL SALES MATERIAL...........................................................117
LEGAL OPINIONS........................................................................118
EXPERTS...............................................................................118
ADDITIONAL INFORMATION................................................................118
DEFINITIONS...........................................................................118

Form of Reinvestment Plan............................................................Appendix A
Financial Information................................................................Appendix B
Prior Performance Tables.............................................................Appendix C
Subscription Agreement...............................................................Appendix D
Statement of Estimated Taxable Operating Results
   Before Dividends Paid Deduction...................................................Appendix E


                           Questions and Answers About
               CNL Hospitality Properties, Inc.'s Public Offering


Q:      What is CNL Hospitality Properties, Inc.?

A: The Company is a real estate investment trust, or a REIT, that was formed in 1996 to acquire hotel properties and lease them on a long-term, triple-net basis to hotel operators. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators of hotel chains.

        As of March 31, 1999, the Company had total assets of $84,706,283.

Q:      What is a REIT?

A:      In general, a REIT is a company that:
        o combines the capital of many investors to acquire or provide financing for real estate,
        o offers benefits of a diversified portfolio under professional management,
        o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (at both the corporate and stockholder levels) that generally results from investments in a corporation, and
        o must pay distributions to investors of at least 95% of its taxable income.

Q:      What kind of offering is this?

A: We are offering up to 25,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 2,500,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:      How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix D, for a certain number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Asset Management Company of Florida, N.A. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:      How long will the offering last?


A: The offering will not last beyond ______________, 2000, unless we decide to extend the offering until not later than _____________, 2001, in any state that allows us to extend the offering.

Q:      Who can buy shares?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:      Is there any minimum required investment?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q: After I subscribe for shares, can I change my mind and withdraw my money?

A: Once you have subscribed for shares and you have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:      If I buy shares in the offering, how can I sell them?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

        We plan to list the shares on a national securities exchange or over-the-counter market within three to eight years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2007, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

        Beginning one year after you receive your shares, provided we have sufficient funds available, you may request the Company to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus.

        As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you received your stock . If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

Q:      What will you do with the proceeds from this offering?

A: We plan to use approximately 84% of the proceeds to purchase hotel properties and to make mortgage loans, approximately 9% to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

        Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot know how long it will be before we will be able to fully invest the proceeds in real estate.

        We commenced our initial public offering of common stock in an offering very similar to this one on July 9, 1997. Of the $150,000,000 shares registered for sale, as of May 13, 1999, the Company had received subscription proceeds of $121,591,634. We anticipate selling the remaining shares and therefore completing the initial offering in June 1999. Assuming 15,000,000 shares are sold in the initial offering, approximately $126,000,000 is expected to be invested in hotel properties and mortgage loans.

Q:      What types of hotels will you invest in?

A: We intend to purchase primarily limited service, extended stay and/or full service hotel properties.


Q:      What are the terms of your leases?


A: The leases we have entered into to date, and the leases we expect to enter into in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally require the tenant to pay us percentage rent or provide for increases in the base rent at specified times during the term of the lease.

Q:      How well have your investments done so far?

A: As of May 13, 1999, we have purchased, directly or indirectly, six newly constructed hotel properties. Two of these purchases were made in July 1998 and four were made in February 1999, so we have only limited information regarding their performance.

Q:      What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. Our Chief Executive Officer and President each have over 25 and 20 years, respectively, of experience with other CNL affiliates. In addition, our Chief Operating Officer and our Vice President of Finance and Administration have extensive previous experience investing in hotel properties. The majority of our Directors have extensive experience investing in hotels and/or other types of real estate.

        Certain of our officers, Directors and affiliates have operated several other REITs and partnerships in the past, although our affiliates have limited experience investing in hotel properties. The investment results from certain of those funds are included in this Prospectus under the heading "Prior Performance Information." Because those funds had different goals and the managers had different amounts of experience investing in the types of assets purchased by those funds, you cannot assume that the Company's investment returns will be similar to those described in the "Prior Performance Information" section.

Q:      How will you choose which investments to make?

A: We have hired CNL Hospitality Advisors, Inc. as our advisor. The Advisor has the authority, subject to the approval of our Directors, to make all of the Company's investment decisions.

Q:      Is the Advisor independent of the Company?


A: No. Some of our officers and Directors are officers and directors of the Advisor. The conflicts of interest the Company and Advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q:      If I buy shares, will I receive distributions and how often?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

        We intend to continue to make quarterly cash distributions to our stockholders. The amount of distributions is determined by the Board of Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 95% of our REIT taxable income each year.

Q:      Are distributions I receive taxable?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q: Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the Prospectus entitled "Summary of Reinvestment Plan."


                       Who Can Help Answer Your Questions?
                If you have more questions about the offering or
                   if you would like additional copies of this
                 Prospectus, you should contact your registered
                               representative or:

                        CNL Marketing Services Department
                              400 East South Street
                             Orlando, Florida 32801
                                 (800) 522-3863
                                 (407) 650-1000
                                www.cnlgroup.com

                               PROSPECTUS SUMMARY


         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                        CNL HOSPITALITY PROPERTIES, INC.

         CNL Hospitality Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is 400 East South Street, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company acquires hotel properties to be leased on a long-term "triple-net" basis, which means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. We intend to invest the proceeds of this offering in hotel properties, which may include furniture, fixtures and equipment, to be leased to operators of national and regional limited service, extended stay and full service hotel chains, located across the United States. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing to operators of hotel chains through secured equipment leases as loans or direct financing leases. See the "Business" section for a description of the hotel properties we currently own, our pending investments, the types of properties that may be selected by CNL Hospitality Advisors, Inc, the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2007, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2007, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

OUR REIT STATUS

         As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the Advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the Directors are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the Advisor also are officers or Directors of the Company. The Advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the Advisor's actions are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent Directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         See the "Management" and "The Advisor and The Advisory Agreement" sections for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services the Advisor will provide.

         Certain of our officers and Directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the Advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.


 RISK FACTORS


         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 11. You should read and understand all of the risk factors before making your decision to invest.

o As of May 13, 1999, we currently own, directly or indirectly, six hotels and have commitments to acquire, directly or indirectly, seven additional hotel properties. The acquisition of the seven properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. In addition, the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties; therefore, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o There is currently no public trading market for the shares, and there is no assurance that one will develop. Prior to listing, if at all, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

o We rely on the Advisor, subject to approval by the Board of Directors, with respect to all investment decisions. Not all of the officers and Directors of the Advisor have extensive experience, and our affiliates have limited experience, with acquiring and leasing hotels, which could adversely affect the Company's business.

o The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.

o Market and economic conditions that we cannot control will affect the value of our investments.


o We may make investments that will not appreciate in value over time, such as mortgage loans and building only properties, with the land owned by a third-party.


o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

o We do not yet have a commitment for long-term financing for the Company. If we do not obtain long-term financing, we will not be able to acquire as many properties or make as many mortgage loans and secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o The secured equipment lease program is dependent upon obtaining financing, which has not yet been secured.

o In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o        We  may  incur  debt,   including   debt  to  make   distributions   to
         stockholders, in order to maintain our status as a REIT.

o The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to you as a stockholder.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the Advisor in the past, including 18 public limited partnerships and one unlisted public REIT. As of December 31, 1998, these entities, which invest in restaurant properties that are leased on a "triple-net" basis to operators of restaurant chains, but do not invest in hotel properties, had purchased 1,139 fast-food, family-style, and casual-dining restaurants. In addition, an affiliate sponsors an unlisted public REIT that invests in health care and seniors' housing properties that are leased on a long-term, triple-net basis to operators of health care facilities. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these companies has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix C -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o    making distributions.

         o obtaining fixed income through the receipt of base rent, and increasing our income (and distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on mortgage loans and secured equipment leases.

         o    remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within three to eight years after commencement of this offering, either through
              (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within eight years after commencement of the offering, selling our assets and distributing the proceeds.

         See the "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" sections of this Prospectus for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform. The Company will also reimburse them for expenses they pay on behalf of the Company. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Offering Stage.

                  Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $18,750,000 if 25,000,000 shares are sold) and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $1,250,000 if 25,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee, to soliciting dealers who are not affiliates of the Company.

                  Soliciting Dealer Warrants. The Company will issue and sell to the managing dealer one soliciting dealer warrant for every 25 shares sold through this offering, up to a maximum of 1,000,000 soliciting dealer warrants, to purchase an equivalent number of shares of common stock of the Company. The managing dealer, in its sole discretion, may pass along all or any number of the soliciting dealer warrants to soliciting dealers who are members of the selling group, unless prohibited by federal or state securities laws. Each soliciting dealer warrant will entitle the holder to purchase one share of common stock from the Company for $12.00 during a period beginning one year from the date the Soliciting Dealer Warrant is issued and ending on the fifth anniversary of the commencement of this offering. Holders of soliciting dealer warrants may not exercise the soliciting dealer warrants to the extent such exercise would jeopardize the Company's status as a REIT. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants."

         Acquisition Stage.

                  Acquisition Fees. The Company will pay the Advisor a fee equal to 4.5% of the proceeds of this offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding amounts used to finance secured equipment leases ($11,250,000 if 25,000,000 shares are sold and up to an additional $4,500,000 if permanent financing equals $100,000,000) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans.

         Operational Stage.

                  Asset Management Fee. The Company will pay the Advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                  Secured Equipment Lease Servicing Fee. The Company will pay the Advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         Operational or Liquidation Stage.

         The Company will not pay the following fees until it has paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, the Company calculates the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions received by stockholders from the sale of assets of the Company and by any amounts paid by the Company to repurchase shares pursuant to the redemption plan.

                  Deferred, Subordinated Real Estate Disposition Fee. The Company may pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. See "The Advisor and the Advisory Agreement -- The Advisory Agreement."

                  Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the Advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay certain fees may be subject to conditions and restrictions or to change. The Company may reimburse the Advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and pay a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market occurs.

THE OFFERING

Offering Size...........................    o    Maximum -- $275,000,000
                                            o    $250,000,000  worth  of  common
                                                 stock   to   be    offered   to
                                                 investors    meeting    certain
                                                 suitability    standards    and
                                                 $25,000,000   worth  of  common
                                                 stock    available    only   to
                                                 investors who  purchased  their
                                                 shares in this  offering or our
                                                 initial public offering and who
                                                 choose  to  participate  in our
                                                 reinvestment plan.

Minimum Investments.....................    o    Individuals--$2,500--Additional
                                                 shares may be purchased in ten
                                                 dollar increments.

                                            o    IRA, Keogh and other  qualified
                                                 plans -- $1,000  --  Additional
                                                 shares may be  purchased in ten
                                                 dollar increments.

                                                 (Note:  The  amounts  apply  to
                                                 most  potential  investors, but
                                                 minimum  investments  may  vary
                                                 from state to state. Please see
                                                 "The Offering"  section,  which
                                                 begins on page 113).


Suitability Standards...................    o    Net worth (not including  home,
                                                 furnishings   and   personal
                                                 automobiles)   of   at   least
                                                 $45,000 and annual gross income
                                                 of at least $45,000;  or

                                            o    Net worth (not including  home,
                                                 furnishings     and    personal
                                                 automobiles)    of   at   least
                                                 $150,000.

                                                 (Note:   Suitability  standards
                                                 may vary from state to state.
                                                 Please  see  the   "Suitability
                                                 Standards and How to Subscribe"
                                                 section,  which  begins on page
                                                 21).

Duration and Listing....................  Anticipated to be three to eight years
                                          from   the   commencement  of   this
                                          offering.  If the shares are listed on
                                          a  national  securities  exchange  or
                                          over-the-counter market,  our  Company
                                          will become a perpetual  life  entity,
                                          and  we  will  then  reinvest proceeds
                                          from the sale of assets.


Distribution Policy.....................  Consistent  with  our  objective  of qualifying as a  REIT,  we  expect  to
                                          continue    to    pay    quarterly
                                          distributions and distribute at  least
                                          95% of our REIT taxable income.

Our Advisor...............................CNL Hospitality  Advisors,  Inc.  will administer the  day-to-day  operations
                                          of  our   Company   and   select   our
                                          Company's real   estate   investments,
                                          mortgage  loans  and secured equipment
                                          leases.

Estimated Use of Proceeds...............  o    84%-- To acquire hotel properties
                                               and make mortgage loans
                                          o    9%-- To pay fees and expenses  to
                                               affiliates for their services and
                                               as reimbursement of offering  and
                                               acquisition-related expenses
                                          o    7% -- To pay for  other  expenses
                                               of the offering

Our Reinvestment Plan...................  We have adopted  a  reinvestment  plan which will allow some stockholders  to
                                          have   the   full  amount   of   their
                                          distributions reinvested in additional
                                          shares that may be available.  We have
                                          registered  2,500,000  shares  of  our
                                          common stock for this purpose. See the
                                          "Summary of Reinvestment Plan" and the
                                          "Federal Income Tax Considerations --
                                          Taxation of Stockholders" sections and
                                          the   Form   of   Reinvestment   Plan
                                          accompanying   this   Prospectus   as
                                          Appendix   A   for   more   specific
                                          information   about  the  reinvestment
                                          plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         An Unspecified Property Offering.

                  Potential Investors Cannot Evaluate Properties Not Yet Acquired or Identified for Acquisition. We have established certain criteria for evaluating hotel chains, particular properties and the operators of the properties in which we may invest. See the "Business -- Standards for Investment in Properties" and "Business -- General" sections for a description of these criteria and the types of properties in which we intend to invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. In addition, as of the date of this Prospectus, we have purchased, directly or indirectly, six hotels and have entered into commitments for the direct or indirect acquisition of seven additional hotel properties. The acquisition of the seven properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. In addition, the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties; therefore, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

                  No Assurance of Obtaining Suitable Investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                  No Independent Review of the Company or the Prospectus by Managing Dealer. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         Possible Delays in Investment. The offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the Advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the Advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         No Current Public Market for Shares Which Could Make Sale of Shares Difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list the Company's shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that the Company will not apply for listing before the completion or termination of this offering. There can be no assurance that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets owned by the Company or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         Limited Operating History. As of the date of this Prospectus, the Company has purchased, directly or indirectly, six properties, and prior to October 15, 1997, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         Limited Experience of Management. None of the prior public programs organized by our affiliates has invested in hotels. The limited experience of certain of our management in investing in hotel properties may adversely affect the Company's results of operations and therefore its ability to pay distributions.

         Company is Dependent on Advisor. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions and financings. The Board of Directors may fire the Advisor, with or without cause, but only subject to payment and release of the Advisor from all guarantees and other obligations incurred as Advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the Advisor will achieve the Company's objectives or that the Board of Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that the Company would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         Conflicts of Interest.

         We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between the Company and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                  Selection of Properties Acquired. The Advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to the Company. The selection of properties to be transferred by the Advisor to the Company may be subject to conflicts of interest. We cannot be sure that the Advisor will act in the Company's best interests when deciding whether to allocate any particular property to the Company. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                  Competing Demands on Officers and Directors. The Directors and certain of the officers of the Company and the directors and certain of the officers of the Advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and Directors will share their management time and services among those companies and the Company, will not devote all of their attention to the Company and could take actions that are more favorable to the other companies than to the Company.

                  Timing of Sales and Acquisitions May Favor the Advisor. The Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by the Company. Our Board of Directors must approve any investments and sales, but the Advisor's recommendation to the Board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between the Company and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                  Property Development by Affiliates. Properties acquired by the Company may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent Directors, must approve employing an affiliate of the Company to serve as a developer. There is a risk, however, that the Company would acquire properties that require development so that an affiliate would receive the development fee.

                  We May Invest With Affiliates of the Advisor. We may invest in joint ventures with another program sponsored by the Advisor or its affiliates. The Board of Directors, including the independent Directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers.

                  No Separate Counsel for the Company, Affiliates and Investors. The Company, its affiliates and investors may have interests which conflict with one another, but none of them currently has the benefit of separate counsel.

         Company May Not Have Sufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. As of March 31, 1999, the Company had stockholders' equity of $79,083,113. If we do not have sufficient capital, we may not be able to meet our business objectives, which could decrease the return on your investment.

 REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible Lack of Diversification Increases Risk of Investment. There is no limit on the number of properties of a particular hotel chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent Directors. The Board of Directors, including a majority of the independent Directors, will review the Company's properties and potential investments in terms of geographic and hotel chain diversification. At this time, all of the Company's properties are Marriott-branded hotels. If we continue to concentrate our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment or by the poor judgment of a particular management group.

         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to diversify our investments or achieve the highest possible return on our investments.

         Lack of Control Over Market and Business Conditions. Changes in general or local economic or market conditions, increased costs of energy, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond the control of the Company and the Board of Directors may reduce the value of properties to be acquired by the Company, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, we might not have cash available to make distributions to our stockholders.

         Impact of Adverse Trends in the Hotel Industry. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the hotel industry, including greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The "Business - General" section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel chain, the ability of a hotel chain to fulfill any obligations to operators of its business, and trends in the hotel industry may affect the income of the Company and the funds we have available to distribute to stockholders.

         Company Will Not Control Property Management. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior hotel experience. Although we believe the tenants of the six properties directly or indirectly owned, and the seven properties identified as probable acquisitions, as of May 13, 1999, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

         Company May Not Control Joint Ventures. Our independent Directors must approve all joint venture or general partnership arrangements to which the Company is a party. Subject to such approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         Investments in joint ventures involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that such co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than the Company. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, our ability to pay distributions to our stockholders.

         Difficulty in Exiting a Joint Venture After an Impasse. If we enter into a joint venture, there will be a potential risk of impasse in certain joint venture decisions since our approval and the approval of each co-venturer will be required for certain decisions. In any joint venture with an affiliated program, however, we will have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to consummate the buy-out. See "Business - Joint Venture Arrangements." In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops.

         Lack of Control Over Properties Under Construction. We intend to acquire sites on which a property to be owned by the Company will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide certain safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-
established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. See "Business - Site Selection and Acquisition of Properties."

         Ground Lease Property Risks. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         We Do Not Control Third Party Franchise Agreements. We will not be a party to any franchise agreement between a hotel chain and a tenant; so, those agreements could be modified or canceled without notice to us, or our prior consent. In that event, we could require the tenant to cease its operations at the property, although the tenant's obligation to pay rent to the Company would continue. However, if we removed a tenant due to the cancellation of the tenant's franchise agreement, we would be required to locate a new tenant acceptable to the hotel chain. As a result, if a tenant's franchise agreement is canceled or amended, we may have difficulty removing the tenant and difficulty realizing our expected return on the property.

         Multiple Property Leases or Mortgage Loans with Individual Tenants or Borrowers Increase Risks. The value of the Company's properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing under certain circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         Re-leasing of Properties May Be Difficult. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay distributions.

         Inability to Control the Sale of Certain Properties. We expect to give certain tenants the right, but not the obligation, to purchase their property from the Company commencing a specified number of years after the date of the lease. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the Advisor and the Board of Directors to freely control the sale of the property. See "Business - Description of Property Leases - Right of Tenant to Purchase."

         Limitations on the Ability of the Company to Liquidate. For the first three to eight years after commencement of this offering, we intend to use any proceeds from the sale of properties or mortgage loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT to acquire additional properties, make additional mortgage loans and repay outstanding indebtedness. The proceeds from the sale of secured equipment leases will be used to fund additional secured equipment leases, or to reduce our outstanding indebtedness. If the shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from sales in other properties, mortgage loans or secured equipment leases for an indefinite period of time. If the shares are not listed by December 31, 2007, we will undertake to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to the orderly liquidation of the Company, unless the stockholders elect otherwise.

         Neither the Advisor nor the Board of Directors may be able to control the timing of sales due to market conditions, and there can be no assurance that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of the Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         Seasonality of Hotel Industry. The hotel industry is seasonal. As a result, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our hotel properties. Any reduction in percentage rent would reduce the amount of cash we could distribute to our stockholders.

         Risks of Mortgage Lending.

                  Real Estate Market Conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, the risk of the loans to the Company will increase and the values of our interests may decrease.

                  Investment Subject to Interest Rate Fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                  Delays in Liquidating Defaulted Mortgage Loans Could Reduce Our Investment Returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                  Returns May Be Limited By Regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Risks of Secured Equipment Leasing.

                  Collateral May Be Inadequate to Secure Leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

                  Returns May Be Limited By Regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

                  "Tax  Risks"  discusses   certain  federal  income  tax  risks
associated with the secured equipment lease program.

         Possible Environmental Liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from our properties.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify the Company and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure
(i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company. The imposition on the Company of environmental liabilities could have an adverse effect on our financial condition or results of operation.

FINANCING RISKS

         Uncertainty of Long-Term Financing. The Company intends to obtain long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. If we do not obtain long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

         Anticipated Borrowing has Risks. The Company may borrow money to acquire assets, to preserve its status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $100,000,000 to provide financing for the acquisition of assets. On July 31, 1998, we entered into an initial $30,000,000 line of credit to be used to acquire hotel properties. We may also obtain long-term, permanent financing. We do not think that our permanent financing will exceed 30% of the Company's total assets. The Company may repay the lines of credit with proceeds from this offering, working capital or permanent financing. We may not borrow more than 300% of the Company's net assets, without showing our independent Directors that a higher level of borrowing is appropriate. The use of borrowing may be risky if the cash flow from the Company's real estate and other investments is insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, distributions and Company operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

         We Can Borrow Money to Make Distributions. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         Competition. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. Our ability to receive rent, in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties will depend in part on the ability of the tenants to compete successfully with other businesses in the vicinity. In addition, we will compete with other financing sources for suitable tenants and properties. If we and our tenants are unable to compete successfully, our results of operations will be adversely affected.

         Inflation Could Adversely Affect Investment Returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         Lack of Adequate Insurance. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business - Description of Property Leases - Insurance, Taxes Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain.

         Possible Effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on the Company, the amount of funds available for us to make distributions to stockholders would be reduced.

         Effects of Governing Documents and Maryland Law on Potential Takeovers. Certain provisions of the Company's Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of the Company by third parties. Certain other provisions of the Articles of Incorporation which exempt the Company from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between the Company and beneficial owners of 10% or more of the voting power of the outstanding voting stock of the Company and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of the total voting power of the Company. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause the Company to fail to qualify as a REIT. See "-- Tax Risks -- Failure to Qualify as a REIT for Tax Purposes," "-- Tax Risks -- Limitations on Share Ownership," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations, and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" sections of this Prospectus.

         Ownership Limitations Relating to REIT Status. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of the outstanding common stock to no more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person (as defined in the Articles of Incorporation). If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         Majority Stockholder Vote May Discourage Changes of Control. Stockholders may take certain actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. All actions taken, if approved by the holders of the requisite number of shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company.

         Potential for Dilution.  Stockholders have no preemptive  rights. If we
(i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, including shares issuable upon exercise of the soliciting dealer warrants, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in the Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in the best interests of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

         Board of Directors Can Take Many Actions Without Stockholder Approval. The Board of Directors has overall authority to conduct the Company's operations. This authority includes significant flexibility. For example, the Board of Directors can (i) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders (see "Summary of the Articles of Incorporation and Bylaws - Restriction of Ownership"); (ii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iii) change the compensation of the Advisor, and employ and compensate affiliates; (iv) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (v) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         Reliance on Advisor and Board of Directors; No Management Rights for Stockholders. If you invest in the Company, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of the Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors.

         Limited Liability of Officers and Directors. The Articles of Incorporation and Bylaws provide that an officer or Director's liability for monetary damages to the Company, its stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and Directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and Director and agreed to indemnify the officer or Director for any such liabilities that he or she incurs. These indemnification agreements could limit the ability of the Company and the stockholders to effectively take action against the Directors and officers of the Company arising from their service to the Company. See "Summary of the Articles of Incorporation and Bylaws - Limitation of Liability and Indemnification."

TAX RISKS

         Failure to Qualify as a REIT for Tax Purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 95% of its income to its stockholders. We have not requested, and do not plan to request a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman , that we meet the requirements for qualification as a REIT for the taxable years ending through December 31, 1998 and that we are in a position to continue such qualification.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Risks Relating to Leases of Properties. Our tax counsel, Shaw Pittman , is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Shaw Pittman is unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 95% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

         Risks Associated with Loans Secured by Personal Property. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, we may not own securities in, or make loans to, any one company (other than a REIT) which have, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         Risks Associated with Distribution Requirements. Subject to certain adjustments that are unique to REITs, a REIT generally must distribute 95% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         Limitations on Share Ownership. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of such class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of the common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         Other Tax Liabilities. Even if we qualify as a REIT, we may be subject to certain federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in Tax Laws. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS


         The shares of common stock offered hereby (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's Shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment.


         Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

         OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.


         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code (the "Code"). See "The Offering -- ERISA Considerations ." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in one of the forms attached hereto as Appendix D. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska, New York, and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Company's reinvestment plan (the "Reinvestment Plan"). See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 25,000,000 Shares are sold. The Company estimates that 84% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be available for the purchase of properties (the "Properties") and the making of mortgage loans (the "Mortgage Loans"), and approximately 9% of Gross Proceeds will be paid in fees and expenses to affiliates of the Company (the "Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                                                      Maximum Offering(1)
                                                                                      -------------------
                                                                                     Amount        Percent
                                                                                     ------        -------

GROSS PROCEEDS TO THE COMPANY (2)..........................................       $250,000,000      100.0%
Less:
   Selling Commissions to CNL
      Securities Corp. (2).................................................         18,750,000        7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp. (2).............................................          1,250,000        0.5%
   Offering Expenses (3)...................................................          7,500,000        3.0%
                                                                                  ------------      ------

NET PROCEEDS TO THE COMPANY................................................        222,500,000       89.0%
Less:
   Acquisition Fees to the Advisor (4).....................................         11,250,000        4.5%
   Acquisition Expenses (5)................................................          1,250,000        0.5%
   Initial Working Capital Reserve.........................................           (6)
                                                                                --------------       ------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OF MORTGAGE LOANS

   BY THE COMPANY (7)......................................................       $210,000,000       84.0%
                                                                                  ============      ======



FOOTNOTES:

(1)  Excludes  2,500,000  Shares that may be sold  pursuant to the  Reinvestment
     Plan and 1,000,000 shares that may be sold upon the exercise of the warrants (the "Soliciting Dealer Warrants"). See the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution" sections for a description of the Soliciting Dealer Warrants.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions. ("Selling Commissions") See "The Offering-- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers, and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering-- Plan of Distribution" for a more complete description of this fee. The Company also will issue to the Managing Dealer a Soliciting Dealer Warrant to purchase one share of common stock for every 25 Shares sold, to be exercised, if at all, during the five-year period commencing with the date the offering begins (the "Exercise Period"), at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval of, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of the Articles of Incorporation and Bylaws-- Description of Capital Stock-- Soliciting Dealer Warrants" and "The Offering-- Plan of Distribution."

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of Gross Proceeds. The Offering Expenses paid by the Company, together with the 7.5% Selling Commissions and the 0.5% marketing support and due diligence expense reimbursement fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include acquisition expenses ("Acquisition Expenses").

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan and Soliciting Dealer Warrants. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 25,000,000 Shares ($250,000,000) may be sold. An additional 2,500,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. An additional 1,000,000 Shares ($12,000,000) of common stock also may be sold to the Managing Dealer and reallowed to certain Soliciting Dealers who may exercise Soliciting Dealer Warrants at an exercise price of $12.00 per share during the Exercise Period for such shares.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


------------------------------------------------------------------------------------------------------------------------------------
         Type of
      Compensation                                                                                              Estimated
      and Recipient                                  Method of Computation                                   Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------
                                                        Offering Stage
------------------------------------------------------------------------------------------------------------------------------------
Selling   Commissions  to    Selling  Commissions of 7.5% per Share on all Shares sold,  subject    $18,750,000 if 25,000,000 Shares
Managing    Dealer    and    to  reduction  under  certain  circumstances  as  described in "The    are sold.
Soliciting Dealers           Offering  --  Plan  of  Distribution."  Soliciting  Dealers  may  be
                             reallowed  Selling  Commissions  of up  to 7%  with
                             respect  to Shares  they  sell.  In  addition,  the
                             Managing Dealer will receive one Soliciting  Dealer
                             Warrant for every 25 Shares sold,  all or a portion
                             of which may be  reallowed to  Soliciting  Dealers,
                             with prior written  approval  from, and in the sole
                             discretion  of,  the  Managing  Dealer.   See  "The
                             Offering -- Plan of Distribution."
------------------------------------------------------------------------------------------------------------------------------------
Marketing  support  and      Expense  allowance  of 0.5% of  Gross  Proceeds  to the Managing        $1,250,000 if 25,000,000 Shares
due diligence expense        Dealer, all or a portion of which may be reallowed to Soliciting        are sold.
reimbursement  fee to        Dealers with prior written  approval from,  and in the sole
Managing  Dealer and         discretion  of, the Managing  Dealer.  The Managing  Dealer will pay
Soliciting Dealers           all sums attributable to bona fide due diligence expenses from this fee, in the Managing Dealer's sole discretion.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the         Actual expenses incurred,  except that the Advisor will pay all         Amount is not determinable at
Advisor and its              such expenses in excess of 3% of Gross  Proceeds.  The Offering         this time, but will not exceed
Affiliates for Offering      Expenses paid by the Company,  together  with the 7.5% Selling          3% of Gross Proceeds:$7,500,000
Expenses                     Commissions and the 0.5% marketing support and due diligence            if 25,000,000 Shares are sold.
                             expense  reimbursement  fee incurred by the Company
                             will  not  exceed  13% of the  proceeds  raised  in
                             connection with this offering.
------------------------------------------------------------------------------------------------------------------------------------
                                                       Acquisition Stage
------------------------------------------------------------------------------------------------------------------------------------
Acquisition  Fee to the      4.5% of Gross Proceeds, loan proceeds from permanent financing and      $11,250,000 if 25,000,000
Advisor                      and amounts outstanding on the line of credit, if any, at the time of   Shares are sold plus $4,500,000
                             listing  the  Company's  common  stock  on  a  national  securities     if Permanent Financing equals
                             exchange or  over-the-counter  market  ("Listing"),  but  excluding     $100,000,000.
                             loan   proceeds   used  to   finance   secured   equipment   leases
                             (collectively,   "Total  Proceeds")   payable  to  the  Advisor  as
                             Acquisition Fees.
------------------------------------------------------------------------------------------------------------------------------------
Other   Acquisition  Fees    Any fees paid to Affiliates  of the Advisor in connection  with the    Amount  is  not  determinable at
to   Affiliates   of  the    financing,  development,  construction or renovation of a Property.    this time.
Advisor                      Such fees are in addition to 4.5% of Total Proceeds  payable to the
                             Advisor  as  Acquisition  Fees,  and  payment  of such fees will be subject  to  approval  by  the  Board  of  Directors,  including  a majority of the Directors who are  independent  of the Advisor (the
                             "Independent   Directors"),   not   otherwise   interested  in  the
                             transaction.
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------------------------------------------------------------------------------------------------------------------------------------
         Type of
      Compensation                                                                                              Estimated
      and Recipient                                  Method of Computation                                   Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement   of           Reimbursement  to the  Advisor  and  its  Affiliates  for  expenses    Acquisition Expenses,  which are
Acquisition  Expenses  to    actually incurred.                                                     based  on a  number  of factors,
the   Advisor   and   its                                                                           including  the purchase price of
Affiliates                   The  total of all  Acquisition  Fees and any  Acquisition  Expenses    the    Properties,    are    not
                             payable to the Advisor and its  Affiliates  shall be reasonable and    determinable at this time.
                             shall not  exceed an amount  equal to 6% of the Real  Estate  Asset
                             Value of a Property,  or in the case of a Mortgage  Loan, 6% of the funds  advanced,  unless a  majority  of the  Board  of  Directors, including a majority of the  Independent  Directors  not  otherwise interested  in the  transaction,  approves  fees in  excess of this
                             limit  subject  to  a   determination   that  the   transaction  is
                             commercially  competitive,  fair  and  reasonable  to the  Company.
                             Acquisition  Fees  shall be  reduced  to the  extent  that,  and if necessary  to limit,  the total  compensation  paid to all  persons
                             involved  in  the   acquisition  of  any  Property  to  the  amount
                             customarily  charged in arm's-length  transactions by other persons or  entities  rendering  similar  services  as  an  ongoing  public activity  in the  same  geographical  location  and for  comparable types of  Properties,  and to the  extent  that  other  acquisition fees,  finder's  fees,  real estate  commissions,  or other similar fees or commissions  are paid by any person in connection  with the transaction.  "Real Estate  Asset Value" means the amount  actually paid or allocated to the  purchase,  development,  construction  or improvement  of a  Property,  exclusive  of  Acquisition  Fees  and
                             Acquisition Expenses.
------------------------------------------------------------------------------------------------------------------------------------
                                                       Operational Stage
------------------------------------------------------------------------------------------------------------------------------------
Asset  Management  Fee to    A monthly Asset  Management  Fee in an amount equal to one-twelfth     Amount is not  determinable at
the Advisor                  of 0.6% of the Company's Real Estate Asset Value and the               this time. The amount of the
                             outstanding  principal  amount of any Mortgage Loans, as of the end    Asset Management Fee will depend
                             of the  preceding  month.  Specifically,  Real  Estate  Asset Value    upon,  among  other  things, the
                             equals the amount  invested in the  Properties  wholly owned by the    cost  of the  Properties and the
                             Company,  determined  on the  basis of cost,  plus,  in the case of    amount   invested   in  Mortgage
                             Properties  owned by any joint venture or  partnership in which the    Loans.
                             Company is a co-venturer or partner ("Joint Venture"),  the portion of the cost of such  Properties  paid by the Company,  exclusive of
                             Acquisition  Fees and Acquisition  Expenses.  The Asset  Management
                             Fee, which will not exceed fees which are  competitive  for similar services in the same  geographic  area, may or may not be taken, in whole  or in part as to any  year,  in the sole  discretion  of the
                             Advisor.  All or any portion of the Asset  Management Fee not taken as to any fiscal year shall be deferred  without  interest  and may be taken in such other fiscal year as the Advisor shall determine.
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
         Type of
      Compensation                                                                                              Estimated
      and Recipient                                  Method of Computation                                   Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement    to   the    Operating Expenses (which, in general,  are those expenses relating    Amount  is  not  determinable at
Advisor  and   Affiliates    to  administration  of the  Company  on an ongoing  basis)  will be    this time.
for operating expenses       reimbursed by the Company.  To the extent that  Operating  Expenses payable or reimbursable by the Company, in any four
                             consecutive  fiscal quarters (the "Expense  Year"),
                             exceed the greater of 2% of Average Invested Assets
                             or 25% of Net Income (the "2%/25% Guidelines"), the
                             Advisor shall  reimburse the Company within 60 days
                             after  the end of the  Expense  Year the  amount by
                             which the total Operating Expenses paid or incurred
                             by  the  Company  exceed  the  2%/25%   Guidelines.
                             "Average  Invested  Assets" means,  for a specified
                             period,  the average of the aggregate book value of
                             the assets of the  Company  invested,  directly  or
                             indirectly,   in  equity  interests  in  and  loans
                             secured  by  real  estate   before   reserves   for
                             depreciation or bad debts or other similar non-cash
                             reserves,  computed  by taking the  average of such
                             values at the end of each month during such period.
                             "Net  Income"  means  for  any  period,  the  total
                             revenues  applicable to such period, less the total
                             expenses   applicable  to  such  period   excluding
                             additions to reserves for depreciation,  bad debts,
                             or  other  similar  non-cash  reserves;   provided,
                             however,  Net Income for  purposes  of  calculating
                             total  allowable  Operating  Expenses shall exclude
                             the gain from the sale of the Company's assets.

------------------------------------------------------------------------------------------------------------------------------------
         Type of
      Compensation                                                                                              Estimated
      and Recipient                                  Method of Computation                                   Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------

Deferred,  subordinated      A deferred,  subordinated  real estate  disposition fee, payable upon     Amount is not determinable at
real estate  disposition     the Sale of one or more Properties,  in an amount equal to the            this time. The amount of this
fee  payable  to the         lesser of (i) one-half of a Competitive Real Estate Commission, or        fee, if it becomes payable,
Advisor from a Sale or       (ii) 3% of the sales  price of such  Property  or  Properties.            depend upon the price at
Sales of a Property not      Payment of such fee shall be made only if the Advisor provides a          which Properties are sold.
in liquidation of the        substantial amount of services in connection with the Sale of a Property
Company                      or Properties and shall be subordinated to receipt by the stockholders of  Distributions  equal to the sum of (i) their aggregate
                             Stockholders'  8% Return  (as defined below) and (ii) their aggregate  investment in the Company ("Invested Capital").  In general,
                             Invested  Capital is the amount of cash paid by the
                             stockholders  to  the  Company  for  their  Shares,
                             reduced  by  certain  prior  Distributions  to  the
                             stockholders  from the sales of assets.  If, at the
                             time of a Sale,  payment of the  disposition fee is
                             deferred because the subordination  conditions have
                             not been satisfied,  then the disposition fee shall
                             be  paid at such  later  time as the  subordination
                             conditions  are  satisfied.  Upon  Listing,  if the
                             Advisor  has  accrued  but not been  paid such real
                             estate   disposition  fee,  then  for  purposes  of
                             determining  whether the  subordination  conditions
                             have been satisfied, stockholders will be deemed to
                             have received a Distribution in the amount equal to
                             the product of the total number of Shares of Common
                             Stock  outstanding and the average closing price of
                             the Shares over a period,  beginning 180 days after
                             Listing,  of 30 days  during  which the  Shares are
                             traded. "Stockholders' 8% Return," as of each date,
                             means   an   aggregate   amount   equal  to  an  8%
                             cumulative,   noncompounded,   annual   return   on
                             Invested Capital.
------------------------------------------------------------------------------------------------------------------------------------

Subordinated  incentive      At such time, if any, as Listing occurs, the Advisor shall be paid     Amount is not  determinable at
fee payable to the the       subordinated incentive fee ("Subordinated Incentive Fee") in           this time.
Advisor at such time, if     amount equal to 10% of the amount by which (i) the market value of
any,  as Listing occurs      the Company (as defined below) plus the total Distributions made to  stockholders  from the Company's  inception until the date of Listing  exceeds  (ii) the sum of (A) 100% of  Invested  Capital and  (B)  the  total  Distributions  required  to be  made  to  the stockholders  in  order to pay the  Stockholders'  8%  Return  from inception  through  the date the market  value is  determined.  For purposes of calculating the Subordinated  Incentive Fee, the market value of the Company shall be the average  closing price or average of bid and  asked  price,  as the case may be,  over a period of 30 days during which the Shares are traded with such period  beginning
                             180 days after  Listing.  The  Subordinated  Incentive  Fee will be reduced  by the  amount of any prior  payment  to the  Advisor of a deferred,  subordinated share of Net Sales Proceeds
                             from Sales of assets of the Company.

------------------------------------------------------------------------------------------------------------------------------------

Deferred,    subordinated    A deferred,  subordinated  share equal to 10% of Net Sales Proceeds    Amount  is  not  determinable at
share   of   Net    Sales    from Sales of  assets of the Company  payable after receipt by the    this time.
Proceeds  from Sales of      stockholders  of  Distributions   equal  to  the  sum  of  (i)  the
assets  of  the   Company    Stockholders'  8%  Return  and  (ii)  100%  of  Invested   Capital.
not  in   liquidation  of    Following  Listing,  no share of Net Sales Proceeds will be paid to
the  Company  payable  to    the Advisor.
the Advisor



------------------------------------------------------------------------------------------------------------------------------------
         Type of
      Compensation                                                                                              Estimated
      and Recipient                                  Method of Computation                                   Maximum Amount
------------------------------------------------------------------------------------------------------------------------------------

Performance Fee              Upon termination of the Advisory  Agreement,  if Listing has not      Amount is not  determinable at
payable to the Advisor      occurred and the Advisor has met applicable performance standards,    this time.

                             the Advisor shall be paid the  Performance  Fee in the amount equal to 10% of the  amount  by  which  (i) the  appraised  value  of the
                             Company's  assets  on the  date  of  termination  of  the  Advisory
                             Agreement (the "Termination  Date"), less any indebtedness  secured by such assets,  plus total Distributions paid to stockholders from the Company's  inception through the Termination Date, exceeds (ii)
                             the sum of 100% of  Invested  Capital  plus an amount  equal to the
                             Stockholders'  8% Return from  inception  through  the  Termination
                             Date.  The  Performance  Fee, to the extent  payable at the time of
                             Listing,  will  not  be  payable  in  the  event  the  Subordinated
                             Incentive Fee is paid.
------------------------------------------------------------------------------------------------------------------------------------
Secured Equipment Lease      A fee paid to the Advisor out of the proceeds of the one or more       Amount is not  determinable  at
Servicing Fee to             revolving  lines of credit (collectively,  the "Line of  Credit") or   this time.
the Advisor                  Permanent Financing for negotiating furniture, fixture and equipment  ("Equipment")  loans or direct financing
                             leases  (the   "Secured   Equipment   Leases")  and
                             supervising  the Secured  Equipment  Lease  program
                             equal to 2% of the purchase  price of the Equipment
                             subject to each  Secured  Equipment  Lease and paid
                             upon entering into such lease.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement    to   the    Repayment by the Company of actual expenses incurred.                  Amount not  determinable at this
Advisor  and   Affiliates                                                                           time.
for   Secured   Equipment
Lease     servicing
expenses

------------------------------------------------------------------------------------------------------------------------------------
                                                       Liquidation Stage
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated      A deferred, subordinated real estate disposition fee, payable upon      Amount is not  determinable at
real estate  disposition    Sale of one or more  Properties,  in an amount equal to the lesser      this time.  The amount of this
fee payable to the          of (i) one-half of a Competitive Real Estate Commission, or (ii)        fee, if it becomes payable, will
Advisor from a Sale or      3% of the sales price of such Property or Properties.  Payment of       depend upon the price at which
Sales in  liquidation  of   such fee shall be made only if the Advisor  provides a substantial      Properties  are sold.
the Company                 amount of services in connection with the Sale of a Property or
                             Properties and shall be  subordinated to receipt by
                             the stockholders of Distributions  equal to the sum
                             of (i) their aggregate  Stockholders' 8% Return and
                             (ii) their aggregate  Invested Capital.  If, at the
                             time of a Sale,  payment of the  disposition fee is
                             deferred because the subordination  conditions have
                             not been satisfied,  then the disposition fee shall
                             be  paid at such  later  time as the  subordination
                             conditions are satisfied.
------------------------------------------------------------------------------------------------------------------------------------
Deferred,   subordinated    A deferred,  subordinated  share equal to 10% of Net Sales Proceeds    Amount  is  not  determinable  at
share   of   Net    Sales   from Sales of  assets of the Company  payable after receipt by the     this time.
Proceeds  from Sales of     stockholders  of  Distributions   equal  to  the  sum  of  (i)  the
assets of the  Company in   Stockholders'  8%  Return  and  (ii)  100%  of  Invested   Capital.
liquidation     of    the   Following  Listing,  no share of Net Sales Proceeds will be paid to
Company  payable  to  the   the Advisor.
Advisor
------------------------------------------------------------------------------------------------------------------------------------



                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.

                               CNL Group, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units


      Capital Markets                       Retail
      ---------------                       ------
         CNL Securities Corp. (2)              Commercial Net Lease Realty, Inc. (4)
         CNL Investment Company
                                            Restaurant
                                            ----------
                                               CNL Fund Advisors, Inc.
      Corporate Services
      ------------------
         CNL  Shared Services, Inc. (3)

                                            Hospitality
                                            -----------

                                               CNL Hospitality Advisors, Inc. (5)
                                               CNL Hotel Development Company

                                            Health Care
                                            -----------
                                               CNL Health Care Advisors, Inc.
                                               CNL Health Care Development, Inc.

                                            Financial Services
                                            ------------------
                                               CNL Financial Services, Inc.
                                               CNL Advisory Services, Inc.

                                            Corporate Properties
                                            --------------------
                                               CNL Corporate Properties, Inc.



--------------------------
(1) James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.

(2) CNL Securities Corp. (a wholly owned subsidiary of CNL Group, Inc.) has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(3) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) (a wholly owned subsidiary of CNL Group, Inc.) and other Affiliates provide administrative and accounting services for various CNL entities, including the Company.

(4) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.


(5) CNL Hospitality Advisors, Inc. (a majority owned subsidiary of CNL Group, Inc.) provides management and advisory services to the Company pursuant to the Advisory Agreement.

PRIOR AND FUTURE PROGRAMS

         In the past, affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may in the future invest in hotel properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

ACQUISITION OF PROPERTIES

         Affiliates of the Advisor may compete with the Company to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a property, as well as the terms of the lease of a property or investment in a mortgage loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Hotel Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant, (ii) a satisfactory credit underwriting for the proposed tenant has been completed, and (iii) a satisfactory site inspection has been completed.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- Company May Not Control Joint Ventures."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory
Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation , or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.


         3. The Company will not make any loans to Affiliates. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."


         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer Mortgage Loans and/or to offer Secured Equipment Leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of hotels and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional   conflict   resolution   procedures  are  identified  under
"Conflicts of Interest -- Sales of Properties," "-- Joint Investment With An Affiliated Program," and "-- Legal Representation."


                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Securities, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is currently $10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 2,500,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 2,500,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, or the initial public offering (the "Initial Offering"), may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution") and a marketing support and due diligence fee of 0.5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.


         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her Participation, the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares, and the Company's record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan, by notifying the Reinvestment Agent and completing any required forms.


         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently MMS Securities, Inc. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8%, for a net redemption price of $9.20 per Share. The aforementioned redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a 0.5% marketing support and due diligence fee payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- No Current Public Market for Shares Which Could Make Sale of Shares Difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company invests in Properties to be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. Some leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures paid for by the Company in excess of amounts in the reserve fund. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Hotel Chains secured by real estate owned by the operators. To a lesser extent, the Company may also offer Secured Equipment Leases to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Hotel Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Description of Property Leases -- Computation of Lease Payments," below.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past seven consecutive years. Also according to Smith Travel Research, in 1997, the industry reached its highest absolute level of pre-tax profit in its history at approximately $17 billion, higher than the original estimate of $14.6 billion, an increase of approximately 36% over 1996.


                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                      Year                         Profitability
                      ----                         -------------

                      1993                           $  2.4
                      1994                              5.5
                      1995                              8.5
                      1996                             12.5
                      1997                             17.0

         Source:  Smith Travel Research

         As indicated in the table below, the average daily room rate increased 4.4% in 1998, from $75.31 in 1997 to $78.62 in 1998, resulting in 11 consecutive years of room rate growth.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                      Year                             Rate
                      ----                             ----

                      1987                           $52.58
                      1988                            54.47
                      1989                            56.35
                      1990                            57.96
                      1991                            58.08
                      1992                            58.91
                      1993                            60.53
                      1994                            62.86
                      1995                            65.81
                      1996                            70.81
                      1997                            75.31
                      1998                            78.62

         Source:  Smith Travel Research

         Revenue per available room also increased by 3.6% from $48.57 in 1997 to $50.32 in 1998. In 1998, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1998, total occupancy fell 0.8% from 64.5% in 1997 to 64.0%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996.

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. Total travel expenditures in the United States generated $481.5 billion in sales. In addition, there were 49,000 hotel properties which included over 3.8 million hotel rooms recording $85.6 billion in revenue. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7 million direct jobs, generating $18.93 billion in wages. Nationally, 13.8% of total hotel rooms available are located in urban areas, 35.3% in suburban areas, 33.2% in highway locations, 6.4% in airport areas, and the remaining 11.3% in resort locations.

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment in Properties" below) in order to reduce risks of default; monitoring statistics relating to hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Chains, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company may also offer Secured Equipment Leases to operators of Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years),
(ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $100,000,000, and may, in addition, also obtain Permanent Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. See "Business -- Borrowing" for a description of the $30,000,000 Line of Credit. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of May 13, 1999, the Company had acquired, directly or indirectly, six hotel Properties consisting of land, building and equipment and had initial commitments to acquire, directly or indirectly, seven additional Properties. However, as of May 13, 1999, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant,
(ii) a satisfactory credit underwriting for the proposed tenant has been completed, and (iii) a satisfactory site inspection has been completed. However, the initial disclosure of any proposed acquisition, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based on the purchase prices of the six Properties acquired directly or indirectly by the Company as of May 13, 1999 and current market conditions, the Company and the Advisor have estimated an average purchase price of $10,000,000 to $40,000,000 per hotel Property. Assuming the Company receives the full $250,000,000 Net Offering Proceeds from this offering, for which there is no assurance, the Company could invest in a total of approximately 13 to 34 hotel Properties (including 5 to 21 Properties to be acquired with the proceeds of this offering and 2 to 7 additional Properties to be acquired with the proceeds of the Initial Offering). In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to 20% of the Company's investment for each hotel Property will be for the cost of land and 80% to 90% for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible Lack of Diversification Increases Risk of Investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Atlanta Portfolio. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the "Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as landlord, entered into two separate, long-term lease agreements. The tenant of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated tenant. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:


o The initial term of each lease expires in approximately 19 years, on August 31, 2017.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

o The leases will require minimum rent payments to the Company of $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

o Minimum rent payments will increase to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases will require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

o A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property will be retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Stormont Trice Management Corporation for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

o The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties will establish a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve will be made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Stormont Trice Corporation, Stormont Trice Development Corporation and Stormont Trice Management Corporation jointly and severally will guarantee the obligations of the tenant under the leases for the Buckhead (Lenox Park) and the Gwinnett Place Properties combined. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Buckhead (Lenox
         Park) and the Gwinnett Place Properties exceeds minimum rent due under the leases by 25% for any trailing 12 month period. The guarantee is equal to $2,835,000 for the first two years, and $1,197,000 for the third year.

         Pursuant to the purchase agreement in connection with the acquisition of the two Properties directly owned by the Company, the Company may be required to make an additional payment of up to $1 million, contingent upon these Properties achieving certain gross earnings before interest, taxes, depreciation and amortization, as compared to the original purchase price pursuant to a formula during a 36 month period ending July 31, 2001. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

         The estimated  federal income tax basis of the  depreciable  portion of
the  Buckhead   (Lenox  Park)  Property  and  the  Gwinnett  Place  Property  is
approximately $14,700,000 and $11,100,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property are newly constructed hotels which commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an
Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:


                       Buckhead (Lenox Park) Property                               Gwinnett Place Property
           --------------------------------------------------------     -------------------------------------------------

                   Average           Average              Revenue            Average           Average           Revenue
                  Occupancy         Daily Room         per Available        Occupancy         Daily Room      per Available
    Year             Rate              Rate                Room                Rate              Rate              Room
-------------    -------------    ---------------    ------------------    -------------     -------------    ---------------

        *1997         42.93%         $ 91.15               $39.13              39.08%           $85.97            $33.60
                                      =
       **1998         75.20%            99.70                75.01              74.10%            87.36             64.73
      ***1999         79.10%           105.88                83.75              80.20%            88.17             70.71



* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 1998 represents the period January 1,  1998  through  December
         31, 1998.
***      Data for 1999 represents the period January 1, 1999  through  March 31,
         1999.

         The Company believes that the results achieved by the Properties for year-end 1997, are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period. On a proforma basis, had the Company owned the Properties as of January 1, 1998, combined net operating income before subordinated management fees would have been 1.19 times base rent for the 12 months ended December 31, 1998. Actual combined net income before subordinated management fees for the period January 1, 1999 through March 31, 1999, was 1.32 times base rent.

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotels from various sellers affiliated with Western International (the "Hotels"). The eight Hotels are either newly constructed or in various stages of completion. When fully built, four of eight Hotels will operate as Courtyard by Marriott hotels, three will operate as Residence Inn by Marriott hotels, and one will operate as a Marriott Suites(R).

         The Advisor will act as the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement. The Advisor has entered into separate purchase agreements for each of the eight Hotels, which agreements include customary closing conditions, including inspection of and due diligence on the completed properties. The aggregate purchase price of all eight Hotels, once acquired, will be approximately $184 million, excluding closing costs.

         In order to fund these purchases, Five Arrows has committed to make an investment of up to $50.9 million in Hotel Investors. The Company has committed to make an investment of up to $40 million in Hotel Investors, which investment will be made through one of the Company's wholly owned subsidiaries, CNL Hospitality Partners, LP ("Hospitality Partners"). Hotel Investors expects to fund the remaining amount of approximately $96.6 million with permanent financing from Jefferson-Pilot Life Insurance Company, secured by Hotel Investors' interests in the properties (the "Hotel Investors Loan"). Hotel Investors intends to use funds from Five Arrows, the Company, and the Hotel Investors Loan proportionately to fund each property acquisition.

         In return for their respective funding commitments, Five Arrows will receive a 51% common stock interest and Hospitality Partners will receive a 49% common stock interest in Hotel Investors. As funds are advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and Hospitality Partners will receive up to 39,982 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's common stock.

         Five Arrows has also committed to invest up to $15 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. Five Arrows will purchase the Company's Shares as Properties are acquired by Hotel Investors, as described above. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor.

         Cash flow from operations of Hotel Investors is expected to be distributed first to Five Arrows with respect to distributions payable on the Class A Preferred Stock. Such distributions are calculated based on Five Arrows' "special investment amount" which is $1,294.78 per share, representing the sum of its investment in Hotel Investors and its $15,000,000 investment in the Company on a per share basis, adjusted for any distributions received from the Company. Then, cash flow from operations is expected to be distributed to the Company with respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

         On February 25, 1999, Hotel Investors purchased four of the eight Hotels for an aggregate purchase price of $90,448,000 (the "Initial Hotels") and paid $10,000,000 as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), the Marriott Suites located in Dallas, Texas (the "Market Center Property"), the Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and the Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). As a result of these purchases and the deposit, Five Arrows has funded $31,536,824 of its $50,890,000 commitment to Hotel Investors and purchased 31,537 shares of Class A Preferred Stock. In addition, Five Arrows has invested $9,297,056 of its $15 million commitment to the Company. Due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of Five Arrows' investment, $5,612,311 was invested in the Company's Common Stock through the purchase of 590,770 Shares and $3,684,745 was advanced to the Company as a convertible loan, which bears interest at a rate of eight percent per annum. On April 30, 1999, the convertible loan was converted to 387,868 Shares of the Company's Common Stock. In connection with the acquisitions and the deposit, the Company has funded $24,778,933 of its $40 million commitment to Hotel Investors and purchased 24,779 shares of Class B Preferred Stock. Hotel Investors has obtained an advance of $47,863,052 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels.

         In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property, Ltd. and the Dallas Plano Property for $11,684,000 from PLR1 Hotel Property, Ltd. In connection with the purchase of the four Properties, Hotel Investors, as lessor, entered into four separate, long-term lease agreements. The lessee of the Initial Hotels is the same unaffiliated lessee. The leases on all four Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:


o The initial term of each lease expires in approximately 20 years, on December 28, 2018.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

o         The leases will require minimum rent payments as follows.

                                               Minimum Annual Rent
                                      ---------------------------------------
                                                               Year 2 and
              Property                    Year 1               Thereafter
    -----------------------------     ----------------       ----------------

    Legacy Park Property                   $1,308,673             $1,341,390
    Market Center Property                  3,399,319              3,484,302
    Hughes Center Property                  3,412,068              3,497,369
    Dallas Plano Property                   1,204,485              1,234,597


o In addition to minimum rent, for lease years one and two, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of a combined quarterly threshold of $26,672,000. For lease year three and thereafter, the leases will require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Initial Hotels, in excess of lease year two actual room revenues.

o The tenant of the Initial Hotels will establish a FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve will be made once every four weeks as follows: (i) for the Legacy Park, Hughes Center and Dallas Plano Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and
         (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company.

o The tenant under each lease is required to maintain, for up to three years from the commencement of the last lease for the Hotels to be executed (but in no event earlier than December 31, 2003), a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the leased Hotels during the one-year period. In addition, providing that all of the Hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the leased Hotels equals 125% of total minimum rent due under the leases; or that the lease is terminated pursuant to its terms (other than for an event of default).

         The estimated federal income tax basis of the depreciable portion of the Initial Hotels is as follows.

                   Legacy Park Property               $11,224,000
                   Market Center Property               30,623,000
                   Hughes Center Property               29,788,000
                   Dallas Plano Property                10,470,000

         Each of the Initial Hotels are newly constructed hotels which recently commenced operations. The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn by Marriott, a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         Since the Initial Hotels are newly constructed properties, limited operating history is available. Of the Initial Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, the hotel located on these Properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                           Average            Average               Revenue
                                                          Occupancy          Daily Room               per
                 Property                   Year             Rate               Rate             Available Room
       -----------------------------      ----------     -------------     ---------------     -------------------

       Legacy Park Property                  *1998            8.20%             $45.28                $ 3.70
                                            **1999           51.70%             100.26                 51.83

       Market Center Property                *1998           37.90%            $100.95               $ 38.26
                                            **1999           72.00%             124.17                 89.40

       Hughes Center Property                *1998           47.30%            $107.86               $ 51.00
                                            **1999           68.90%             108.62                 74.84

       Dallas Plano Property                 *1998           46.70%            $ 88.79               $ 41.47
                                            **1999           48.30%              92.82                 44.83




* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

**       Data for 1999 represents the period January 2, 1999  through  March 26,
         1999.

         The Company believes that the results achieved by the Initial Hotels for the period ended December 31, 1998, are not indicative of their long-term operating potential since they each had been open for three months or less during the reporting period.

         The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of brands. According to data obtained in February 1999 from Marriott's Market Planning & Feasibility department, Marriott International is one of the world's leading hospitality companies, managing the most hotels worldwide and is ranked as the sixth largest hotel company overall by brand (based on number of rooms in 1997). According to Marriott data, as of January 1999, Marriott International had more than 1,800 units (or properties), for an aggregate of more than 325,000 rooms worldwide. Although Marriott International has entered into a management agreement relating to the Initial Hotels, it has not guaranteed the payments due under the leases.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, an evening hospitality hour, a swimming pool, heated whirlpool and Sport Court(R). Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott, as of January 1999, there were over 294 Residence Inn by Marriott hotels in the United States and four in Canada and Mexico. With a usage rate of more than 83% among extended stay chains, Residence Inn by Marriott is the top U.S. extended stay lodging brand, appealing to travelers who need a room for five or more consecutive nights, according to data obtained in February 1999 from Marriott's Marketing Planning & Feasibility department.

         Each Courtyard by Marriott features a residential atmosphere, a restaurant, lounge, meeting space, exercise room and swimming pool. According to data obtained in February 1999 from Marriott's Marketing Planning & Feasibility department, Courtyard by Marriott is a leading moderate price lodging chain featuring a residential atmosphere. According to Marriott, as of January 1999, there were more than 415 Courtyard by Marriott hotels across the United States, Canada and abroad.

         Marriott Hotels, Resorts and Suites is Marriott International's flagship brand of upscale, full-service hotels and resorts. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, health club, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott, as of January 1999, there were over 351 Marriott Hotels, Resorts and Suites worldwide.

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott International or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry.

PENDING INVESTMENTS

         As of May 13, 1999, the Company had initial commitments to acquire, directly or indirectly, seven hotel properties. Three of the Properties are located in Little Lake Bryan, a 300-acre community planned by The Little Lake Bryan Company. Included in the proposed acquisition are a 314-room Courtyard by Marriott, a 389-room Fairfield Inn(R) by Marriott(R) and a 398-room SpringHill Suites(R) by Marriott(R) (formerly Fairfield Suites(R) by Marriott(R)). The hotels will be developed by Marriott International, Inc. with completion scheduled for the year 2000. The community is less than five miles from the WALT DISNEY WORLD(R) Resort and less than ten miles from SeaWorld(R) Orlando, Universal Studios Escape(R) and the Orange County Convention Center.

         As shown below, the lodging market in the Lake Buena Vista area averaged 77% occupancy and an average daily room rate of $121 for year-end 1998. The Lake Buena Vista lodging market also achieved a 9.6% growth in room demand on a compounded annual basis over the last ten years. The following table reflects the hotel occupancy rates and daily room rates for hotels in the Orlando area:


                       ORLANDO AREA HOTEL OCCUPANCY RATES
                          AND AVERAGE DAILY ROOM RATES

                                 ORLANDO                                      LAKE BUENA VISTA*
                                           AVERAGE DAILY                                     AVERAGE DAILY
 YEAR               OCCUPANCY RATE           ROOM RATE                OCCUPANCY RATE           ROOM RATE
 ----               --------------           ---------                --------------           ---------

 1993                    72.2%                 $64.61                     74.7%                  $103.09
 1994                    71.3%                  65.85                     76.3%                   100.26
 1995                    74.6%                  68.55                     80.3%                    96.99
 1996                    80.1%                  73.04                     82.5%                   104.65
 1997                    78.7%                  80.99                     80.2%                   116.18
 1998                    74.7%                  84.64                     76.9%                   121.48


* Little Lake Bryan is part of the Lake Buena Vista market area.

Source:  Smith Travel Research

         Orlando. According to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, Central Florida is one of the top five travel destinations in the United States and leisure travel to Orlando continues to grow. The number of domestic non-Florida leisure travelers visiting Orlando in 1997 increased 16.1% over 1996. In 1997, Universal Studios Escape(R) drew an estimated 8.9 million visitors and SeaWorld(R) Orlando had an estimated 4.9 million visitors. Area attractions continue to grow with new developments.

         In addition, according to the Orlando/Orange County Convention & Visitors Bureau 1998 Research report, visitor arrivals at Orlando International Airport increased from approximately 21,500,000 passengers in 1993, to 27,300,000 passengers in 1997. The number of domestic non-Florida business travelers during 1997 increased 22.1% over 1996. In addition, more than six million international visitors arrived in Florida in 1997, for a national market share of 25.1%. The Orlando area claimed 11.5% of the national market share. On average, international visitors spent $800 per person/per trip, excluding airfare, while visiting Orlando in 1997.

         The Orange County Convention Center recently completed a new phase of development. With 1.1 million square feet of exhibition space, an independent study ranked the center as number two in the nation for continuous exhibition space. The following table reflects the number of events which took place at the Orange County Convention Center between 1994 and 1997 and attendance levels for those events:

                            ORANGE COUNTY CONVENTION
                                CENTER ATTENDANCE

                  Year               Number of Events        Attendance
                  ----               ----------------        ----------

                  1994                     188                  705,824
                  1995                     168                  700,429
                  1996                     240                1,017,679
                  1997                     260                  930,219
                  1998                     244                  967,363

Source:  Orlando/Orange County CVB

         Fairfield Inn by Marriott is an economy lodging brand appealing to both business and leisure travelers. According to Marriott, as of January 1999, there are more than 376 Fairfield Inn by Marriott hotels in 47 states.

         SpringHill Suites by Marriott is Marriott's new moderately priced all-suite lodging brand, with guest suites that are up to 25 percent larger than standard hotel rooms. All SpringHill Suites feature complimentary continental breakfast, indoor swimming pool and exercise room. According to Marriott, as of January 1999, SpringHill Suites by Marriott is projected to grow to 115 properties by 2002.

         The four remaining hotel properties which the Company has initial commitments to acquire indirectly, are the following: the 176-room Courtyard by Marriott is located in Addison, Texas, a northern suburb of Dallas, in close proximity to high-rise office buildings, retail centers and restaurants. The 180-room Courtyard by Marriott is located in Scottsdale, Arizona, in central Scottsdale, within close proximity to office and retail developments in addition to galleries and upscale shops. The 250-room Courtyard by Marriott is located in Seattle, Washington, in the Lake Union district which is considered the northern boundary of the downtown area. The 200-room Residence Inn by Marriott is located in Phoenix, Arizona, approximately four miles from Sky Harbor International Airport.

         The acquisition of each of these properties is subject to the fulfillment of certain conditions. In order to acquire these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         The following chart provides additional information on systemwide occupancy levels for Marriott lodging brands:

                                 Total Occupancy Rate for  1998
                                  Marriott Brand as Compared to

                                      U.S. Lodging Industry

                                                              Occupancy Rate
                                                              --------------


              U.S. Lodging Industry                              64.0%
              Courtyard by Marriott                              77.6%
              Fairfield Inns by Marriott                         72.4%
              Marriott Hotels, Resorts and Suites                75.9%
              Residence Inn by Marriott                          80.6%

        Source: Smith Travel Research (U.S. Lodging Industry only) and Marriott International, Inc. 1998 Form 10-K

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.



                                   Estimated
                                    Purchase        Lease Term and              Minimum Annual
Property                              Price         Renewal Options                  Rent                      Percentage Rent
--------                            ---------       ---------------             --------------                 ---------------
Courtyard by Marriott                  (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "Courtyard Little Lake Bryan                                           the property                of revenues in excess of
Property")                                                                                              revenues for the second
Hotel to be constructed                                                                                 lease year

Fairfield Inn by Marriott              (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "Fairfield Inn Little Lake                                             the property                of revenues in excess of
Bryan Property")                                                                                        revenues for the second
Hotel to be constructed                                                                                 lease year

SpringHill Suites by Marriott          (2)      15 years; two ten-year      10% of the Company's        for each lease year after
Orlando, FL (1)                                 renewal options             total cost to purchase      the second lease year, 7%
(the "SpringHill Suites Little                                              the property                of revenues in excess of
Lake Bryan Property")                                                                                   revenues for the second
Hotel to be constructed                                                                                 lease year

Courtyard by Marriott               $17,085,000  approximately 20 years;   10.309% of the total cost   for the first and second
Addison, TX (3)(4)(5)(6)                         three 15-year renewal     to purchase the Property;   lease years, 7.75% of room
(the "Courtyard Addison                          options                   increases to 10.567%        revenues in excess of the
Property")                                                                 after the first lease year  second year pro forma
Hotel to be constructed                                                                                revenues; and for the third
                                                                                                       lease year and thereafter,
                                                                                                       7.75% of room revenues in
                                                                                                       excess of the second year
                                                                                                       actual revenues

Courtyard by Marriott               $19,614,000  approximately 20 years;   10.309% of the total cost   for the first and second
Scottsdale, AZ (3)(4)(5)(6)                      three 15-year renewal     to purchase the Property;   lease years, 7.75% of room
(the "Courtyard Scottsdale                       options                   increases to 10.567%        revenues in excess of the
Property")                                                                 after the first lease year  second year pro forma
Hotel to be constructed                                                                                revenues; and for the third
                                                                                                       lease year and thereafter,
                                                                                                       7.75% of room revenues in
                                                                                                       excess of the second year
                                                                                                       actual revenues



                                Estimated
                                Purchase        Lease Term and            Minimum Annual
Property                          Price         Renewal Options                Rent                     Percentage Rent
--------                        ---------       ---------------           --------------                ---------------


Courtyard by Marriott        $35,801,000    approximately 20 years;  10.309% of the total cost    for the first and second lease
Seattle, WA (3)(4)(5)(6)                    three 15-year renewal    to purchase the Property;    years, 7.75% of room revenues in
(the "Courtyard Seattle                     options                  increases to 10.567% after   excess of the second year pro
Property")                                                           the first lease year         forma revenues; and for the third
Hotel to be constructed                                                                           lease year and thereafter, 7.75%
                                                                                                  of room revenues in excess of the
                                                                                                  second year actual revenues

Residence Inn by Marriott    $21,352,000    approximately 20 years;  10.309% of the total cost    for the first and second lease
Phoenix, AZ (3)(4)(5)(6)                    three 15-year renewal    to purchase the Property;    years, 7.75% of room revenues in
(the "Residence Inn Phoenix                 options                  increases to 10.567% after   excess of the second year pro
Property")                                                           the first lease year         forma revenues; and for the third
Hotel to be constructed                                                                           lease year and thereafter, 7.75%
                                                                                                  of room revenues in excess of the
                                                                                                  second year actual revenues


------------------------------------

FOOTNOTES:

(1)      The leases for the  Courtyard  Little Lake  Bryan,  the  Fairfield  Inn
         Little  Lake  Bryan  and  the  SpringHill   Suites  Little  Lake  Bryan
         Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties is approximately $100 million.

(3) The leases for the Courtyard Addison, the Courtyard Scottsdale, the Courtyard Seattle, and the Residence Inn Phoenix Properties (in addition to the Initial Hotels) are expected to be with the same unaffiliated lessee.

(4) The Company, together with an institutional investor, will indirectly acquire these four hotel properties (in addition to the Initial Hotels) through Hotel Investors. (See "Property Acquisitions.")

(5) In connection with the acquisition of the four properties (in addition to the Initial Hotels), Hotel Investors is expected to obtain approximately $96,567,500 in long-term, permanent financing to be used to fund a portion of the purchase prices. Such financing will be secured by the properties, bear interest at a market rate and be nonrecourse to Hotel Investors. (See "Property Acquisitions.")

(6) In connection with the acquisition of the four hotel properties (in addition to the Initial Hotels), an investment of $15,000,000 in the Company and the acquisition of a ten percent interest in the Advisor by the institutional investor, the Advisor and certain of its Affiliates intend to waive or reduce certain fees otherwise payable by the Company.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the Hotel Chains selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel Chains. The Hotel Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Hotel Chains also will review and approve all proposed tenants and business sites. The Hotel Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant must meet at least the minimum standards established by a Hotel Chain for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties proposed and approved by a Hotel Chain may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which generally provide for monthly rental payments with automatic increases in base rent at specified times during the lease terms and/or a percentage of gross sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans and Secured
Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under  the  development  agreement,  the  developer  generally  will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 18 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity
Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the tenant's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Advisor may regularly have opportunities to acquire properties that often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Hotel Chains. The selection of Hotel Chains by the Advisor, as approved by the Board of Directors, will be based on an evaluation of the operations of the hotels in the Hotel Chains, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration. The Hotel Chains will not be affiliated with the Advisor, the Company or an Affiliate.

         Selection of Properties and Tenants. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant, the net worth of the tenant, past operating results of other hotels currently or previously operated by the tenant, and the tenant's prior experience in managing hotels within a particular Hotel Chain.

         In selecting specific Properties within a particular Hotel Chain and in selecting tenants for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. The Company will reserve the right to approve or reject any tenant and site selected by a Hotel Chain.

         5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's historical financial performance and its current financial condition.

         6. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The six hotel Properties directly or indirectly owned by the Company as of May 13, 1999, conform, and the Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

         Generally, Properties to be acquired by the Company will consist of both land and building; although, in a number of cases, the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing. It is anticipated that hotel sites purchased by the Company will generally be in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. The hotel buildings generally will be low to mid rise construction. The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities. The Properties may include equipment.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Hotel Chain's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a hotel, and shall receive a certificate from the Hotel Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the chain's requirements, including, but not limited to building plans and specifications approved by the chain. The Company also will receive a certificate of occupancy for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Hotel Chain, or the operator.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See "Joint Venture Arrangements" below.

         Term of Leases. Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as landlord, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above. In addition to minimum annual rent, the tenant will generally pay the Company "percentage rent" and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, leases may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. In certain cases, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         Right of Tenant to Purchase. In some cases, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases."

         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved hotel on the Property as long as such approved hotel has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original hotel.

         In addition, certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Special Conditions. Certain leases may provide that the tenant will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         Insurance, Taxes, Maintenance, and Repairs. Tenants will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, the Company may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

         Events of Default. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchisor; (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (However, unless required to do so by the lease or its investment objectives, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement operator acceptable to the Hotel Chain involved or will discontinue operation of the hotel. In lieu of obtaining a replacement operator, some Hotel Chains may have the option and may elect to operate the hotels themselves. The Company will have no obligation to operate the hotels, and no Hotel Chain will be obligated to permit the Company or a replacement operator to operate the hotels.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- Company May Not Control Joint Ventures " and " -- Difficulty in Exiting a Joint Venture After an Impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner will have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in CNL Hospitality Partners, LP to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company is the general partner of CNL Hospitality Partners, LP. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to operators of Hotel Chains, or their affiliates, to enable them to acquire the building and improvements on real property. Generally, in these cases, the Company will acquire the underlying land and will enter into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan will be secured by the building and improvements on the land.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases; collecting rental, Mortgage Loan and Secured Equipment Lease payments; inspecting the Properties and the tenants' books and records; and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which generally is payable monthly in an amount equal to one-twelfth of 0.6% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with any borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $100,000,000, and may also obtain Permanent Financing. The Line of Credit may be repaid with offering proceeds, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition a fee of 0.5% per loan will be due and payable to the bank on funds as advanced. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of May 13, 1999, the Company had obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties described in "Business -- Property Acquisitions" and in connection with the agreement to acquire three additional hotel Properties described in "Business -- Pending Investments."

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $100,000,000 . The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with proceeds of the offering. The aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For the first three to eight years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to the end of such eight-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within eight years after the commencement of this offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The hotel industry is characterized by intense competition. The operators of the hotels located on the Properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. Many successful hotel "pockets" have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, Mortgage Loan borrowers and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                Quarter Ended                             Year Ended
                                     March 31, 1999     March 31, 1998                   December 31,
                                   (Unaudited)       (Unaudited)         1998              1997 (1)       1996 (2)
                                   -----------       -----------         ----              --------       --------


Revenues                             $1,333,352           $139,153          $1,955,461  $     46,071$       -
   Net earnings                         430,280             47,308             958,939        22,852        -
   Cash distributions declared (3)      998,652            101,356           1,168,145        29,776        -
   Funds from operations (4)            787,347             47,308           1,343,105        22,852        -
   Earnings per Share                                                                                       -
     Basic                                 0.07               0.03                0.40          0.03
     Diluted                               0.06               0.03                0.40          0.03
   Cash distributions declared per Share   0.17              0.075                0.46          0.05        -
   Weighted average number of  Share
      outstanding (5)                                                               2                       -
        Basic                        6,419,548          1,474,288           2,402,344       686,063
        Diluted                      8,244,160          1,474,288           2,402,344       686,063


                                   March 31, 1999     March 31, 1998                   December 31,
                                   (Unaudited)         (Unaudited)          1998           1997               1996
                                   -----------         -----------          ----           ----               -----

   Total assets                    $84,706,283         $15,835,315       $48,856,690   $9,443,476       $598,190
   Total stockholders' equity       79,083,113          15,490,465        37,116,491    9,233,917        200,000



(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Approximately 57%, 53%, 18% and 23% of cash distributions for the quarters ended March 31, 1999 and 1998, and the years ended December 31, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B-- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information, including, without limitation, the Year 2000 Compliance disclosure, that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, continued availability of proceeds from the Company's offering, the ability of the Company to obtain permanent financing on satisfactory terms, the ability of the Company to identify suitable investments, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases.

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of the gross offering proceeds. The Company also may offer Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of Shares of Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

         On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. As of March 31, 1999 and December 31, 1998, the Company had received aggregate subscription proceeds of $90,749,397 (9,074,940 Shares) and $43,019,080 (4,301,908 Shares), respectively, from the Initial Offering, including $72,754 (7,275 Shares) and $37,299 (3,730 Shares), respectively, through the Company's Reinvestment Plan. The Company anticipates significant additional sales of Shares prior to the termination of the Initial Offering. The Company has elected to extend the Initial Offering of Shares until a date no later than July 9, 1999.

         As of March 31, 1999, net proceeds to the Company from its Initial Offering of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $80,143,000. In addition, $3,684,745 was advanced to the Company as a convertible loan in connection with Five Arrows' investment in the Company as described in "Business -- Property Acquisitions." The Company has used net proceeds from the Initial Offering and loan proceeds to invest directly or indirectly, approximately $51,230,000 in six hotel Properties, to pay $5,000,000 as a deposit on three additional hotel Properties and to pay approximately $5,174,000 in acquisition fees and expenses leaving approximately $22,424,000 available for investment in Properties and Mortgage Loans.

         During the period April 1, 1999 through May 13, 1999, the Company received additional subscription proceeds of $30,914,991 (3,091,499 Shares) from its Initial Offering of Shares. During this period, the Company paid approximately $1,373,000 in additional stock issuance costs, leaving approximately $46,119,000 in Net Offering Proceeds available for investment in additional Properties and Mortgage Loans.

         The Company expects to use net proceeds it receives in the future from its Initial Offering, plus any net proceeds from the sale of Shares in this offering, to purchase additional Properties and, to a lesser extent, make Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company currently has a $30,000,000 initial Line of Credit, as described below, and plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $100,000,000 and may, in addition, also obtain Permanent Financing. The Lines of Credit may be repaid with offering proceeds, working capital or Permanent Financing. Although the Board of Directors anticipates that the Lines of Credit will be in an amount up to $100,000,000 and that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of May 13, 1999, the Company obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees, and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Hotels. The eight Hotels are either newly constructed or in various stages of completion. Upon completion, four of eight Hotels will operate as Courtyard(R) by Marriott(R) hotels, three will operate as Residence Inn(R) by Marriott(R) hotels, and one will operate as a Marriott Suites(R).

         The Advisor of the Company is also the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event has or will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement. The Advisor entered into separate purchase agreements for each of the eight Hotels, which agreements include customary closing conditions, including inspection of and due diligence on the completed Properties. The aggregate purchase price of all eight Hotels, once acquired, will be approximately $184 million, excluding closing costs.

         In order to fund these purchases, Five Arrows committed to make an investment of up to $50.9 million in Hotel Investors. The Company committed to make an investment of up to $40 million in Hotel Investors, which investment has been and will be made through the Company's wholly owned subsidiary, CNL Hospitality Partners, LP. Hotel Investors expects to fund the remaining amount of approximately $96.6 million (including closing costs) with permanent financing from Jefferson-Pilot Life Insurance Company consisting of eight separate loans, collateralized by the Hotel Investors Loan.

         On February 25, 1999, Hotel Investors purchased the four Initial Hotels for an aggregate purchase price of approximately $90,448,000 and paid $10,000,000 as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas, the Marriott Suites located in Dallas, Texas, the Residence Inn by Marriott located in Las Vegas, Nevada and the Residence Inn by Marriott located in Plano, Texas. As a result of these purchases and the deposit, Five Arrows has funded $31,536,824 of its $50,890,000 commitment to Hotel Investors and purchased 31,537 shares of Hotel Investors' Class A Preferred Stock. The Company has funded $24,778,933 of its $40 million commitment to Hotel Investors and purchased 24,779 shares of Hotel Investors' Class B Preferred Stock. Hotel Investors obtained advances of $47,863,052 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels. In connection with the Hotel Investors Loan, the Company was required by Jefferson Pilot Life Insurance Company to obtain a letter of credit on behalf of Hotel Investors. The letter of credit was collateralized by four certificates of deposit totalling $730,567. Each certificate of deposit will be allocated at the time of purchase of the remaining four Hotels. In connection with the letter of credit, the Company incurred $4,383 in closing costs. As of May 13, 1999, Hotel Investors had reimbursed the Company for the certificates of deposit and closing costs. Hotel Investors has and intends to use future funds from Five Arrows, the Company, and the Hotel Investors Loan proportionately to fund each property acquisition.

         In return for their respective funding commitments, Five Arrows received a 51% common stock interest and Hospitality Partners, LP received a 49% common stock interest in Hotel Investors. As funds are continually advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Class A Preferred Stock, and CNL Hospitality Partners, LP will receive up to 39,982 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's common stock.

         Five Arrows also committed to invest up to $15 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and this offering, the proceeds of which has been and will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. Five Arrows has purchased and will purchase the Company's stock as Properties are acquired by Hotel Investors, as described above. Five Arrows has invested $9,297,056 of its $15 million commitment to the Company. Due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of Five Arrows' investment, $5,612,311 was invested in the Company's Common Stock through the purchase of 590,770 shares and $3,684,745 was advanced to the Company as a convertible loan, which bears interest at a rate of eight percent per annum. On April 30, 1999, the convertible loan was converted to 387,868 shares of the Company's Common Stock. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor.

         Cash flow from operations of Hotel Investors will be distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its $15,000,000 investment in the Company on a per share basis, adjusted for any dividends received from the Company. Then, cash flow from operations will be distributed to the Company with respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

         In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         As of May 13, 1999, the Company had initial commitments to acquire, directly or indirectly, seven hotel Properties. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with three of these agreements, the Company was required by the seller to obtain a letter of credit. The letter of credit was collateralized by a $5,000,000 certificate of deposit. In connection with the letter of credit, the Company incurred $22,500 in closing costs. In connection with the four remaining agreements, Hotel Investors was required by the seller to pay a deposit of $10,000,000 which is being held in escrow by the title company. Of this amount, Five Arrows contributed $5,600,00 and the Company contributed $4,400,000. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of May 13, 1999, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of May 13, 1999, the Company had not acquired any such Properties or entered into any Mortgage Loans.

         The Properties are, and are expected to be, leased on a long-term, triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's operating expenses. For these reasons, no short-term or long-term liquidity problems associated with operating the Properties are currently anticipated by management.

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 1998, the Company had $13,228,923 invested in such short-term investments as compared to $8,869,838 at December 31, 1997. The increase in the amount invested in short-term investments reflects proceeds received from the sale of Shares and advances on the Line of Credit during the year ended December 31, 1998, net of the investment in Properties. At March 31, 1999, the Company had $22,840,847 invested in such short-term investments. The increase in the amount invested in short-term investments since December 31, 1998, primarily reflects proceeds received from the sale of Shares. The remaining funds will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to pay other Company expenses and, in management's discretion, to create cash reserves.

         During the quarter ended March 31, 1999, the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, Affiliates of the Company incurred on behalf of the Company $587,948, $459,250, $638,274 and $555,812, respectively, for certain Organizational and Offering Expenses in connection with its Initial Offering. In addition, during the quarter ended March 31, 1999, and the years ended December 31, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $351,291, $392,863 and $26,149, respectively, for certain Acquisition Expenses and $62,145, $98,212 and $11,003, respectively, for certain Operating Expenses. As of March 31, 1999 and December 31, 1998, the Company owed the Advisor $305,346 and $318,937, respectively, for such amounts, unpaid fees and administrative expenses. The Advisor has agreed to pay or reimburse to the Company all Organizational and Offering Expenses in excess of three percent of gross offering proceeds. In addition, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters, the greater of two percent of Average Invested Assets or 25 percent of net income, as defined in the Advisory Agreement (the "Expense Cap"). During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         During the years ended December 31, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants and interest and other income received less cash paid for operating expenses and interest expense) of $663,437, $2,776,965 and $22,469, respectively. Based on current and anticipated future cash from operations, the Company declared Distributions to its stockholders of $998,652, $1,168,145 and $29,776 during the quarter ended March 31, 1999, the year ended December 31, 1998 and the period October 15, 1997 (the date operations commenced) through December 31, 1997, respectively. In addition, on April 1, 1999 and May 1, 1999, the Company declared Distributions to stockholders of record on April 1, 1999 and May 1, 1999, totalling $554,793 and $688,077, respectively ($0.0604 per share) payable in June 1999. For the quarter ended March 31, 1999 and the years ended December 31, 1998 and 1997, 41 percent, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and for the quarter ended March 31, 1999 and the year ended December 31, 1998, approximately 59 percent and 24 percent, respectively, was considered a return of capital for federal income tax purposes. No amounts distributed or to be distributed to the stockholders as of May 13, 1999, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The tenants of the Properties owned by the Company, either directly or indirectly, as of May 13, 1999, have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the four Properties owned indirectly, to Hotel Investors. Due to the fact that the Properties are leased on a long term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in the Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         No operations commenced until the Company received the minimum offering proceeds of $2,500,000 on October 15, 1997. In addition, the Company did not acquire its first Properties until July 31, 1998.

         As of March 31, 1999 and December 31, 1998, the Company had acquired six and two Properties, respectively, either directly or indirectly, consisting of land, building and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $1,204,000 to $3,412,000, which are payable in monthly installments. The leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays a percentage rent computed as a percentage of the gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the tenant are owned by the lessor and have been reported as additional rent.

         In connection with the two Properties owned directly by the Company during the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company earned $798,645 and $1,316,599, respectively (including $61,027 and $98,099, respectively, in FF&E Reserve income). Because the Company has not yet acquired all of its Properties and the Properties owned were only operational for a portion of the period, revenues for the quarter ended March 31, 1999 and the year ended December 31, 1998, represent only a portion of revenues which the Company is expected to earn in future periods.

         In addition, during the quarter ended March 31, 1999, the Company owned and leased four Properties indirectly through the investment in Hotel Investors, as described above. In connection therewith, the Company recorded $241,843 in dividend income and an equity in loss of $184,539 resulting in net income of $57,304 recognized during the quarter ended March 31, 1999, attributable to this investment.

         During the quarter ended March 31, 1999 and the years ended December 31, 1998 and 1997, the Company also earned $292,864, $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income is expected to increase as the Company invests subscription proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds from the Company's Initial Offering and this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease.

         Operating Expenses, including interest expense and depreciation and amortization expense, were $718,533, $996,522 and $23,219 for the quarter ended March 31, 1999 and the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the quarter ended March 31, 1999, as compared to the quarter ended March 31, 1998, and the year ended December 31, 1998, as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997 and due to the fact that the Company did not acquire any Properties or receive advances under the Line of Credit until July 31, 1998. Operating Expenses, including asset management fees and depreciation and amortization expense, represent only a portion of Operating Expenses which the Company is expected to incur during a full year in which the Company owns Properties. The dollar amount of Operating Expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         During the year ended December 31, 1998, the Company reduced Operating Expenses by $92,733 as a result of Operating Expenses reimbursed by the Advisor due to such expenses exceeding the Expense Cap as defined in the Advisory Agreement as described above in "Liquidity and Capital Resources."

         The Company has made an election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ended December 31, 1997. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of income. The adoption of this SOP did not have a material effect on the Company.

Market Risk

         The Company is subject to interest rate risk through outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down the Line of Credit from offering proceeds should interest rates rise substantially.

Year 2000 Compliance

         The Year 2000 problem concerns the inability of information and non-information technology systems to properly recognize and process date sensitive information beyond January 1, 2000. The Company does not have any information or non-information technology systems. The Advisor and Affiliates of the Advisor provide all services requiring the use of information and non-information technology systems pursuant to a management agreement with the Company. The information technology system of the Affiliates of the Advisor consists of a network of personal computers and servers built using hardware and software from mainstream suppliers. The non-information technology systems of the Affiliates of the Advisor are primarily facility related and include building security systems, elevators, fire suppressions, HVAC, electrical systems and other utilities. The Affiliates of the Advisor have no internally generated programmed software coding to correct, as substantially all of the software utilized by the Advisor and Affiliates is purchased or licensed from external providers. The non-information technology systems located on the Properties owned by the Company are generally the responsibility of the tenant and any repairs or replacements will be paid out of the FF&E Reserve. To the extent that such expenditures are in excess of the amounts available in the FF&E Reserve, the Company will be required to fund such amounts. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

         In early 1998, the Advisor and Affiliates formed a Year 2000 committee (the "Y2K Team") for the purpose of identifying, understanding and addressing the various issues associated with the Year 2000 problems. The Y2K Team consists of members from the Advisor and its Affiliates , including representatives from senior management, information systems, telecommunications, legal, office management, accounting and property management. The Y2K Team's initial step in assessing the Company's Year 2000 ("Y2K") readiness consists of identifying any systems that are date sensitive and, accordingly, could have potential Y2K problems. The Y2K Team is in the process of conducting inspections, interviews and tests to identify which of the Company's systems could have a potential Y2K problem.

         The information system of the Advisor and its Affiliates is comprised of hardware and software applications from mainstream suppliers; accordingly, the Y2K Team is in the process of contacting the respective vendors and manufacturers to verify the Y2K compliance of their products. In addition, the Y2K Team has also requested and is evaluating documentation from other companies with which the Company has a material third party relationship, including the Company's tenants, major vendors, financial institutions and the Company's transfer agent. The Company depends on its tenants for rents and cash flows, its financial institutions for availability of cash and financing and its transfer agent to maintain and track investor information. The Y2K Team has also requested and is evaluating documentation from the non-information technology systems providers of the Advisor and Affiliates. Although the Advisor continues to receive positive responses from its third party relationships regarding their Y2K compliance, the Advisor cannot be assured that the tenants, financial institutions, transfer agent, other vendors and non-information technology system providers have adequately considered the impact of the Year 2000 . The Advisor is not able to measure the effect on the operations of the Advisor and its affiliates of any third party's failure to adequately address the impact of the Year 2000.

         The Advisor and its Affiliates have identified and have implemented upgrades for certain hardware equipment. In addition, the Advisor and its Affiliates have identified certain software applications which will require upgrades to become Year 2000 compliant. The Advisor expects all of these upgrades as well as any other necessary remedial measures on the information technology systems used in the business activities and operations of the Company to be completed by September 30, 1999, although, the Advisor cannot be assured that the upgrade solutions provided by the vendors have addressed all possible Year 2000 issues. The Advisor does not expect the aggregate cost of the Year 2000 remedial measures to be material to the results of operations of the Company.

         The Advisor and Affiliates have received certification from the Company's transfer agent of its Y2K compliance. Due to the material relationship of the Company with its transfer agent, the Y2K Team is evaluating the Year 2000 compliance of the systems of the transfer agent and expects to have the evaluation completed by September 30, 1999. Despite the positive response from the transfer agent and the evaluation of the transfer agent's system by the Y2K Team, the Advisor cannot be assured that the transfer agent has addressed all possible Year 2000 issues. In the event that the systems of the transfer agent are not Y2K compliant, the worst case scenario of the Advisor would be that the Advisor would have to allocate resources to internally perform the functions of the transfer agent. The Advisor does not anticipate that the additional cost of these resources would have a material impact on the Company.

         Based upon the progress the Advisor and Affiliates have made in addressing the Year 2000 issues and their plan and timeline to complete the compliance program, the Advisor does not foresee significant risks associated with its Year 2000 compliance at this time. The Advisor plans to address its significant Y2K issues prior to being affected by them; therefore, it has not developed a comprehensive contingency plan . However, if the Advisor identifies significant risks related to its Year 2000 compliance or if its progress deviates from the anticipated timeline, the Advisor will develop contingency plans as deemed necessary at that time.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has seven Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor, if any, for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

         Name              Age          Position with the Company
         ----              ---          -------------------------

James M. Seneff, Jr.       52           Director, Chairman of the Board, and
                                        Chief Executive Officer
Robert A. Bourne           52           Director, Vice Chairman of the Board,
                                        and President
Matthew W. Kaplan          36           Director
Charles E. Adams           36           Independent Director
Lawrence A. Dustin         53           Independent Director
John A. Griswold           50           Independent Director
Craig M. McAllaster        47           Independent Director
Charles A. Muller          40           Chief Operating Officer and Executive
                                        Vice President
C. Brian Strickland        36           Vice President of Finance and
                                        Administration
Jeanne A. Wall             40           Executive Vice President
Lynn E. Rose               50           Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff currently holds the position of director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Advisors, Inc., the Advisor. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and CNL Fund Advisors, Inc. and CNL Health Care Advisors, Inc., their advisors, respectively. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company, CNL Fund Advisors, Inc. and CNL Hospitality Advisors, Inc. Mr. Seneff has been a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of a director, Chairman of the Board, Chief Executive Officer and President of CNL Management Company, a registered investment advisor, since its formation in 1976. In addition, Mr. Seneff serves as a director, Chairman of the Board and Chief Executive Officer of CNL Investment Company. Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc. since 1992, and served as Chairman of the Board and Chief Executive Officer of CNL Realty Advisors, Inc. from its inception in 1991 through 1997 at which time such company merged with Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. Mr. Seneff has also held the position of a director, Chairman of the Board and Chief Executive Officer of CNL
Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff also serves as a director of First Union National Bank of Florida, N.A. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $60 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr.
Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne currently holds the position of director, Vice Chairman of the Board and President of CNL Hospitality Advisors, Inc., the Advisor. Mr. Bourne has also served as Vice Chairman of the Board and Treasurer of CNL American Properties Fund, Inc. since February 1999 and serves as a director and President of CNL Health Care Properties, Inc., public, unlisted real estate investment trusts. Mr. Bourne has served as a director of CNL American Properties Fund, Inc. since May 1994, and previously served as President from May 1994 through February 1999. In addition, Mr. Bourne serves as a director, Vice Chairman of the Board and Treasurer of CNL Fund Advisors, Inc. and a director and President of CNL Health Care Advisors, Inc., the advisors to the two REITs above, respectively. Mr. Bourne served as President of CNL Fund Advisors, Inc. from the date of its inception in 1994 through October 1997. Mr. Bourne is President and Treasurer of CNL Group, Inc., a director, President, Treasurer and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), a director, President and Treasurer of CNL Investment Company, and a director, Treasurer and Chief Investment Officer of CNL Institutional Advisors, Inc., a
registered investment advisor. Mr. Bourne served as President of CNL Institutional Advisors, Inc. from the date of its inception through June 30, 1997. In addition, Mr. Bourne served as President from July 1992 to February 1996, served as Secretary and Treasurer from February 1996 through December 1997, and has served as a director since July 1992 and Vice Chairman of the Board since February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. Mr. Bourne also served as President from 1991 to February 1996, as a director from 1991 through December 1997, and as Vice Chairman of the Board and Treasurer from February 1996 through December 1997, of CNL Realty Advisors, Inc. at which time such company merged with Commercial Net Lease Realty, Inc. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

         Matthew W. Kaplan.  Director.  Mr.  Kaplan  serves as a director of the
Advisor, Hotel Investors, CNL Financial Services, Inc. and CNL Financial Corporation. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and a M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.


         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and a M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A. Dustin. Independent Director. Mr. Dustin is a principal of BBT, an advisory company specializing in hotel operations, marketing and development. Mr. Dustin has 29 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.


         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         Craig M. McAllaster. Independent Director. Dr. McAllaster has served as director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, a M.S. from Alfred University in 1981 and a M.A. and Doctorate from Columbia University in 1987.

         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Advisors, Inc. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Advisors, Inc., the Advisor, and Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broadbased hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, Pannell Kerr Forster, and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Vice President of Finance and Administration. Mr. Strickland currently serves as Vice President of Finance and Administration of CNL Hospitality Advisors, Inc., the Advisor. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for SEC compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Advisors, Inc. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the roll-up and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity of director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional development offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President and director of CNL Hospitality Advisors, Inc., the Advisor. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and Executive Vice President of CNL Fund Advisors, Inc. and CNL Health Care Advisors, Inc., their advisors, respectively. Ms. Wall currently serves as Executive Vice President of CNL Group, Inc., a diversified real estate company. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and has served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President . In 1987, she became a Senior Vice President and in July 1997, became Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development and communications and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 through 1997, and as Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, from 1992 through 1997. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and is a member of the Corporate Advisory Council for the International Association for Financial Planning and previously served on the Direct Participation Program committee for the National Association of Securities Dealers, Inc.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary, Treasurer and a director of CNL Hospitality Advisors, Inc., the Advisor. Ms. Rose is also Secretary of CNL American Properties Fund, Inc. and Secretary and Treasurer of CNL Health Care Properties, Inc., public, unlisted real estate investment trusts, and Secretary and a director of CNL Fund Advisors, Inc. and Secretary, Treasurer and a director of CNL Health Care Advisors, Inc., their advisors, respectively. Ms. Rose, a certified public accountant, has served as Secretary since 1987, as Chief Financial Officer since December 1993, and previously served as Controller from 1987 until December 1993 of CNL Group, Inc. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She also previously served as Chief Operating Officer and Vice President of CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) from November 1994 to January 1999 and has served as Secretary since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990. In addition, she served as Secretary and a director of CNL Realty Advisors, Inc. from its inception in 1991 through 1997, and as Treasurer of CNL Realty
Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Advisors, Inc. (formerly CNL Real Estate Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.


         The directors and officers of the Advisor are as follows:

         James M. Seneff, Jr....................Chairman of the Board, Chief
                                                Executive Officer, and Director
         Robert A. Bourne.......................Vice Chairman of the Board,
                                                President, and Director
         Matthew W. Kaplan......................Director
         Charles A. Muller......................Chief Operating Officer and
                                                Executive Vice President
         C. Brian Strickland....................Vice President of Finance and
                                                Administration
         Jeanne A. Wall.........................Executive Vice President and
                                                Director
         Lynn E. Rose...........................Secretary, Treasurer and
                                                Director

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."

         The Advisor currently owns 20,000 shares of Common Stock. The Advisor may not sell these shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of, or any transaction between, the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.


         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on July 10, 1999. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of common stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period January 1, 1999 through May 13, 1999, and the years ended December 31, 1998 and 1997, the Company incurred $5,898,398, $2,377,026 and $849,405, respectively, of such fees through the Initial Offering, of which $2,927,797, $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period January 1, 1999 through May 13, 1999, and the years ended December 31, 1998 and 1997, the Company incurred $393,227, $158,468 and $56,627, respectively, of such fees through the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the period January 1, 1999 through May 13, 1999, and the years ended December 31, 1998 and 1997, the Company incurred $3,539,039, $1,426,216 and $509,643, respectively, of such fees through the Initial Offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company incurred $49,565 and $68,114, respectively, of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25 % of Net Income (the "Expense Cap"). During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. In connection with the Initial Offering, for the quarter ended March 31, 1999 and the years ended December 31, 1998 and 1997, the Company incurred a total of $973,418, $644,189 and $192,224, respectively, for these services, $883,881, $494,729 and
$185,335, respectively, of such costs representing stock issuance costs, $3,806, $9,084 and $0, respectively, representing acquisition related costs and $85,731, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         All amounts paid by the Company to Affiliates are believed by the Company to be fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and CNL Health Care Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1998, the 18 partnerships and the unlisted REITs had raised a total of $1,361,784,035 from a total of 80,985 investors, and had invested in 1,139 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the unlisted public REITs is set forth below.

                                                                        Number of                  Date 90% of Net
                                                                       Limited                     Proceeds Fully
                          Maximum                                      Partnership                 Invested or
Name of                   Offering                                     Units or Shares             Committed to
Entity                    Amount (1)            Date Closed            Sold                        Investment (2)
------                    ----------            -----------            ----                        --------------

CNL Income                $15,000,000           December 31, 1986      30,000                      December 1986
Fund, Ltd.                (30,000 units)

CNL Income                $25,000,000           August 21, 1987        50,000                      November 1987
Fund II, Ltd.             (50,000 units)

CNL Income                $25,000,000           April 29, 1988         50,000                      June 1988
Fund III, Ltd.            (50,000 units)

CNL Income                $30,000,000           December 6, 1988       60,000                      February 1989
Fund IV, Ltd.             (60,000 units)

CNL Income                $25,000,000           June 7, 1989           50,000                      December 1989
Fund V, Ltd.              (50,000 units)

CNL Income                $35,000,000           January 19, 1990       70,000                      May 1990
Fund VI, Ltd.             (70,000 units)

CNL Income                $30,000,000           August 1, 1990         30,000,000                  January 1991
Fund VII, Ltd.            (30,000,000 units)

CNL Income                $35,000,000           March 7, 1991          35,000,000                  September 1991
Fund VIII, Ltd.           (35,000,000 units)

CNL Income                $35,000,000           September 6, 1991      3,500,000                   November 1991
Fund IX, Ltd.             (3,500,000 units)

CNL Income                $40,000,000           April 22, 1992         4,000,000                   June 1992
Fund X, Ltd.              (4,000,000 units)

CNL Income                $40,000,000           October 8, 1992        4,000,000                   September 1992
Fund XI, Ltd.             (4,000,000 units)

CNL Income                $45,000,000           April 15, 1993         4,500,000                   July 1993
Fund XII, Ltd.            (4,500,000 units)

CNL Income                $40,000,000           September 13, 1993     4,000,000                   August 1993
Fund XIII, Ltd.           (4,000,000 units)

CNL  Income               $45,000,000           March 23, 1994         4,500,000                   May 1994
Fund XIV, Ltd.            (4,500,000 units)

CNL Income                $40,000,000           September 22, 1994     4,000,000                   December 1994
Fund XV, Ltd.             (4,000,000 units)

CNL Income                $45,000,000           July 18, 1995          4,500,000                   August 1995
Fund XVI, Ltd.            (4,500,000 units)

CNL Income                $30,000,000           October 10,            3,000,000                  December 1996
Fund XVII, Ltd.           (3,000,000 units)     1996

CNL Income Fund           $35,000,000           February 6, 1998       3,500,000                  December 1997
XVIII, Ltd.               (3,500,000 units)

CNL American              $747,464,413                 (3)                 (3)                          (3)
Properties Fund, Inc.     (74,746,441 shares)

CNL Health Care           $155,000,000                 (4)                 (4)                          (4)
Properties, Inc.          (15,500,000 shares)



(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd.
      and CNL Income Fund XVIII, Ltd.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL American Properties Fund, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL American Properties Fund, Inc. commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL American Properties Fund, Inc. had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering and had purchased 409 properties. As of December 31, 1998, net proceeds to CNL American Properties Fund, Inc. from its Initial Offering, 1997 Offering, 1998 Offering and capital contributions from its advisor, after deduction of stock issuance costs, totalled $670,336,817. Approximately $549,917,000 of such amount had been invested or committed for investment. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions.

(4) Effective September 18, 1998, CNL Health Care Properties, Inc. commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. As of December 31, 1998, CNL Health Care Properties, Inc. had not yet acquired any properties.

         As of December 31, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1998. These 69 partnerships raised a total of $185,927,353 from approximately 4,519 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1998. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant property and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1998, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs .


Name of                 Type of                                            Method of                Type of
Entity                  Property                Location                   Financing                Program
------                  --------                --------                   ---------                -------
CNL Income              22 fast-food or       AL, AZ, CA, FL, GA,          All cash                 Public
Fund, Ltd.              family-style          LA, MD, OK, PA, TX,
                        restaurants           VA, WA

CNL Income              49 fast-food or       AL, AZ, CO, FL, GA,          All cash                 Public
Fund II, Ltd.           family-style          IL, IN, KS, LA, MI,
                        restaurants           MN, MO, NC, NM, OH,
                                              TN, TX, WA, WY

CNL Income              37 fast-food or       AZ, CA, CO, FL, GA,          All cash                 Public
Fund III, Ltd.          family-style          IA, IL, IN, KS, KY,
                        restaurants           MD, MI, MN, MO, NC,
                                              NE, OK, TX

CNL Income              46 fast-food or       AL, DC, FL, GA, IL,          All cash                 Public
Fund IV, Ltd.           family-style          IN, KS, MA, MD, MI,
                        restaurants           MS, NC, OH, PA, TN,
                                              TX, VA

CNL Income              35 fast-food or       AZ, FL, GA, IL, IN,          All cash                 Public
Fund V, Ltd.            family-style          MI, NH, NY, OH, SC,
                        restaurants           TN, TX, UT, WA

CNL Income              56 fast-food or       AR, AZ, FL, GA, IL,          All cash                 Public
Fund VI, Ltd.           family-style          IN, KS, MA, MI, MN,
                        restaurants           NC, NE, NM, NY, OH,
                                              OK, PA, TN, TX, VA,
                                              WA, WY

CNL Income              49 fast-food or       AZ, CO, FL, GA, IN,          All cash                 Public
Fund VII, Ltd.          family-style          LA, MI, MN, NC, OH,
                        restaurants           SC, TN, TX, UT, WA

CNL Income              42 fast-food or       AZ, FL, IN, LA, MI,          All cash                 Public
Fund VIII, Ltd.         family-style          MN, NC, NY, OH, TN,
                        restaurants           TX, VA

CNL Income              43 fast-food or       AL, CO, FL, GA, IL,          All cash                 Public
Fund IX, Ltd.           family-style          IN, LA, MI, MN, MS,
                        restaurants           NC, NH, NY, OH, SC,
                                              TN, TX

CNL Income              52 fast-food or       AL, CA, CO, FL, ID,          All cash                 Public
Fund X, Ltd.            family-style          IL, LA, MI, MO, MT,
                        restaurants           NC, NH, NM, NY, OH,
                                              PA, SC, TN, TX

CNL Income              41 fast-food or       AL, AZ, CA, CO, CT,          All cash                 Public
Fund XI, Ltd.           family-style          FL, KS, LA, MA, MI,
                        restaurants           MS, NC, NH, NM, OH,
                                              OK, PA, SC, TX, VA,
                                              WA

CNL Income              50 fast-food or       AL, AZ, CA, FL, GA,          All cash                 Public
Fund XII, Ltd.          family-style          LA, MO, MS, NC, NM,
                        restaurants           OH, SC, TN, TX, WA

CNL Income              50 fast-food or       AL, AR, AZ, CA, CO,          All cash                 Public
Fund XIII, Ltd.         family-style          FL, GA, IN, KS, LA,
                        restaurants           MD, NC, OH, PA, SC,
                                              TN, TX, VA

CNL Income              65 fast-food or       AL, AZ, CO, FL, GA,          All cash                 Public
Fund XIV, Ltd.          family-style          KS, LA, MN, MO, MS,
                        restaurants           NC, NJ, NV, OH, SC,
                                              TN, TX, VA

CNL Income              55 fast-food or       AL, CA, FL, GA, KS,          All cash                 Public
Fund XV, Ltd.           family-style          KY, MN, MO, MS, NC,
                        restaurants           NJ, NM, OH, OK, PA,
                                              SC, TN, TX, VA

CNL  Income             48 fast-food or       AZ, CA, CO, DC, FL,          All cash                 Public
Fund XVI, Ltd.          family-style          GA, ID, IN, KS, MN,
                        restaurants           MO, NC, NM, NV, OH,
                                              TN, TX, UT, WI

CNL Income              29 fast-food,         CA, FL, GA, IL, IN,          All cash                 Public
Fund XVII, Ltd.         family-style or       MI, NC, NV, OH, SC,
                        casual-dining         TN, TX
                        restaurant properties

CNL Income              24 fast-food,         AZ, CA, FL, GA, IL,          All cash                 Public
Fund XVIII, Ltd.        family-style or       KY, MD, MN, NC, NV,
                        casual-dining         NY, OH, TN, TX
                        restaurant properties

CNL American            409 fast-food,        AL, AZ, CA, CO, CT,          All cash               Public REIT
Properties Fund, Inc.   family-style or       DE, FL, GA, IA, ID,
                        casual-dining         IL, IN, KS, KY, MD,
                        restaurant properties MI, MN, MO, MS, NC,
                                              NE, NJ, NM, NV, NY,
                                              OH, OK, OR, PA, RI,
                                              SC, TN, TX, UT, VA,
                                              WA, WI, WV
CNL Health Care                  (1)                  (1)                     (1)                 Public REIT
Properties, Inc.



(1) As of December 31, 1998, CNL Health Care Properties, Inc. had not acquired any properties.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1994 and December 1998, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within three to eight years after commencement of this offering, through (a) Listing, or (b) if Listing does not occur within eight years after commencement of this offering, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Hotel Chains under leases generally requiring the tenant to pay base annual rent, with percentage rent based on gross revenues and/or automatic increases in base rent, and (ii) offering Mortgage Loans and Secured Equipment Leases to tenants and operators of Hotel Chains.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are franchisors or franchisees of one of the Hotel Chains to be selected by the Company, based upon recommendations by the Advisor. There is no limit on the number of properties of a particular Hotel Chain which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single Hotel Chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Hotel Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other
Investment Risks -- Possible Lack of Diversification Increases Risk of Investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives. See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. Unless at least 80% of the Company's tangible assets are comprised of Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.


         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table reflects total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                                Total                     Distributions
Month                       Distributions                   Per Share
-----                       -------------                   ---------

November 1997                $  10,757                       $0.002500
December 1997                   19,019                        0.002500
January 1998                    28,814                        0.002500
February 1998                   32,915                        0.002500
March 1998                      39,627                        0.002500
April 1998                      46,677                        0.002500
May 1998                        52,688                        0.002500
June 1998                       56,365                        0.002500
July 1998                       99,589                        0.041700
August 1998                    105,708                        0.041700
September 1998                 156,747                        0.058300
October 1998                   167,848                        0.058300
November 1998                  183,302                        0.058300
December 1998                  197,865                        0.058300
January 1999                   251,967                        0.058300
February 1999                  314,928                        0.058300
March 1999                     431,757                        0.058300

         In addition, in April and May 1999, the Company declared Distributions totalling $554,793 and $688,077, respectively (each representing $0.0604 per Share). The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly during the offering period, declared monthly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         For the quarter ended March 31, 1999, the year ended December 31, 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 41%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the quarter ended March 31, 1999 and the year ended December 31, 1998, approximately 59% and 24%, respectively, were considered a return of capital for federal income tax purposes. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 1998 and March 31, 1999, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 126,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." As of May 13, 1999, the Company had 12,186,439 shares of Common Stock outstanding (including 20,000 shares issued to the Advisor prior to the commencement of the Initial Offering and 7,275 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "-- Restriction of Ownership," below.

         Soliciting Dealer Warrants. The Company has agreed to issue and sell, as part of an overall compensation package, Soliciting Dealer Warrants to the Managing Dealer, whereby one warrant to purchase one share of Common Stock will be issued for every 25 Shares sold by the Managing Dealer. The Managing Dealer has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this offering. All or a portion of the Soliciting Dealer Warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Managing Dealer and the Managing Dealer will not transfer Soliciting Dealer Warrants in connection with the sale of Shares to residents of Minnesota or Texas.

         The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of Common Stock from the Company at a price of $12.00 (120% of the current public offering price per Share) during the Exercise Period, provided, Soliciting Dealer Warrants will not be exercisable until one year from the date of issuance. Holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of shares of Common Stock or the issuance to stockholders of rights, options or warrants entitling them to purchase shares of Common Stock or securities convertible into shares of Common Stock. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or to individuals who are officers or partners of such a person.
Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         As holders of Soliciting Dealer Warrants, persons do not have the rights of stockholders, may not vote on Company matters and are not entitled to receive Distributions until such time as such warrants are exercised.

         The Company anticipates that it will value the Soliciting Dealer Warrants using an option pricing model in accordance with the guidance provided in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The option pricing model that the Company will use will take into consideration the following factors: (i) the exercise price of the Soliciting Dealer Warrants; (ii) the expected life of the Soliciting Dealer Warrants; (iii) the price of the Shares; (iv) expected Distributions with respect to the Shares; (v) the risk-free interest rate for the expected term of the Soliciting Dealer Warrants; and, to the extent applicable, (vi) the expected volatility of the Shares. Any difference between the fair value of the Soliciting Dealer Warrants and the purchase price of the Soliciting Dealer Warrants would be reflected in the financial statements of the Company as a charge to capital in excess of par value related to stock issuance costs, with a corresponding credit to equity relating to the issuance of the Soliciting Dealer Warrants.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company, or remove one or more Directors without the necessity of concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2007, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Hospitality Advisors, Inc., during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Hospitality Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services;  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful; or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of CNL Hospitality Partners, LP to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by at least two-thirds of the stockholders, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. See "Description of Capital Stock" and "Stockholder Meetings," above;

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.4 and 8.5 of the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw Pittman , as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") that have not yet been promulgated). (The results described above with respect to the recognition of "built-in gain" assume that the Company will make an election pursuant to IRS Notice 88-19.)

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable year ending through December 31, 1998, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal
Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code; and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Taxation of the Company -- Asset Tests" and "Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Leases. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL

         A maximum of 27,500,000 Shares ($275,000,000) are being offered at a purchase price of $10.00 per share. Included in the 27,500,000 Shares offered, the Company has registered 2,500,000 Shares ($25,000,000) available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in the Initial Offering and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska, New York, and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer, in its sole discretion, may reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. All or any portion of this fee may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing this offering, and bona fide due diligence expenses incurred. The Company also will issue to the Managing Dealer, a Soliciting Dealer Warrant to purchase one share of Common Stock for every 25 Shares sold, to be exercised, if at all, during the Exercise Period, at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such Soliciting Dealer Warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting Dealer
Warrants will not be exercisable until one year from date of issuance. Soliciting Dealer Warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants." In connection with the Initial Offering, the Company will pay a soliciting dealer servicing fee of 0.2% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to the Initial Offering) commencing December 31, 2000 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the Initial Offering and whose clients who purchased Shares in the Initial Offering hold Shares on such date. The soliciting dealer servicing fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the soliciting dealer servicing fee may be paid in such year or any subsequent year. The soliciting dealer servicing fee will not be assessed with regard to Shares sold in this offering. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:


                                            Purchase Price for            Reallowed Commissions on Sales per
                                           Incremental Share in        Share on Total Sale for Increment Share
              Dollar Amount                  Volume Discount                   in Volume Discount Range
           of Shares Purchased               Range Per Share
      ------------------------------      -----------------------      -----------------------------------------
                                                                          Percent               Dollar Amount
      ------------------------------      -----------------------      --------------
                                                                                               -----------------

      $       10   --    $250,000                $10.00                    7.0%                      $0.70
         250,010   --     500,000                  9.85                    5.5%                       0.55
         500,010   --     750,000                  9.70                    4.0%                       0.40
         750,010   --   1,000,000                  9.60                    3.0%                       0.30
       1,000,010   --   5,000,000                  9.50                    2.0%                       0.20



         Selling Commissions for purchases of $5,000,010 or more will, in the sole discretion of the Managing Dealer, be reduced to $0.15 per Share or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $978,750 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $53,750 ($0.54 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred
Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for the next six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10.5% of Gross Proceeds.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the

Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer); or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement Plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Hospitality Properties, Inc., (ii) a fact sheet describing the general features of the Company, (iii) a cover letter transmitting the Prospectus, (iv) a summary description of the offering, (v) a slide presentation, (vi) broker updates,
(vii) an audio cassette presentation, (viii) a video presentation, (ix) an electronic media presentation, (x) a cd-rom presentation, (xi) a script for telephonic marketing, (xii) seminar advertisements and invitations, and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers which are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman . Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman , who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The audited balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997, and for the period June 12, 1996 (date of inception) through December 31, 1996, included in this
Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a Web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, the Secured Equipment Lease Servicing Fee, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" means CNL Hospitality Advisors, Inc. (formerly CNL Real Estate Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Asset Management Company of Florida, N.A., escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "CNL" means CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Counsel" means tax counsel to the Company.

         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution."

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Hotel Chains.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "Hotel Chains" means the national and regional hotel chains, primarily limited service, extended stay and full service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees or borrowers under Secured Equipment Leases.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and is expected to terminate in June 1999, at which time this offering will commence.

         "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $100,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp.
is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net  Offering   Proceeds"   means  Gross  Proceeds  less  (i)  Selling
Commissions, (ii) Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the Soliciting Dealer Warrants, and the 0.5% marketing support and due diligence expense reimbursement fee, incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the Soliciting Dealer Warrants, and the 0.5% marketing support and due diligence expense reimbursement fee, incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance  Fee" means the fee payable to the Advisor  under  certain
circumstances   if  certain   performance   standards  have  been  met  and  the
Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and, (iv) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Properties" means (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only; or (iii) the buildings only, including Equipment, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Securities, Inc., for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment  Proceeds" means net proceeds  available from the sale of
Shares  under  the  Reinvestment   Plan  to  redeem  Shares  or,  under  certain
circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards; but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 27,500,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Soliciting Dealer Warrants" means warrants to purchase one share of Common Stock of the Company for every 25 Shares sold through the offering, which are issuable to the Managing Dealer (all or a portion of which may be reallowed to Soliciting Dealers, with prior written approval from, and in the sole discretion of, the Managing Dealer) and are to be exercised during the Exercise Period, at a price of $12.00 per share.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.     possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement in the form attached hereto as Appendix D.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN


         CNL  HOSPITALITY   PROPERTIES,   INC.,  a  Maryland   corporation  (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. MMS Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share, or $10.00 per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The
         Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Franklin Bank, N.A., Southfield, Michigan, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a
         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Orlando, Florida 32801, if to the Company, or to MMS Securities, Inc., 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                    APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                    (formerly CNL American Realty Fund, Inc.)


                                                                                                          Page
Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 1999                                             B-2

    Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 1999                     B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1998                     B-4

    Notes to Pro Forma Consolidated Financial Statements for the year ended December
      31, 1998                                                                                            B-5

Updated Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998                      B-8

    Condensed Consolidated Statements of Earnings for the quarters ended March 31, 1999
      and 1998                                                                                            B-9

    Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March
      31, 1999 and the year ended December 31, 1998                                                       B-10

    Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 1999
    and 1998                                                                                              B-11

    Notes to Condensed Consolidated Financial Statements for the quarters ended March 31,
      1999 and 1998                                                                                       B-13

Audited Financial Statements:

    Report of Independent Accountants                                                                     B-21

    Consolidated Balance Sheets as of December 31, 1998 and 1997                                          B-22

    Consolidated Statements of Earnings for the years ended December 31, 1998 and 1997,
      and the period June 12, 1996 (Date of inception) through December 31, 1996                          B-23

    Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998
      and 1997, and the period June 12, 1996 (Date of inception) through December 31, 1996                B-24

    Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997,
      and the period June 12, 1996 (Date of inception) through December 31, 1996                          B-25

    Notes to Consolidated  Financial Statements for the years ended December 31,
      1998 and 1997,  and the period June 12, 1996 (Date of  inception)  through
      December 31, 1996                                                                                   B-27

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1998                       B-35

    Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1998              B-37

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of $90,749,397 in gross offering proceeds from the sale of 9,074,940 shares of common stock pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, for the period from inception through March 31, 1999 and the receipt of $3,684,745 from borrowings on a convertible loan, and the application of such funds to purchase two properties, to invest in an unconsolidated subsidiary which owns four properties, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $27,230,246 in gross offering proceeds from the sale of 2,723,025 additional shares for the period April 1, 1999 through May 13, 1999, (iii) the application of such funds to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and
(iv) the conversion of the $3,684,745 loan from related party to 387,868 shares of common stock, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on March 31, 1999.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 1999 and the year ended December 31, 1998, includes the historical operating results of the properties described in (i) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1998, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999


                                                                                    Pro Forma
                        ASSETS                                    Historical       Adjustments         Pro Forma
                                                                 -------------     --------------    --------------
Land, buildings and equipment on operating leases,
    less accumulated depreciation of $615,000                     $28,137,549          $    --         $ 28,137,549
Investment in unconsolidated subsidiary                            25,841,816               --           25,841,816
Cash and cash equivalents                                          22,840,847       23,997,342   (a)     46,838,189
Restricted cash                                                       139,089               --              139,089
Certificates of deposit                                             5,747,142         (730,567 ) (a)      5,016,575
Receivables                                                            32,211           (4,383 ) (a)         27,828
Prepaid expenses                                                       16,946               --               16,946
Dividends receivable                                                  245,063               --              245,063
Accrued rental income                                                  60,065               --               60,065
Loan costs, less accumulated amortization of $50,800                   27,482               --               27,482
Other assets                                                        1,618,073        1,364,024   (a)      2,982,097
                                                                                  -------------       --------------
                                                                ==============

                                                                  $84,706,283      $24,626,416         $109,332,699
                                                                ==============    =============       ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Convertible loan from related party                                $3,684,745     $ (3,684,745 ) (a)        $    --
Accounts payable and accrued expenses                                  63,254               --               63,254
Due to related parties                                                423,292         (411,447 ) (a)         11,845
Security deposits                                                   1,417,500               --            1,417,500
Interest payable                                                       29,478          (29,478 ) (a)             --
Other payables                                                          4,901               --                4,901
                                                                --------------    -------------       --------------
                                                                --------------    -------------       --------------
       Total liabilities                                            5,623,170       (4,125,670 )          1,497,500
                                                                --------------    -------------       --------------

                 Stockholders' equity

Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares                                --                --                    --
Excess shares, $.01 par value per share.
    Authorized and unissued 63,000,000 shares                               --                --                    --
Common stock, $.01 par value per share.
    Authorized 60,000,000 shares; issued and
       outstanding 9,094,940 shares; issued and
       outstanding, as adjusted, 12,186,439 shares                     90,949           30,915   (a)        121,864
Capital in excess of par value                                     79,776,666       28,721,171   (a)    108,497,837
Accumulated distributions in excess of net earnings                  (784,502 )             --             (784,502 )
                                                                --------------    -------------       --------------

       Total stockholders' equity                                  79,083,113       28,752,086          107,835,199
                                                                                  -------------       --------------
                                                                ==============

                                                                  $84,706,283      $24,626,416         $109,332,699
                                                                ==============    =============       ==============


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 1999


                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from operating
       leases                                             $ 737,618                $   --              $ 737,618
    FF&E Reserve income                                      61,027                    --                 61,027
    Interest and other income                               292,864              (206,487 )  (3)          86,377
    Dividend income                                         241,843               362,765    (4)         604,608
                                                       -------------      ----------------       ----------------
                                                          1,333,352               156,278              1,489,630
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost
       amortization                                         200,573              (122,360 )  (5)          78,213
    General operating and
       administrative                                       188,056                    --                188,056
    Professional services                                    21,206                    --                 21,206
    Asset management fees to related
       party                                                 49,565                 8,896    (7)          58,461
    State taxes                                               5,375                    --                  5,375
    Depreciation and amortization                           253,758                    --                253,758
                                                       -------------      ----------------
                                                       -------------      ----------------       ----------------
                                                            718,533              (113,464 )              605,069
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary                               614,819               269,742                884,561
                                                       -------------      ----------------       ----------------

Equity in Loss of Unconsolidated
    Subsidiary                                             (184,539 )            (123,927 )  (9)        (308,466 )
                                                       -------------      ----------------       ----------------

Net Earnings
                                                          $ 430,280             $ 145,815              $ 576,095
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock:
       Basic                                               $   0.07                                     $   0.09
                                                       =============
                                                                                                 ================
       Diluted                                             $   0.06                                     $   0.09
                                                       =============                             ================

Weighted Average Number of Shares
    Outstanding:
       Basic                                              6,419,548                                    6,535,566
                                                       =============                             ================
       Diluted                                            8,244,160                                    6,535,566
                                                       =============                             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1998

                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                  $1,218,500            $1,706,732  (1)        $2,925,232
    FF&E Reserve income                                      98,099               140,000  (2)           238,099
    Interest income                                         638,862              (609,975 )(3)            28,887
    Dividend income                                              --               423,938  (4)           423,938
                                                       -------------
                                                                          ----------------       ----------------
                                                          1,955,461             1,660,695              3,616,156
                                                       -------------      ----------------       ----------------

Expenses:
    Interest expense and loan cost
       amortization                                         350,322               448,718  (5)           799,040
    General operating and
       administrative                                       167,951                92,733  (6)           260,684
    Asset management fees to
       related party                                         68,114               106,571  (7)           174,685
    Professional services                                    21,581                    --                 21,581
    Depreciation and amortization                           388,554               538,125  (8)           926,679
                                                       -------------      ----------------       ----------------
                                                            996,522             1,186,147              2,182,669
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary                            958,939               474,548              1,433,487

Equity in Loss of Unconsolidated
    Subsidiary                                                   --               (56,464 )(9)           (56,464 )
                                                       -------------      ----------------       ----------------

Net Earnings                                              $ 958,939             $ 418,084             $1,377,023
                                                       =============      ================       ================

Earnings Per Share of Common
    Stock (Basic and Diluted) (10)                         $   0.40                                     $   0.51
                                                       =============                             ================

Weighted Average Number of
    Shares of Common Stock
    Outstanding (10)                                      2,402,344                                    2,697,355
                                                       =============                             ================




                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $27,230,246 from the sale of 2,723,025 shares during the period April 1, 1999 through May 13, 1999, the conversion of the $3,684,745 loan from related party to 387,868 shares of common stock, and the reimbursement for certificates of deposit and closing costs totalling $734,950 paid on behalf of CHI in connection with its permanent financing, used (i) to pay $29,478 in interest to related party in connection with convertible loan, (ii) to pay acquisition fees and costs of $1,431,213 ($67,189 of which was accrued as due to related parties at March 31, 1999), and to pay selling commissions and offering expenses of $2,507,163 which have been netted against stockholders' equity (a total of $344,258 of which was accrued as of March 31, 1999), leaving $23,997,342 for future investment.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of May 13, 1999, (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1998, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                            Date Pro Forma
                                                                  Date Placed               Property Became
                                                                  in Service                Operational as
                                                                By the Company              Rental Property
               Residence Inn Buckhead (Lenox
                 Park) in Atlanta, GA                            July 31, 1998              January 1, 1998
               Residence Inn Gwinnett Place
                 in Duluth, GA                                   July 31, 1998              January 1, 1998

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1998 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1998 and the quarter ended March 31, 1999.

(2) Represents capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E Reserve income was earned at approximately $10,000 per month, per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above and Note
         (4) below. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1998 and the quarter ended March 31, 1999.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


(4) Represents adjustment to dividend income earned on the Company's $24,778,630 investment in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1998, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase four hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                          Date Unconsolidated
                                                                  Date Placed                 Subsidiary
                                                                  in Service               Properties Became
                                                                    By the                  Operational as
                                                           Unconsolidated Subsidiary        Rental Property
               Residence Inn Las Vegas, NV                     February 25, 1999             October 1, 1998
               Residence Inn Plano, TX                         February 25, 1999             October 12, 1998
               Marriott Suites Dallas, TX                      February 25, 1999             November 11, 1998
               Courtyard Plano, TX                             February 25, 1999             December 23, 1998

(5) Represents adjustment to interest expense incurred at a rate ranging from 8.05% to 8.8% per annum in connection with the assumed borrowings from the line of credit of $8,600,000 on January 1, 1998 for the period January 1, 1998 through July 31, 1998. It was assumed that the $8,600,000 was paid off on December 31, 1998 with proceeds from the convertible loan and offering proceeds. Also represents amortization of the loan origination fee of $43,000 (.5% on the $8,600,000 from borrowings on the line of credit) and $19,149 of other miscellaneous closing costs, amortized under the straight-line method over a period of five years.

(6) The Company has incurred operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, CNL Hospitality Advisors, Inc. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. However, as a result of the increase in pro forma earnings for the year ended December 31, 1998, the Company's operating expenses no longer exceeded the Expense Cap. Therefore, this reimbursement was reversed for pro forma purposes.

(7) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary properties became operational by the previous owners or (ii) January 1, 1998, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiaries properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (4) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 1999 AND
                        THE YEAR ENDED DECEMBER 31, 1998


(8) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(9) Represents adjustment to equity in loss of unconsolidated subsidiary for the period commencing (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or (ii) the end of the pro forma period presented, as described in Note (4) above. The following represents the Company's share of net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending:

                                                                        December 31,               March 31,
                                                                            1998                      1999
              Unconsolidated Subsidiary
                  Earnings Before Preferred Dividend                        $ 752,368              $ 616,738
              8% Class A Cumulative Preferred Stock
                  (institutional investor)                                   (442,261)              (639,654)
              9.76% Class B Cumulative Preferred Stock
                  (the Company)                                              (423,938)              (604,608)
              8% Class C Cumulative Preferred Stock
                  (other investors)                                           ( 1,402)                (2,000)
                                                                         -------------          ------------
              Net Loss of Unconsolidated Subsidiary
                  After Preferred Dividends                                 $(115,233)             $(629,524)
                                                                            ==========             =========

              The Company's 49% Interest in the Loss of
                  the Unconsolidated Subsidiary                             $ (56,464)             $(308,466)
                                                                            ==========             =========

 (10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 1999 and the year ended December 31, 1998.

         As a result of the two Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings as operational since January 1, 1998, the Company assumed approximately 2,206,573 shares of common stock were sold, and the net offering proceeds were available for purchase of these properties. Due to the fact that approximately 1,929,115, of these shares of common stock were actually sold subsequently, during the period January 1, 1998 through May 21, 1998, the weighted average number of shares outstanding for the pro forma period was adjusted.

         In addition, as a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested pro rata beginning on October 1, 1998 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment during the period October 1, 1998 through December 31, 1998 and the period January 1, 1999 through January 26, 1999. Due to the fact that approximately 857,020 of these shares of common stock were actually sold during the quarter ended March 31, 1999, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the quarter ended March 31, 1999 and the year ended December 31, 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                             March 31,             December 31,
                                                                               1999                   1998
                                                                           -------------           ------------
                        ASSETS

Land, buildings and equipment on operating leases,
    less accumulated depreciation of $615,000 and
    $384,166, respectively                                                 $28,137,549            $28,368,383
Investment in unconsolidated subsidiary                                     25,841,816                     --
Cash and cash equivalents                                                   22,840,847             13,228,923
Restricted cash                                                                139,089                 82,407
Certificates of deposit                                                      5,747,142              5,016,575
Receivables                                                                     32,211                 28,257
Dividends receivable                                                           245,063                     --
Prepaid expenses                                                                16,946                  9,391
Organization costs, less accumulated amortization of
    $19,752 and $5,221, respectively                                                --                 19,752
Loan costs, less accumulated amortization of $50,800
    and $12,980, respectively                                                   27,482                 78,282
Accrued rental income                                                           60,065                 44,160
Other assets                                                                 1,618,073              1,980,560
                                                                         --------------          -------------

                                                                           $84,706,283            $48,856,690
                                                                         ==============          =============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Convertible loan from related party                                         $3,684,745                 $   --
Line of credit                                                                      --              9,600,000
Accounts payable and accrued expenses                                           63,254                333,726
Due to related parties                                                         423,292                318,937
Security deposits                                                            1,417,500              1,417,500
Interest payable                                                                29,478                 66,547
Other payables                                                                   4,901                  3,489
                                                                         --------------          -------------
                                                                         --------------          -------------
       Total liabilities                                                     5,623,170             11,740,199
                                                                         --------------          -------------

Commitments and Contingencies (Note 11)

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares --Excess shares,  $.01 par value per share.
       Authorized and unissued  63,000,000 shares --Common stock, $.01 par value per share.
       Authorized 60,000,000 shares, issued
       and outstanding 9,094,940 and
       4,321,908 shares, respectively                                           90,949                 43,219
    Capital in excess of par value                                          79,776,666             37,289,402
    Accumulated   distributions   in   excess  of  net                        (784,502 )             (216,130 )
earnings
                                                                         --------------          -------------
          Total stockholders' equity                                        79,083,113             37,116,491
                                                                         --------------          -------------

                                                                           $84,706,283            $48,856,690
                                                                         ==============          =============


                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                                                      Quarter Ended
                                                                                        March 31,
                                                                                 1999                 1998
                                                                            ---------------       -------------
Revenues:
    Rental income from operating leases                                         $ 737,618              $   --
    FF&E Reserve income                                                            61,027                  --
    Interest and other income                                                     292,864             139,153
    Dividend income                                                               241,843                  --
                                                                          ----------------      --------------
                                                                                1,333,352             139,153
                                                                          ----------------      --------------

Expenses:
    Interest and loan cost amortization                                           200,573                  --
    General operating and administrative                                          188,056              85,393
    Professional services                                                          21,206               5,452
    Asset management fees to related party                                         49,565                  --
    State taxes                                                                     5,375                  --
    Depreciation and amortization                                                 253,758               1,000
                                                                          ----------------      --------------
                                                                                  718,533              91,845
                                                                          ----------------      --------------

Earnings Before Equity in Loss of Unconsolidated
    Subsidiary                                                                    614,819              47,308
                                                                          ----------------      --------------

Equity in Loss of Unconsolidated Subsidiary                                      (184,539 )                --
                                                                          ----------------      --------------

Net Earnings                                                                    $ 430,280           $  47,308
                                                                          ================      ==============

Earnings Per Share of Common Stock:
    Basic                                                                        $   0.07            $   0.03
                                                                          ================      ==============
    Diluted                                                                      $   0.06            $   0.03
                                                                          ================      ==============

Weighted Average Number of Shares Outstanding:
    Basic                                                                       6,419,548           1,474,288
                                                                          ================      ==============
    Diluted                                                                     8,244,160           1,474,288
                                                                          ================      ==============






                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
               EQUITY Quarter Ended March 31, 1999 and Year Ended
                                December 31, 1998


                                                                                     Accumulated
                                                                                    distributions
                                            Common stock            Capital in        in excess
                                      --------------------------
                                         Number         Par          excess of          of net
                                       of Shares       value         par value         earnings           Total
                                      -------------  -----------   --------------   ---------------   --------------
Balance at December 31, 1997            1,152,540      $11,525        $ 9,229,316       $  (6,924 )      $ 9,233,917

Subscriptions received for
    common stock through
    public offering and
    distribution reinvestment
    plan                                3,169,368       31,694         31,661,984              --         31,693,678

Stock issuance costs                           --           --         (3,601,898 )            --         (3,601,898 )

Net earnings                                   --           --                 --         958,939            958,939

Distributions declared and paid
    ($0.46 per share)                          --           --                 --      (1,168,145 )       (1,168,145 )
                                      ------------   ----------     --------------  --------------    ---------------

Balance at December 31, 1998            4,321,908       43,219         37,289,402        (216,130 )       37,116,491

Subscriptions received for
    common stock through
    public offering and
    distribution reinvestment
    plan                                4,773,032       47,730         47,682,588              --         47,730,318

Stock issuance costs                           --           --         (5,195,324 )            --         (5,195,324 )

Net earnings                                   --           --                 --         430,280            430,280

Distributions declared and paid
    ($0.17 per share)                          --           --                 --        (998,652 )         (998,652 )
                                      ------------   ----------     --------------  --------------    ---------------

Balance at March 31, 1999               9,094,940      $90,949        $79,776,666      $ (784,502 )      $79,083,113
                                      ============   ==========     ==============  ==============    ===============






                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Quarter Ended
                                                                                  March 31,
                                                                         1999                    1998
                                                                    ---------------         ---------------
Increase (Decrease) in Cash and Cash
   Equivalents:

      Net Cash Provided by Operating
        Activities                                                     $   663,437              $   67,118
                                                                    ---------------         ---------------

      Cash Flows from Investing Activities:
        Investment in unconsolidated subsidiary                        (23,983,718 )                    --
        Investment in certificates of deposit                             (730,567 )            (1,500,000 )
        Increase in restricted cash                                        (56,682 )                    --
        Increase in other assets                                        (1,690,852 )              (313,391 )
                                                                    ---------------         ---------------
             Net cash used in investing
                activities                                             (26,461,819 )            (1,813,391 )
                                                                    ---------------         ---------------

      Cash Flows from Financing Activities:
        Reimbursement of acquisition and
          stock issuance costs paid by
          related parties on behalf of the
          Company                                                         (888,032 )               (90,634 )
        Proceeds from convertible loan                                   3,684,745                       --
        Payment on line of credit                                       (9,600,000 )                    --
        Subscriptions received from
          stockholders                                                  47,730,318               7,263,367
        Distributions to stockholders                                     (998,652 )              (101,356 )
        Payment of stock issuance costs                                 (4,508,044 )              (749,008 )
        Other                                                              (10,029 )                    --
                                                                    ---------------         ---------------
                                                                    ---------------         ---------------
             Net cash provided by
                financing activities                                    35,410,306               6,322,369
                                                                    ---------------         ---------------

Net Increase in Cash and Cash Equivalents                                9,611,924               4,576,096

Cash and Cash Equivalents at Beginning
   of Quarter                                                           13,228,923               8,869,838
                                                                    ---------------         ---------------

Cash and Cash Equivalents at End of
   Quarter                                                            $ 22,840,847            $ 13,445,934
                                                                    ===============         ===============







                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                        Quarter Ended
                                                                                          March 31,
                                                                                1999                    1998
                                                                           ---------------         ----------------
Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Related parties  paid certain  acquisition  and stock  issuance  costs on behalf of the Company as follows:
              Acquisition costs                                             $   351,291                $    6,685
              Stock issuance costs                                              587,948                   107,367
                                                                         ---------------         -----------------

                                                                            $   939,239               $   114,052
                                                                         ===============         =================


                See accompanying notes to condensed consolidated
                              financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


1.       Organization and Nature of Business:

         CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and in restaurant properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). While the Company may currently invest in both restaurant and hotel Properties, management believes that over time the Company will focus its Property investments exclusively on hotel Properties. The Company may also provide mortgage financing (the "Mortgage Loans"). The Company also may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 1999, may not be indicative of the results that may be expected for the year ending December 31, 1999. Amounts as of December 31, 1998, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP. All significant intercompany balances and transactions have been eliminated. The Company accounts for its 49% interest in the common stock of CNL Hotel Investors, Inc., using the equity method and accounts for its preferred stock investment in CNL Hotel Investors, Inc., using the cost method.

         In accordance with Statement of Financial Accounting Standard No. 128, "Earnings Per Share," basic earnings per share are calculated based upon net income (income available to common stockholders) divided by the weighted average number of common shares outstanding during the reporting period and diluted earnings per share are calculated based upon adjusted net income divided by the weighted average number of common shares outstanding plus dilutive potential common shares (see
         Note 12).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


2.       Basis of Presentation - Continued:

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," which became effective for the Company as of January 1, 1999. The adoption of this SOP did not have a material effect on the Company.

3.       Public Offerings:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 16,500,000 shares of common stock (the "Initial Offering"). Of the 16,500,000 shares of common stock, the Company has registered 1,500,000 shares ($15,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of March 31, 1999, the Company had received subscription proceeds of $90,749,397 (9,074,940 shares), including $72,754 (7,275 shares)
         through the reinvestment plan.

         On November 23, 1998, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 additional shares of common stock ($275,000,000) (the "Second Offering") in an offering expected to commence immediately following the completion of the Company's Initial Offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the Second Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) the advisor for acquisition fees and acquisition expenses, will be substantially the same as those for the Company's Initial Offering. The Company expects to use net proceeds from the Second Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

4.       Investment in Unconsolidated Subsidiary:

         In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows") pursuant to which the Company and Five Arrows formed a jointly-owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International (the "Hotels"). The eight Hotels are either newly constructed or in various stages of completion. Upon completion, four of the eight Hotels will operate as Courtyard(R) by Marriott(R) hotels, three will operate as Residence Inn(R) by Marriott(R) hotels, and one will operate as a Marriott Suites(R).

         The Company's advisor, CNL Hospitality Advisors, Inc. (the "Advisor"), is also the advisor to Hotel Investors pursuant to a separate advisory agreement. However, in no event has or will the Company pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its advisory agreement. The Advisor entered into separate purchase agreements for each of the eight Hotels, which agreements include customary closing conditions, including inspection of and due diligence on the completed Properties. The aggregate purchase price of all eight Hotels, once acquired, will be approximately $184 million, excluding closing costs.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


4.       Investment in Unconsolidated Subsidiary - Continued:

         In order to fund these purchases, Five Arrows committed to make an investment of up to $50.9 million in Hotel Investors. The Company committed to make an investment of up to $40 million in Hotel Investors, which investment has been and will be made through the Company's wholly owned subsidiary, CNL Hospitality Partners, LP. Hotel Investors expects to fund the remaining amount of approximately $96.6 million (including closing costs) with permanent financing from Jefferson-Pilot Life Insurance Company consisting of eight separate loans, collateralized by Hotel Investors' interests in the Properties (the "Hotel Investors Loan"). On February 25, 1999, Hotel Investors purchased four of the eight Hotels for an aggregate purchase price of approximately $90,448,000 (the "Initial Hotels") and paid $10,000,000 as a deposit on the four remaining Hotels. The Initial Hotels are the Courtyard by Marriott located in Plano, Texas, the Marriott Suites located in Dallas, Texas, the Residence Inn by Marriott located in Las Vegas, Nevada and the Residence Inn by Marriott located in Plano, Texas. As a result of these purchases and the deposit, Five Arrows has funded $31,536,824 of its $50,890,000 commitment to Hotel Investors and purchased 31,537 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"). The Company has funded $24,778,933 of its $40 million commitment to Hotel Investors and purchased 24,779 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). Hotel Investors obtained advances of $47,863,052 relating to the Hotel Investors Loan in order to facilitate the acquisition of the Initial Hotels. In connection with the Hotel Investors Loan, the Company was required by Jefferson Pilot Life Insurance Company to obtain a letter of credit on behalf of Hotel Investors. The letter of credit was collateralized by four certificates of deposit totalling $730,567. Each certificate of deposit will be allocated to the purchase of the remaining four Hotels. In connection with the letter of credit, the Company also incurred on behalf of Hotel Investors $4,383 in closing costs. Hotel Investors has and intends to use future funds from Five Arrows, the Company and the Hotel Investors Loan proportionately to fund each Property acquisition.

         In return for their respective funding commitments, Five Arrows received a 51% common stock interest and CNL Hospitality Partners, LP received a 49% common stock interest in Hotel Investors. As funds are continually advanced to Hotel Investors, Five Arrows will receive up to 50,886 shares of Class A Preferred Stock and CNL Hospitality Partners, LP will receive up to 39,982 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, as determined pursuant to a formula.

         Five Arrows also committed to invest up to $15 million in the Company through the purchase of common stock pursuant to the Company's current public offering, the proceeds of which has been and will be used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. Five Arrows has purchased and will purchase the Company's stock as Properties are acquired by Hotel Investors, as described above. Five Arrows has invested $9,297,056 of its $15 million commitment to the Company. Due to the current stock ownership limitations specified in the Company's Articles of Incorporation, $5,612,311 has been invested in the Company's common stock through the purchase of 590,770 shares and $3,684,745 was advanced to the Company as a convertible loan, which bears interest at a rate of eight percent per annum. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor.

         Cash flow from operations of Hotel Investors will be distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount", or $1,294.78 per share, which represents the sum of its investment in Hotel Investors and its $15,000,000 investment in the Company on a per share basis, adjusted for any dividends received from the Company. Then, cash flow from operations will be distributed to the Company with

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


4.       Investment in Unconsolidated Subsidiary - Continued:

         respect to its Class B Preferred Stock. Next, cash flow will be distributed to 100 CNL associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash flow from operations will be distributed pro rata with respect to the interest in the common shares.

         In connection with Five Arrows' commitment to invest $15 million in the Company, the Advisor and certain Affiliates have agreed to waive certain fees otherwise payable to them by the Company.

         The following presents condensed financial information for Hotel Investors at March 31, 1999:


               Land, buildings and equipment on operating
                    leases, less accumulated depreciation                                       $90,690,822
               Cash                                                                               3,083,215
               Loan costs, less accumulated amortization                                            637,443
               Accrued rental income                                                                 20,764
               Other assets                                                                      10,005,843
               Liabilities                                                                       49,353,513
               Redeemable preferred stock - Class A                                              31,536,509
               Stockholders' equity                                                              23,548,065
               Revenues                                                                             918,359
               Net income                                                                           128,783

         The Company recorded $241,843 in dividend income and an equity in loss of $184,539 resulting in a net income of $57,304 attributable to this investment for the quarter ended March 31, 1999.

5.       Convertible Loan:

         As described above in Note 4, $3,684,745 was advanced to the Company by Five Arrows as a convertible loan, which bears interest at a rate of eight percent per annum payable at time of conversion. As of March 31, 1999, the Company had incurred $29,478 in interest related to the convertible loan.

6.       Other Assets:

         Other assets as of March 31, 1999 and December 31, 1998 were $1,618,073 and $1,980,560, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offering of shares, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offering. Preliminary costs incurred prior to raising capital were advanced by the Advisor. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the sale of shares of the Company in connection with the offering.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


7.       Stock Issuance Costs:

         During the quarter ended March 31, 1999 and the year ended December 31, 1998, the Company incurred $5,195,324 and $3,606,871, respectively, in organizational and offering costs, including $3,345,810 and $2,535,494, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). Of these amounts $5,195,324 and $3,601,898, respectively, have been treated as stock issuance costs and for the year ended December 31, 1998, $4,973 had been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

8.       Distributions:

         For the quarters ended March 31, 1999 and 1998, approximately 41 and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income and for the quarter ended March 31, 1999, approximately 59 percent was considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 1999 and 1998 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' 8% return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 1999 may not be indicative of the results that may be expected for the year ending December 31, 1999.

9.       Related Party Transactions:

         During the quarters ended March 31, 1999 and 1998, the Company incurred $3,136,697 and $530,509, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of these amounts ($2,927,797 and $495,216, respectively) were or will be paid by CNL Securities Corp. as commissions to other brokers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the quarters ended March 31, 1999 and 1998, the Company incurred $209,113 and $35,367, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive acquisition fees for services in finding, negotiating the leases of and acquiring Properties on behalf of the Company equal to 4.5% of gross proceeds, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the quarters ended March 31, 1999 and 1998, the Company incurred $2,106,510 and $318,305, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases, the investment in private real estate investment trust and other assets at March 31, 1999.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 1999, the Company incurred $49,565 of such fees.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


9.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares), on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarters ended March 31:

                                                                        1999                  1998
                                                                    --------------        --------------
                 Stock issuance costs                                    $883,881              $ 89,000
                 Land, buildings and equipment
                      on operating leases and
                      other assets                                          3,806                     --
                 General operating and
                      administrative expenses                              85,731                40,650
                                                                    ==============         =============
                                                                         $973,418              $129,650
                                                                    ==============         =============

         The amounts due to related parties consisted of the following at:

                                                                      March 31            December 31,
                                                                        1999                  1998
                                                                   ---------------        --------------
                 Due to CNL Securities Corp.:
                   Commissions                                           $110,574              $ 66,063
                   Marketing support and due
                       diligence expense
                       reimbursement fee                                    7,372                 4,404
                                                                   ---------------        --------------
                                                                         $117,946              $ 70,467
                                                                   ---------------        --------------

                 Due to CNL Hospitality
                   Advisor:
                      Expenditures incurred on behalf
                        of the Company and
                        accounting and administrative
                        services                                          239,001               110,496
                      Acquisition fees                                     66,345               137,974
                                                                   ---------------        --------------
                                                                          305,346               248,470
                                                                   ---------------        --------------
                                                                         $423,292              $318,937
                                                                   ===============        ==============



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


10.      Concentration of Credit Risk:

         One lessee, STC Leasing Associates, LLC, which operates each of two properties owned as Residence Inn by Marriott, contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors) for the quarter ended March 31, 1999. In addition, all of the Company's rental income (including the Company's share of rental income from Hotel Investors) was earned from properties operating as Marriott(R) Brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this Hotel Chain or lessee could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased during 1999 and subsequent years.

11.      Commitments and Contingencies:

         As of March 31, 1999, the Company has entered into agreements to acquire, directly or indirectly, seven hotel Properties. In connection with three of these agreements, the Company was required by the seller to obtain a letter of credit. The letter of credit was collateralized by a $5,000,000 certificate of deposit. In connection with the letter of credit, the Company incurred $22,500 in closing costs. In connection with the four remaining agreements, Hotel Investors was required by the seller to pay a deposit of $10,000,000 which is being held in escrow by the title company. Of this amount, Five Arrows contributed $5,600,000 and the Company contributed $4,400,000.

         Pursuant to the purchase agreement in connection with the acquisition of the two Properties directly owned by the Company, the Company may be required to make an additional payment of up to $1 million, contingent upon these Properties achieving certain gross earnings before interest, taxes, depreciation and amortization, as compared to the original purchase price pursuant to a formula during a 36 month period ending July 31, 2001. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 1999 and 1998


12.      Earnings Per Share:

         The following represents the calculation of earnings per share and the weighted average number of shares of dilutive potential common stock for the quarters ended March 31:

                                                                        1999                      1998
                                                                   ----------------         -----------------
                 Basic Earnings Per Share:

                   Net earnings                                          $ 430,280                 $  47,308
                                                                   ================         =================
                   Weighted average number of
                       shares outstanding                                6,419,548                 1,474,288
                                                                   ================         =================
                   Basic earnings per share                               $  0.067                 $   0.032
                                                                   ================         =================

                 Diluted Earnings Per Share:

                   Net earnings                                          $ 430,280                 $  47,308

                   Additional income attributable
                       to investment in
                       unconsolidated  subsidiary
                       assuming all Class A Preferred
                       Shares were converted                                71,479                        --
                                                                   ----------------         -----------------
                   Adjusted net earnings
                      assuming dilution                                  $ 501,759                 $  47,308
                                                                   ================         =================

                      Weighted average number of
                         shares outstanding                              6,419,548                 1,474,288
                      Assumed conversion of Class
                         A Preferred Stock                               1,824,612                         --
                                                                   ----------------         -----------------
                      Adjusted weighted average
                        number of shares outstanding                     8,244,160                 1,474,288
                                                                   ================         =================
                      Diluted earnings per share                          $  0.061                 $   0.032
                                                                   ================         =================

         For the quarter ended March 31, 1999, the conversion of the convertible loan to shares of common stock were not included in computing diluted earnings per share because their effects were antidilutive.

13.      Subsequent Events:

         During the period April 1, 1999 through May 7, 1999, the Company received subscription proceeds for an additional 2,706,012 shares ($27,060,121) of common stock.

         On April, 1, 1999 and May 1, 1999, the Company declared distributions totalling $554,793 and $688,077, respectively, or $0.0604 per share of common stock, payable in June 1999, to stockholders of record on April 1, 1999 and May 1, 1999, respectively.

         Due to the additional subscription proceeds received as noted above, the convertible loan in the amount of $3,684,745 advanced by Five Arrows was converted to 387,868 shares of the Company's common stock on April 30, 1999.

                        Report of Independent Accountants



To the Board of Directors
CNL Hospitality Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings and of stockholders' equity and of cash flows present fairly in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the two years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinions expressed above.




/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 19, 1999

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                           CONSOLIDATED BALANCE SHEETS


                                                                                   December 31,
                                                                             1998                1997
                                                                          ------------        ------------
                          ASSETS

Land, building and equipment on operating leases,
    less accumulated depreciation                                        $28,368,383        $         --
Cash and cash equivalents                                                 13,228,923           8,869,838
Restricted cash                                                               82,407                  --
Certificate of deposit                                                     5,016,575                  --
Receivables                                                                   28,257                  --
Due from related party                                                            --               7,500
Prepaid expenses                                                               9,391              11,179
Organization costs, less accumulated amortization of
    $5,221 and $833, respectively                                             19,752              19,167
Loan costs, less accumulated amortization of $12,980                          78,282                  --
Accrued rental income                                                         44,160                  --
Other assets                                                               1,980,560             535,792
                                                                        -------------       -------------

                                                                         $48,856,690          $9,443,476
                                                                        ============        =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                            $9,600,000              $   --
Accounts payable and accrued expenses                                        333,726              16,305
Due to related parties                                                       318,937             193,254
Security deposits                                                          1,417,500                  --
Rents paid in advance                                                          3,489                  --
Interest payable                                                              66,547                  --
                                                                        -------------       -------------
       Total liabilities                                                  11,740,199             209,559
                                                                        -------------       -------------

Commitments (Note 10)

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000 shares                                   --                 --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                   --                 --
    Common stock, $.01 par value per share. Authorized
       60,000,000 shares, issued and outstanding
       4,321,908 and 1,152,540 shares, respectively                           43,219              11,525
    Capital in excess of par value                                        37,289,402           9,229,316
    Accumulated distributions in excess of net earnings                     (216,130 )            (6,924 )
                                                                        -------------       -------------
          Total stockholders' equity                                      37,116,491           9,233,917
                                                                        -------------       -------------

                                                                         $48,856,690         $ 9,443,476
                                                                        =============       =============



          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                       CONSOLIDATED STATEMENTS OF EARNINGS




                                                                                     June 12, 1996
                                                                                        (Date of
                                                                                       Inception)
                                                          Year Ended                    through
                                                         December 31,                 December 31,
                                                   1998                1997              1996
                                                ------------       -------------      ------------

Revenues:
    Rental income from
       operating leases                         $1,218,500              $   --            $   --
    FF&E Reserve income                             98,099                  --                --
    Interest and other income                      638,862              46,071                --
                                               ------------        ------------      ------------
                                                 1,955,461              46,071                --
                                               ------------        ------------      ------------

Expenses:
    Interest and loan cost
       amortization                                350,322                  --                --
    General operating and
       administrative                              167,951              22,386                --
    Professional services                           21,581                  --                --
    Asset management fees to
       related party                                68,114                  --                --
    Depreciation and amortization                  388,554                 833                --
                                               ------------        ------------      ------------
                                                   996,522              23,219                --
                                               ------------        ------------      ------------

Net Earnings                                     $ 958,939            $ 22,852       $        --
                                               ============        ============      ============

Earnings Per Share of Common
    Stock (Basic and Diluted)                     $   0.40            $   0.03       $        --
                                               ============        ============      ============

Weighted Average Number of
    Shares of Common Stock
    Outstanding                                  2,402,344             686,063                --
                                               ============        ============      ============





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


                                                                                     Accumulated
                                            Common stock                            distributions
                                       ------------------------     Capital in       in excess
                                         Number         Par         excess of          of net
                                       of Shares       value        par value         earnings           Total
                                       -----------    ---------    -------------    --------------    -------------

Balance at June 12, 1996                       --         $ --            $   --         $    --            $   --

Sale of common stock to
    related party                          20,000          200           199,800              --           200,000
                                       -----------    ---------     -------------   -------------      ------------

Balance at December 31, 1996               20,000          200           199,800              --           200,000

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                1,132,540       11,325        11,314,077              --        11,325,402

Stock issuance costs                           --           --        (2,284,561 )            --        (2,284,561 )

Net earnings                                   --           --                --          22,852            22,852

Distributions declared and paid
    ($.05 per share)                           --           --                --         (29,776 )         (29,776 )
                                       -----------    ---------     -------------   -------------      ------------

Balance at
    December 31, 1997                   1,152,540       11,525         9,229,316          (6,924 )       9,233,917

Subscriptions received for common
    stock through public offering
    and distribution reinvestment
    plan                                3,169,368       31,694        31,661,984              --        31,693,678

Stock issuance costs                           --           --        (3,601,898 )            --        (3,601,898 )

Net earnings                                   --           --                --         958,939           958,939

Distributions declared and paid
    ($.46 per share)                           --           --                --      (1,168,145 )      (1,168,145 )
                                       -----------    ---------     -------------   -------------      ------------

Balance at
    December 31, 1998                   4,321,908      $43,219       $37,289,402      $ (216,130 )     $37,116,491
                                       ===========    =========     =============   =============      ============





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                           June 12, 1996
                                                                                             (Date of
                                                                                            Inception)
                                                                  Year Ended                  through
                                                                 December 31,              December 31,
                                                             1998            1997               1996
                                                          -----------    -------------      -------------
Increase (Decrease) in Cash and Cash
    Equivalents:

    Cash Flows from Operating Activities:
       Cash received from tenants                        $2,665,171            $   --             $   --
       Interest received                                    622,237            46,071                 --
       Cash paid for expenses                              (239,648 )         (23,602 )               --
       Cash paid for interest                              (270,795 )              --                 --
                                                        ------------      ------------        -----------
              Net cash provided by operating
                  activities                              2,776,965            22,469                 --
                                                        ------------      ------------        -----------

    Cash Flows from Investing Activities:
       Additions to land,  buildings and equipment
on                                                      (28,216,757 )              --                 --
          operating leases
       Investment in certificate of deposit              (5,000,000 )              --                 --
       Increase in restricted cash                          (82,407 )              --                 --
       Increase in other assets                          (1,211,818 )        (463,470 )               --
                                                        ------------      ------------        -----------
               Net cash used in investing
                   activities                           (34,510,982 )        (463,470 )               --
                                                        ------------      ------------        -----------

    Cash Flows from Financing Activities:
       Reimbursement of acquisition, organization,
          deferred  offering  and  stock  issuance
          costs paid by related parties on behalf of
          the Company                                      (862,068 )      (1,003,031 )         (197,916 )
       Sale of common stock to related party                     --                --            200,000
       Proceeds from borrowing on line of credit          9,600,000                --                 --
       Payment of loan costs                                (91,262 )              --                 --
       Subscriptions received from stockholders          31,693,678        11,325,402                 --
       Distributions to stockholders                     (1,168,145 )         (29,776 )               --
       Payment of stock issuance costs                   (3,086,630 )        (986,338 )               --
       Other                                                  7,529             2,498                 --
                                                        ------------      ------------        -----------
              Net cash provided by financing
                 activities                              36,093,102         9,308,755              2,084
                                                        ------------      ------------        -----------

Net Increase in Cash and Cash Equivalents                 4,359,085         8,867,754              2,084

Cash and Cash Equivalents at Beginning
    of Period                                             8,869,838             2,084                 --
                                                        ------------      ------------        -----------
Cash and Cash Equivalents at End of
    Period                                              $13,228,923        $8,869,838         $    2,084
                                                        ============      ============        ===========





          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                      STATEMENTS OF CASH FLOWS - CONTINUED



                                                                                           June 12, 1996
                                                                                             (Date of
                                                                                            Inception)
                                                                 Year Ended                   through
                                                                December 31,               December 31,
                                                            1998              1997              1996
                                                        -------------      -----------       -----------

Reconciliation of Net Earnings to Net Cash
    Provided by Operating Activities:

       Net earnings                                       $ 958,939         $  22,852             $   --
                                                        ------------       -----------        -----------
       Adjustments to reconcile net earnings
          to net cash  provided by operating
          activities:
             Depreciation                                   384,166                --                 --
             Amortization                                    17,368               833                 --
             Increase in receivables                        (44,832 )              --                 --
             Decrease (increase) in prepaid
                expenses                                      1,788           (11,179 )               --
             Increase in accrued rental income              (44,160 )              --                 --
             Increase in accounts payable
                 and other accrued expenses                  71,869             6,141                 --
             Increase  in  due  to  related
                parties, excluding reimbursement
                of acquisition,organization,
                deferred offering and stock
                issuance costs paid on behalf
                of the Company                               10,838             3,822                 --
             Increase in security deposits                1,417,500                --                 --
             Increase in rents paid in advance                3,489                --                 --
                                                        ------------       -----------        -----------
                   Total adjustments                      1,818,026              (383 )               --
                                                        ------------       -----------        -----------

Net Cash Provided by Operating Activities                $2,776,965         $  22,469             $   --
                                                        ============       ===========        ===========

Supplemental Schedule of Non-Cash
    Investing and Financing Activities:

       Related parties paid certain
          acquisition, organization,deferred
          offering and stock issuance costs
          on behalf of the Company as
          follows:
             Acquisition costs                            $ 392,863         $  26,149             $   --
             Organization costs                               4,973                --             20,000
             Deferred offering costs                             --                --            535,812
             Stock issuance costs                           454,277           638,274                 --
                                                        ============       ===========        ===========
                                                          $ 852,113         $ 664,423          $ 555,812
                                                        ============       ===========        ===========





          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc., formerly known as CNL American Realty Fund, Inc., was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which were organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. and CNL Hospitality LP Corp.

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, triple-net basis. The Company intends to invest the proceeds from its public offering, after deducting offering expenses, in hotel Properties to be leased to operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel
         Chains") and in restaurant properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). While the Company may currently invest in both restaurant and hotel Properties, management believes that over time the Company will focus its Property investments exclusively on hotel Properties. The Company may also provide mortgage financing (the "Mortgage Loans"). The Company also intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Hotel Chains and Restaurant Chains.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP. All significant intercompany balances and transactions have been eliminated.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. Land, buildings and equipment are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, building and equipment leases are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies - Continued:

         When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method.

         Loan Costs - Loan costs incurred in connection with the Company's $9,600,000 line of credit and a $5,000,000 letter of credit have been capitalized and are being amortized over the term of the loan and letter of credit commitment, respectively, using the straight-line method which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and property.

         Earnings Per Share - Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period. The Company does not have any dilutive potential common shares.

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1998 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


1.       Significant Accounting Policies - Continued:

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standards - In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities," which will be effective for the Company as of January 1, 1999. This SOP requires start-up and organization costs to be expensed as incurred and also requires previously deferred start-up costs to be recognized as a cumulative effect adjustment in the statement of earnings. Management of the Company does not believe that adoption of this SOP will have a material effect on the Company's financial position or results of operations.

2.       Public Offerings:

         The Company has a currently effective registration statement on Form S-11 with the Securities and Exchange Commission for the sale of 16,500,000 shares of common stock (the "Offering"). Of the 16,500,000 shares of common stock, the Company has registered 1,500,000 shares ($15,000,000) which are available only to stockholders who elect to participate in the Company's reinvestment plan. The Company has adopted a reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company. As of December 31, 1998, the Company had received subscription proceeds of $43,019,080 (4,301,908 shares), including $37,299 (3,730 shares) through the reinvestment plan.

         On November 23, 1998, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 27,500,000 additional shares of common stock ($275,000,000) (the "Secondary Offering") in an offering expected to commence immediately following the completion of the Company's current Offering. Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the Secondary Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) the advisor for acquisition fees and acquisition expenses, will be substantially the same as those for the Company's current Offering. The Company expects to use net proceeds from the Secondary Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


3.       Land, Buildings and Equipment on Operating Leases:

         The Company leases its land, buildings and equipment to a hotel operator. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and have been classified as operating leases. The leases are for 19 years, provide for minimum and contingent rentals and require the tenant to pay executory costs. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenant to renew each of the leases for three successive five-year periods subject to the same terms and conditions of the initial leases. The leases also require the establishment of capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent. For the year ended December 31, 1998, revenues from the FF&E Reserve totalled $98,099, of which $15,692 is included in receivables and $82,407 is restricted cash.

         Land, buildings and equipment on operating leases consisted of the following at:

                                               December 31,       December 31,
                                                   1998              1997
                                               -------------     -------------

             Land                                 $2,926,976           $   --
             Buildings                            23,476,442               --
             Equipment                             2,349,131               --
                                               --------------    -------------
                                                  28,752,549                --
             Less accumulated depreciation          (384,166 )             --
                                               ==============    =============
                                                 $28,368,383           $   --
                                               ==============    =============

         The leases provide an increase in the minimum annual rent at a predetermined interval during the terms of the leases. Such amount is recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the year ended December 31, 1998, the Company recognized $44,160 of such rental income.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1998:

               1999                                             $2,889,162
               2000                                              2,928,895
               2001                                              2,928,895
               2002                                              2,928,895
               2003                                              2,928,895
               Thereafter                                       40,028,238
                                                            ===============
                                                               $54,632,980
                                                            ===============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


3.       Land, Buildings and Equipment on Operating Leases - Continued:

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on a percentage of the tenant's gross sales.

4.       Other Assets:

         Other assets as of December 31, 1998 and 1997 were $1,980,560 and $535,792, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties.

5.       Line of Credit:

         On July 31, 1998, the Company entered into an initial revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The line of credit provides that the Company may receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or
         (ii) a rate per annum equal to 30
         basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

         As of December 31, 1998, the Company had obtained three advances totalling $9,600,000 relating to the line of credit. In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of $68,762. The proceeds were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties (see Note 10). The interest rate of the line of credit at December 31, 1998 was 8.05% (bank's base rate plus 30 basis points).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


6.       Stock Issuance Costs:

         The Company has incurred certain expenses of its Offering, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the Offering. Preliminary costs incurred prior to raising capital were advanced by an affiliate of the Company, CNL Hospitality Advisors, Inc., (formerly known as CNL Real Estate Advisors, Inc.) (the "Advisor"). The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross Offering proceeds received from the sale of shares of the Company in connection with the Offering.

         During the years ended December 31, 1998 and 1997, the Company incurred $3,606,871 and $2,304,561, respectively, in organizational and offering costs, including $2,535,494 and $906,032, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see
         Note 8). Of these amounts $3,601,898 and $2,284,561, respectively, have been treated as stock issuance costs and $4,973 and $20,000, respectively, have been treated as organization costs. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

7.       Distributions:

         For the years ended December 31, 1998 and 1997, approximately 76 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the year ended December 31, 1998, approximately 24 percent was considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

8.       Related Party Transactions:

         Certain affiliates of the Company received fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company.

         On  June  12,  1996  (date  of  inception),  CNL  Fund  Advisors,  Inc.
         contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         During the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the Offering. A substantial portion of these amounts ($2,200,516 and $792,832, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


8.       Related Party Transactions - Continued:

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the Offering is completed in the amount of 0.20% of the invested capital of the stockholders that invest in the Company through this Offering. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients held shares on such date. As of December 31, 1998, no such fees had been incurred.

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the Offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases and other assets.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 1998, the Company incurred $68,114 of such fees. No such fees were incurred by the Company for 1997.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described above, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore the Advisor reimbursed the Company such amount in accordance with the advisory agreement.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


8.       Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the Offering), on a day-to-day basis. The expenses incurred for these services were classified as follows:


                                                                                                  June 12, 1996
                                                                                                    (Date of
                                                                                                   Inception)
                                                                   Year Ended                        through
                                                                  December 31,                    December 31,
                                                             1998                1997                 1996
                                                        ---------------      -------------        --------------
               Deferred offering costs                          $  --               $  --              $28,665
               Stock issuance costs                           494,729             185,335                   --
               Land, buildings and equipment
                    on operating leases and
                    other assets                                9,084                  --                   --
               General operating and
                    administrative expenses                   140,376               6,889                   --
                                                         =============        ============         ============
                                                             $644,189            $192,224              $28,665
                                                         =============        ============         ============

         The amounts due to related parties consisted of the following at December 31:

                                                                  1998                1997
                                                               ------------        ------------
                  Due to CNL Securities Corp.:
                       Commissions                                 $66,063            $100,709
                       Marketing support and due diligence
                          expense reimbursement fee                  4,404               7,268
                                                               ------------        ------------
                                                                    70,467             107,977
                                                               ------------        ------------

                  Due to the Advisor:
                          Expenditures incurred on behalf
                             of the Company and for
                             accounting, administrative and
                             acquisition services                  110,496              39,105
                          Acquisition fees                         137,974              46,172
                                                               ------------        ------------
                                                                   248,470              85,277
                                                               ============        ============
                                                                  $318,937            $193,254
                                                               ============        ============


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               (formerly known as CNL American Realty Fund, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1998 and 1997 and the
                Period June 12, 1996 (Date of Inception) through
                                December 31, 1996


9.       Concentration of Credit Risk:

         All of the Company's rental income for the year ended December 31, 1998 was earned from one lessee, STC Leasing Associates, LLC, which operates each of the two Properties as a Residence Inn by Marriott. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this Hotel Chain or lessee could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessee.

         It is expected that the percentage of total rental income contributed by this lessee will decrease as additional Properties are acquired and leased in subsequent years.

10.      Commitments:

         In July 1998, the Company entered into agreements to acquire three additional hotel Properties for an anticipated aggregate purchase price of approximately $100 million. In connection with these agreements, the Company was required by the seller to obtain a letter of credit. The letter of credit is collateralized by a $5,000,000 certificate of deposit.

11.      Subsequent Events:

         During the period January 1, 1999 through January 19, 1999, the Company
         received   subscription  proceeds  for  an  additional  561,565  shares
         ($5,615,647) of common stock.

         On January 1, 1999, the Company declared distributions totalling $251,967 or $0.0583 per share of common stock, payable in March 1999, to stockholders of record on January 1, 1999.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1998

                                                                                                         Costs Capitalized
                                                                                                              Subsequent
                                                                             Initial Cost                   To Acquisition
                                                               ---------------------------------        -------------------
                                                Encum-                                                  Improve-   Carrying
                                               brances          Land       Buildings    Equipment        ments       Costs
                                               -------          ----       ---------    ---------        -----     --------
Properties the Company
  has Invested in Under
  Operating Leases:

    Residence Inns by Marriott(R):
         Atlanta, Georgia                        (b)        $1,907,479      $13,459,040   $1,234,689     $     -     $    -
         Duluth, Georgia                         (c)         1,019,497       10,017,402    1,114,442           -          -
                                                            ----------      -----------   ----------     -------     -------

                                                           $ 2,926,976      $23,476,442   $2,349,131     $     -     $    -
                                                           ===========      ===========   ==========     ========    =======








                                                                                                         Life
                                                                                                       on Which
                                                                                                     Depreciation
                                                                                                       in Latest
    Gross Amount at Which Carried                                           Date                        Income
       at Close of Period (d)                          Accumulated         of Con-        Date       Statement is
  Land       Buildings      Equipment       Total     Depreciation        struction     Acquired       Computed
  ----       ---------      ---------       -----     ------------        ---------     --------     -------------

$1,907,479  $13,459,040    $1,234,689    $16,601,208    $213,483             1997         07/98           (e)
 1,019,497   10,017,402     1,114,442     12,151,341     170,683             1997         07/98           (e)
----------  -----------    ----------    -----------    --------

$2,926,976  $23,476,442    $2,349,131    $28,752,549    $384,166
==========  ===========    ==========    ===========    ========


                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1998

(a) Transactions in real estate and accumulated depreciation during 1998 and 1997 are summarized as follows:

                                                                   Accumulated
                                                     Cost (d)      Depreciation
                                                   ----------      ------------

            Properties the Company
              has Invested in Under
              Operating Leases:

                Balance, December 31, 1997         $         -      $      -
                Acquisitions                        28,752,549        384,166
                                                   -----------       --------

                Balance, December 31, 1998         $28,752,549       $384,166
                                                   ===========       ========


(b) In connection with the purchase of this Property, the Company has obtained a loan in the amount of $6,000,000 collateralized by the assignment of the rents and leases related to the Property.

(c) In connection with the purchase of this Property, the Company has obtained a loan in the amount of $3,600,000 collateralized by the assignment of the rents and leases related to the Property.

(d) As of December 31, 1998, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes is $28,752,549. All of the leases are treated as operating leases for federal income tax purposes.

(e) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(f) During the years ended December 31, 1998 and 1997, the Company incurred acquisition fees totalling $1,426,216 and $509,643, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases and other assets at December 31, 1998 and 1997.



                       INDEX TO OTHER FINANCIAL STATEMENTS


The following financial information is provided in connection with the Company's acquisition of the Buckhead (Lenox Park) and the Gwinnett Place Properties. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial performance of the hotel businesses. The Buckhead (Lenox Park) Property and the Gwinnett Place Property became operational on August 7, 1997 and July 29, 1997, respectively. This information was obtained from the seller of the Properties. The Company has acquired the hotel Properties and does not own any interest in the hotel businesses. For information on the Properties and the long-term, triple-net leases in which the Company has entered, see "Business -- Property Acquisitions."

BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-27
      Statement of Loss for the six months ended June 30, 1998        B-28

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-29
      Balance Sheet as of December 31, 1997                           B-30
      Statement of Loss for the year ended December 31, 1997          B-31
      Statement of Member's Equity for the year ended December
        31, 1997                                                      B-32
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-33
      Notes to Financial Statement for the year ended December
        31, 1997                                                      B-34

GWINNETT RESIDENCE ASSOCIATES, L.L.C.

   Updated Financial Statements (unaudited):

      Balance Sheet as of June 30, 1998                               B-39
      Statement of Loss for the six months ended June 30, 1998        B-40

   Audited Financial Statements:

      Report of Independent Public Accountants                        B-41
      Balance Sheet as of December 31, 1997                           B-42
      Statement of Loss for the year ended December 31, 1997          B-43
      Statement of Member's Deficit for the year ended December
        31, 1997                                                      B-44
      Statement of Cash Flows for the year ended December 31,
        1997                                                          B-45
      Notes to Financial Statement for the year ended December 31,
        1997                                                          B-46

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                      ASSETS                                                    LIABILITIES AND MEMBERS' EQUITY
                      ------                                                    -------------------------------
CURRENT ASSETS:                                                 CURRENT LIABILITIES:
   Cash                                     $  1,229,955             Accounts payable                             $   711,974
   Accounts receivable, net                      173,287             Accrued liabilities                              427,306
                                                                                                                  -----------
   Prepaid expenses                               18,080
                                            ------------                   Total current liabilities                1,139,280
         Total current assets                  1,421,322
                                            ------------
PROPERTY, at cost:                                              FIRST MORTGAGE LOAN                                10,634,958
   Land                                        1,505,591
   Buildings                                   8,842,642
   Furniture, fixtures, and equipment          1,470,899        MEZZANINE LOAN                                      1,601,152
                                            ------------                                                          -----------
                                              11,819,132                   Total liabilities                       13,375,390
   Less accumulated depreciation                (467,063)
                                            ------------
         Net property                         11,352,069
                                            ------------
LOAN COSTS, net of accumulated                                  MEMBERS' EQUITY                                        62,078
   amortization of $109,395                      377,910                                                          -----------
                                            ------------
ORGANIZATION COSTS, net of                                                 Total liabilities and members'
   accumulated amortization of                                               equity                               $13,437,468
   $38,269                                        43,272                                                          ===========
                                            ------------
FRANCHISE COSTS, net of
   accumulated amortization of
   $2,750                                         57,250
                                            ------------
DEVELOPMENT IN PROGRESS                          185,645
                                            ------------
         Total assets                       $ 13,437,468
                                            ============


                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                   $  2,007,424
     Telephone                                                     79,188
     Other                                                         50,203
                                                            -------------
         Total revenues                                         2,136,815
                                                            -------------
EXPENSES:
     Rooms                                                        453,769
     Telephone                                                     18,730
     Other operating departments                                    9,368
     Administrative and general                                   158,036
     Credit card commissions                                       44,111
     Franchise fees                                                80,337
     Advertising, marketing, and promotion                        141,041
     Repairs and maintenance                                       66,750
     Utilities                                                     52,275
     Property insurance and taxes                                 117,165
     Management fees                                               64,098
     Other                                                          5,134
     Interest                                                     604,186
     Depreciation and amortization                                337,891
                                                            -------------
         Total expenses                                         2,152,891
                                                            -------------

NET LOSS                                                    $     (16,076)
                                                            =============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Buckhead Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of BUCKHEAD RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buckhead Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998









                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                                 ASSETS                                             LIABILITIES AND MEMBERS' EQUITY
                                 ------                                             -------------------------------
CURRENT ASSETS:                                                          CURRENT LIABILITIES:
   Cash and short-term investments, including                              Accounts payable                          $   285,134
     restricted cash of $18,387                         $    225,703       Accrued liabilities                           140,911
   Accounts receivable, net of allowance for doubtful                      Current portion of mortgage loan               38,522
     accounts of $1,973                                      114,685                                                 -----------
   Prepaid expenses                                           12,398            Total current liabilities                464,567
                                                        ------------
         Total current assets                                352,786
                                                        ------------
PROPERTY, at cost:                                                       DEFERRED DEVELOPMENT FEE                        619,000
   Land                                                    1,505,591
   Buildings                                               8,969,838
   Furniture, fixtures, and equipment                      1,470,899     FIRST MORTGAGE LOAN, less current portion     9,949,319
                                                        ------------       (Note 2)
                                                          11,946,328
   Less accumulated depreciation                            (211,216)
         Net property                                     11,735,112     MEZZANINE LOAN (Note 2)                       1,533,202
                                                        ------------                                                 -----------
LOAN COSTS, net of accumulated amortization of $49,725       437,580            Total liabilities                     12,566,088
                                                        ------------
ORGANIZATION COSTS, net of accumulated amortization of
   $17,395                                                    64,146     COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,250                                                     58,750     MEMBERS' EQUITY                                 82,286
                                                        ------------                                                -----------
         Total assets                                   $ 12,648,374            Total liabilities and members'
                                                        ============              equity                            $12,648,374
                                                                                                                    ===========



                 The accompanying notes are an integral part of
                              this balance sheet.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                  $  862,815
     Telephone                                                  40,832
     Other                                                      15,684
                                                            ----------
         Total revenues                                        919,331
                                                            ----------
EXPENSES:
     Rooms                                                     280,204
     Telephone                                                   8,603
     Other operating departments                                 2,725
     Administrative and general                                103,471
     Credit card commissions                                    19,124
     Franchise fees                                             34,513
     Advertising, marketing, and promotion                      88,954
     Repairs and maintenance                                    46,188
     Utilities                                                  37,097
     Property insurance and taxes                               18,758
     Management fees                                            27,580
     Other                                                      34,541
     Interest                                                  447,026
     Depreciation and amortization                             279,586
                                                            ----------
         Total expenses                                      1,428,370
                                                            ----------

NET LOSS                                                    $ (509,039)
                                                            ==========






         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997










                                Stormont
                                 Trice
                              Development       RI           HWE
                              Corporation    Partners         IV       Total
                              -----------    --------        ---       -----


BALANCE, December 31, 1996    $ 193,800    $ 193,800     $ 203,725   $ 591,325

   Net loss                    (193,800)    (193,800)     (121,439)   (509,039)
                              ----------   ----------    ---------   ---------
BALANCE, December 31, 1997    $        0   $        0    $  82,286   $  82,286
                              ==========   ==========    =========   =========





         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (509,039)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               279,586
         Changes in assets and liabilities:
              Accounts receivable, net                              (114,685)
              Prepaid expenses                                       (12,398)
              Accounts payable                                       285,134
              Accrued liabilities                                    130,196
                                                                 -----------
                  Total adjustments                                  567,833
                                                                 -----------
                  Net cash provided by operating activities           58,794
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (8,627,218)
     Organization costs                                               (7,361)
                                                                 -----------
                  Net cash used in investing  activities          (8,634,579)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         8,715,244
     Loan costs                                                       (7,362)
                                                                 -----------
                  Net cash provided by financing activities        8,707,882
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            132,097
                                                                 -----------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        93,606
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   225,703
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========




         The accompanying notes are an integral part of this statement.

                      BUCKHEAD RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Buckhead Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Residence Inn Lenox Park (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 150 suites and became operational on August 7, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                     Initial
                                                   Ownership         Capital
                                                   Percentage     Contribution
                                                   ----------     ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                       40.74%         $212,000
         RI Partners ( "RI ")                        40.74           212,000
         HWE IV                                      18.52           212,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective contribution percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $63,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $50,871 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $18,387 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company, since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $11,262,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                   1998                    $    38,522
                   1999                        164,304
                   2000                        181,960
                   2001                      9,603,055
                                           -----------
                                           $ 9,987,841
                                           ===========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $525,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $525,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $800,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,300,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,621,800. At December 31, 1997, $1,533,202 is outstanding, including $181,702 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $270,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 42.625% in year one, 41.25% in years two and three, and 38.5% in years four and five (effectively, this equals 55% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $800,000 or 55% of the net adjusted proceeds, as defined in the loan agreement, less $250,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,100,000 or 55% of the Participation Amount; in year three, the greater of $1,200,000 or 55% of the Participation Amount; in year four, the greater of $1,400,000 or 55% of the Participation Amount; in year five and thereafter, the greater of $1,500,000 or 55% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $60,000. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $34,513.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $21,571 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 3% of gross revenues, as defined in the agreement. At December 31, 1997, $6,907 in management fees were payable to STMC. Management fee expense for 1997 was $27,580.

4.   RELATED-PARTY TRANSACTIONS

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $11,493.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $15,925.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $619,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are $619,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $34,082 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were approximately $14,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                  JUNE 30, 1998



                       ASSETS                                              LIABILITIES AND MEMBERS' DEFICIT
                       ------                                              --------------------------------
CURRENT ASSETS:                                               CURRENT LIABILITIES:
   Cash                                  $   768,261               Accounts payable                         $   459,653
   Accounts receivable, net                  106,194               Accrued liabilities                          292,461
                                                                                                            -----------
   Prepaid expenses                           18,985
                                         -----------                     Total current liabilities              752,114
         Total current assets                893,440
                                         -----------
PROPERTY, at cost:                                            FIRST MORTGAGE LOAN                             7,691,138
   Land                                      800,000
   Buildings                               6,509,423
   Furniture, fixtures, and equipment      1,311,137          MEZZANINE LOAN                                  1,204,270
                                         -----------                                                        -----------
                                           8,620,560                     Total liabilities                    9,647,522
   Less accumulated depreciation            (369,063)
                                         -----------
         Net property                      8,251,497
                                         -----------
LOAN COSTS, net of accumulated                                MEMBERS' DEFICIT                                  (75,739)
  amortization of $86,686                    299,461                                                        -----------
                                         -----------
ORGANIZATION COSTS, net of                                               Total liabilities and members'
  accumulated amortization of                                              deficit                          $ 9,571,783
  $39,585                                     44,664                                                        ===========
                                         -----------
FRANCHISE COSTS, net of
  accumulated amortization of
  $2,420                                      50,380
                                         -----------
DEVELOPMENT IN PROGRESS                       32,341
                                         -----------
         Total assets                    $ 9,571,783
                                         ===========



                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


REVENUES:
     Rooms                                                  $ 1,454,846
     Telephone                                                   66,129
     Other                                                       44,609
                                                           ------------
         Total revenues                                       1,565,584
                                                           ------------
EXPENSES:
     Rooms                                                      290,519
     Telephone                                                   10,900
     Other operating departments                                 14,259
     Administrative and general                                 134,926
     Credit card commissions                                     33,083
     Franchise fees                                              58,194
     Advertising, marketing, and promotion                      120,237
     Repairs and maintenance                                     64,418
     Utilities                                                   62,361
     Property insurance and taxes                                66,783
     Management fees                                             62,623
     Other                                                        4,010
     Interest                                                   439,034
     Depreciation and amortization                              272,287
                                                           ------------
         Total expenses                                       1,633,634
                                                           ------------

NET LOSS                                                   $    (68,050)
                                                           ============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of
Gwinnett Residence Associates, L.L.C.:

We have audited the accompanying balance sheet of GWINNETT RESIDENCE ASSOCIATES, L.L.C. as of December 31, 1997 and the related statement of loss, members' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gwinnett Residence Associates, L.L.C. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Atlanta, Georgia
February 27, 1998

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                  BALANCE SHEET

                                DECEMBER 31, 1997



                            ASSETS                                                   LIABILITIES AND MEMBERS' DEFICIT
                            ------                                                   --------------------------------
CURRENT ASSETS:                                                         CURRENT LIABILITIES:
   Cash and short-term investments, including                             Accounts payable                             $  311,598
     restricted cash of $15,483                         $    212,745      Accrued liabilities                             105,740
   Accounts receivable, net of allowance for                              Current portion of mortgage loan                 27,736
     doubtful accounts of $744                                51,372                                                   ----------
   Prepaid expenses                                           24,414        Total current liabilities                     445,074
                                                        ------------
         Total current assets                                288,531
                                                        ------------
PROPERTY, at cost:                                                      DEFERRED DEVELOPMENT FEE                          451,000
   Land                                                      800,000
   Buildings                                               6,509,423
   Furniture, fixtures, and equipment                      1,311,137    FIRST MORTGAGE LOAN, less current portion       7,163,684
                                                        ------------      (Note 2)
                                                           8,620,560
   Less accumulated depreciation                            (166,971)
                                                        ------------
         Net property                                      8,453,589    MEZZANINE LOAN (Note 2)                         1,153,163
                                                        -------------                                                  ----------
LOAN COSTS, net of accumulated amortization                                 Total liabilities                           9,212,921
   of $39,403                                                346,744
                                                        ------------
ORGANIZATION COSTS, net of accumulated
   amortization of $17,993                                    66,256    COMMITMENTS AND CONTINGENCIES (Note 2)
                                                        ------------
FRANCHISE COSTS, net of accumulated amortization of
   $1,100                                                     51,700    MEMBERS' DEFICIT                                   (6,101)
                                                        ------------                                                   ----------
         Total assets                                    $ 9,206,820        Total liabilities and members' deficit     $9,206,820
                                                        ============                                                   ==========



       The accompanying notes are an integral part of this balance sheet.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                                STATEMENT OF LOSS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


REVENUES:
     Rooms                                                    $ 691,864
     Telephone                                                   32,821
     Other                                                       19,473
                                                             ----------
         Total revenues                                         744,158
                                                             ----------
EXPENSES:
     Rooms                                                      226,612
     Telephone                                                    4,079
     Other operating departments                                  3,257
     Administrative and general                                 100,206
     Credit card commissions                                     15,073
     Franchise fees                                              27,675
     Advertising, marketing, and promotion                       62,531
     Repairs and maintenance                                     46,072
     Utilities                                                   46,892
     Property insurance and taxes                                17,298
     Management fees                                             29,759
     Other                                                        9,030
     Interest                                                   328,707
     Depreciation and amortization                              225,467
                                                              ---------
         Total expenses                                       1,142,658
                                                              ---------

NET LOSS                                                      $(398,500)
                                                              =========




         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          STATEMENT OF MEMBERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997






                               Stormont
                                 Trice
                              Development       RI          HWE
                              Corporation    Partners        IV         Total
                              -----------    --------       ---         -----


BALANCE, December 31, 1996    $ 128,197     $ 128,197    $ 136,005    $ 392,399

   Net loss                    (130,703)     (130,703)    (137,094)    (398,500)
                              ---------     ---------    ---------    ---------
BALANCE, December 31, 1997    $  (2,506)    $  (2,506)   $  (1,089)   $  (6,101)
                              =========     =========    =========    =========








         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    $  (398,500)
                                                                 -----------
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
         Depreciation and amortization                               225,467
         Changes in assets and liabilities:
              Accounts receivable, net                               (51,372)
              Prepaid expenses                                       (24,414)
              Accounts payable                                       311,598
              Accrued liabilities                                     97,282
                                                                 -----------
                  Total adjustments                                  558,561
                                                                 -----------
                  Net cash provided by operating activities          160,061
                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                         (6,086,029)
     Start-up costs                                                   (7,129)
                                                                 -----------
                  Net cash used in investing  activities          (6,093,158)
                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal received from loans payable                         6,142,121
     Loan costs                                                       (7,129)
                                                                 -----------
                  Net cash provided by financing activities        6,134,992
                                                                 -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            201,895

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        10,850
                                                                 -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   212,745
                                                                 ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest during the year                      $        0
                                                                 ===========





         The accompanying notes are an integral part of this statement.

                      GWINNETT RESIDENCE ASSOCIATES, L.L.C.



                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operations

     Gwinnett Residence Associates, L.L.C. (the "Company") is a Georgia limited liability company that was organized for the purpose of constructing, operating, and owning the Gwinnett Residence Inn (the "Hotel") in Atlanta, Georgia. The Hotel is comprised of 132 suites and became operational on July 29, 1997.

     The members of the Company (the"Members"), their ownership percentages, and their initial capital contributions are as follows:

                                                                    Initial
                                                    Ownership       Capital
                                                    Percentage    Contribution
                                                    ----------    ------------

     Members:
         Stormont Trice Development
                  Corporation ("STDC" or the
                   "Manager ")                        41.08%        $142,000
         RI Partners ( "RI ")                         41.08          142,000
         HWE IV                                       17.84          142,000

     The operating agreement provides for allocation of profits, losses, and cash distributions, as follows:

         Profits

         o To the Members in proportion to their respective ownership percentage interests, as defined in the agreement

         Losses

         o First, to the Members in proportion to their respective ownership percentage interests until any Member's capital account is reduced to zero

         o Second, to the Member, if any, to the extent of its remaining positive capital account balance (as adjusted to reflect any prior allocation of loss)

         o Third, to the partners in proportion to their respective ownership percentage interests

         Notwithstanding the above loss allocations, to the extent losses allocated to a Member would cause a Member to have an adjusted capital account deficit, such losses shall not be allocated to such Member but instead shall be allocated to other Members in proportion to, and to the extent that, the amounts in which losses may be allocated to the other Members without causing the other Members to have an adjusted capital account deficit and then to the Members in proportion to their respective ownership percentage interests.

         Cash Distributions

         o First, to the repayment or prepayment of such debts or liabilities, other than any debts of the Company to any of the Members, as the Manager shall determine to be in the best interest of the Company

         o Second, to the establishment of such reserves as the Manager deems appropriate

         o Third, to the repayment or prepayment of any back-up loans, as defined in the agreement

         o    Fourth, to the repayment or prepayment of any Member loans

         o Fifth, to the Members in equal shares until such time as $42,600 has been distributed to the Members

         o Sixth, in equal amounts to the Manager and RI until such time as $36,996 has been distributed to the Members

         o Seventh, the balance available to the Members in proportion to their respective ownership percentage interests

     Allocation of profits, losses, and cash distributions from the sale or refinancing of the property are allocated in a different manner and will be affected by the terms of notes payable agreements discussed in Note 2.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers cash on hand, deposits in banks, and short-term investments with original maturities of 90 days or less to be cash and cash equivalents.

     The first mortgage, mezzanine loan, and management agreements require the Hotel to establish a furniture, fixtures, and equipment reserve, as follows: 0% in year one, 2% in year two, 3% in year three, 4% in year four, and 5% in year five of gross revenues, as defined in the loan agreement. As of December 31, 1997, $15,483 of cash and cash equivalents was designated as the furniture, fixtures, and equipment reserve.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Franchise and Organization Expenses

     A franchise application fee has been capitalized and is being amortized over the 20-year life of the franchise agreement. Organization costs have been capitalized and are being amortized over 5 years.

     Property

     Property is recorded at cost, including capitalized interest, and is depreciated using the straight-line method over the estimated useful lives of the assets, which are 30 years for buildings and 3 to 7 years for furniture, fixtures, and equipment. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

     Income Taxes

     No provisions for income taxes have been made in the accounts of the Company since the Members report their respective shares of taxable income and loss in their individual tax returns.

2.   NOTES PAYABLE

     First Mortgage Loan

     On August 29, 1996, the Company entered into a loan agreement with Ocwen Federal Bank FSB ("Ocwen"), formerly Berkeley Federal Bank & Trust FSB, for a total available amount of $8,174,500 to fund costs of developing and operating the Hotel. The note bears 10.25% interest until its maturity date of August 31, 2001. The loan is collateralized by the Company's interest in the Hotel. Interest accrues monthly and is added to the outstanding balance until the budgeted interest reserve is depleted or September 1, 1998, whichever is earlier. Beginning October 1, 1998, interest and principal are due monthly, with all remaining repaid principal and interest being due on August 31, 2001. The principal outstanding at December 31, 1997 is repayable as follows:

                      1998                        $   27,736
                      1999                           118,301
                      2000                           131,014
                      2001                         6,914,369
                                                  ----------
                                                  $7,191,420
                                                  ==========

     In addition, Ocwen receives noncumulative participating interest based on a percentage of the Company's excess cash flow, as defined in the loan agreement. These percentages are as follows: 22.5% in year one, 25% in years two and three, and 30% in years four and five. No amounts were payable in 1997.

     In the event the Company sells the Hotel or refinances the loan, an amount shall be due to Ocwen as follows: in year one, the greater of $400,000 or 22.5% of the greater of the net proceeds or net economic value, as defined in the loan; in years two or three, the greater of $400,000 or 25% of the greater of the net proceeds or net economic value; in year four, the greater of $700,000 or 30% of the greater of the net proceeds or net economic value; in year five, the greater of $1,000,000 or 30% of the greater of the net proceeds or net economic value.

     Mezzanine Loan

     On August 29, 1996, the Company entered into a loan agreement with Heller Financial, Inc. ("Heller") for a total available amount of $1,219,800. At December 31, 1997, $1,153,163 is outstanding, including $136,663 of accrued interest. The note bears an interest rate of 10% and is interest only until its maturity date of August 31, 2001. Interest is due monthly, commencing when the accrued interest exceeds $203,300 or 20% of the outstanding principal amount of the loan or when distributable cash flow, as defined, is available. In addition, Heller receives quarterly, as additional consideration, the excess of the percentage of the Company's excess cash flow, as defined in the loan agreement, over the amount of interest accrued during the previous quarter. These percentages are as follows: 44.175% in year one, 42.75% in years two and three, and 39.9% in years four and five (effectively, this equals 57% of the cash flow after paying Ocwen's participating interest).

     Through August 31, 2006, upon the occurrence of any participation event, as defined in the loan agreement, Heller will receive an amount calculated as follows: in year one, the greater of $700,000 or 57% of the net adjusted proceeds, as defined in the loan agreement, less $451,000 and the Company's equity (the "Participation Amount"); in year two, the greater of $1,000,000 or 57% of the Participation Amount; in year three, the greater of $1,100,000 or 57% of the Participation Amount; in year four, the greater of $1,200,000 or 57% of the Participation Amount; in year five and thereafter, the greater of $1,300,000 or 57% of the Participation Amount. In no event may Heller's participation exceed 49.9% of the total profit of the participation event.

3.   FRANCHISE AND MANAGEMENT AGREEMENTS

     The  Hotel  is  operated   under  a  franchise   agreement   with  Marriott
     International, Inc. ("Marriott"). The term of the agreement is 20 years unless otherwise extended or terminated. The Company paid Marriott an application fee of $52,800. This has been capitalized as franchise costs in the accompanying balance sheet. Amortization began when the Hotel became operational, and the cost is being amortized over the life of the franchise agreement. The agreement provides for the Hotel to reimburse Marriott for certain common expenses, including, but not limited to, the use of Marriott's national reservation system. The Hotel also pays Marriott certain fees, as follows:

         o Royalty Fee. Percent of the gross sales, as defined in the agreement. Royalty fees for the year ended December 31, 1997 were $27,675.

         o Marketing Fund Fee. Percent of gross sales. Marketing fund fees for the year ended December 31, 1997 were $17,296 and are included in advertising, marketing, and promotion expenses in the accompanying statement of loss.

     The Hotel is operated under a management agreement with Stormont Trice Management Corporation ("STMC"), an affiliate of STDC. The term of the management agreement is ten years. Under the terms of the agreement, the Company pays STMC 4% of gross revenues, as defined in the agreement. At December 31, 1997, $6,622 in management fees were payable to STMC. Management fee expense for 1997 was $29,759.

4.   RELATED-PARTY TRANSACTIONS

     Julian LeCraw & Co, Inc. ("LeCraw"), which is related to one of the Members through common ownership, provided general contracting services to the Company in construction of the Hotel. The costs for these services in 1997 were approximately $3,682,183 and are included in buildings in the accompanying balance sheet. Amounts due to LeCraw for these services are approximately $20,000 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

     In  addition  to  the  management   agreement   (Note  3),  Stormont  Trice
     Corporation, an affiliate of STDC, provides workers' compensation, group insurance, and certain employee benefits to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance and certain employee benefits expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $9,388.

     Stormont Trice Corporation also provides property, umbrella, and casualty insurance to all of the Stormont Trice Corporation group of hotels, and a pro rata portion of the total insurance expense is allocated to each hotel. The amount allocated to the Company for the year ended December 31, 1997 was $14,379.

     STDC provided development management services to the Company in construction of the Hotel. The costs for these services in 1997 were $451,000 and are included in buildings in the accompanying balance sheet. Amounts due to STDC for these services are approximately $451,000 at December 31, 1997. In accordance with the terms of the agreement, the fee will not be payable until the Company repays all of the Ocwen loan obligation and a portion of the Heller loan obligation, as defined.

     STDC also provided the director of design and development for the Hotel. The cost for these services in 1997 was $40,982 and is included in buildings in the accompanying balance sheet. Amounts due to STDC for these services were $20,900 at December 31, 1997 and are included in accounts payable in the accompanying balance sheet.

                                    APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                    APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Exhibit C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Health Care Properties, Inc., to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1998. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1998.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 1998, of the Prior Public Programs, the offerings of which became fully subscribed between January 1994 and December 1998.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Exhibit  C  because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1994 and December 1998.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                     CNL Income      CNL Income      CNL Income           CNL American
                                      Fund XIV,       Fund XV,        Fund XVI,          Properties Fund,
                                        Ltd.            Ltd.            Ltd.                  Inc.
                                     -----------     -----------     -----------        -----------------
                                                                                            (Note 1)

Dollar amount offered                 $45,000,000     $40,000,000     $45,000,000          $745,000,000
                                      ===========     ===========     ===========          ============


Dollar amount raised                        100.0%          100.0%          100.0%                100.0%
                                      -----------     -----------     -----------          ------------

Less offering expenses:

  Selling commissions
    and discounts                           (8.5)           (8.5)           (8.5)                 (7.5)
  Organizational expenses                   (3.0)           (3.0)           (3.0)                 (2.2)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                               (0.5)           (0.5)           (0.5)                 (0.5)
                                     -----------     -----------     -----------           -----------
                                           (12.0)          (12.0)          (12.0)                (10.2)
                                     -----------     -----------     -----------           -----------
Reserve for operations                        --              --              --                    --
                                     -----------     -----------     -----------           -----------

Percent available for

  investment                                88.0%           88.0%           88.0%                 89.8%
                                     ===========     ===========     ===========           ===========


Acquisition costs:

  Cash down payment                         82.5%          82.5%           82.5%                85.3%
  Acquisition fees paid
    to affiliates                            5.5            5.5             5.5                  4.5
  Loan costs                                  --             --              --                   --
                                     -----------    -----------     -----------           -----------


Total acquisition costs                     88.0%          88.0%           88.0%                89.8%
                                     ===========    ===========     ===========          ===========


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                         --             --             --                    --

Date offering began                      8/27/93        2/23/94        9/02/94      4/19/95, 2/06/97
                                                                                         and 3/02/98
Length of offering (in
  months)                                      6              6              9         22, 13 and 9,
                                                                                        respectively

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                       11             10             11        23, 16 and 11,
                                                                                        respectively

                                   CNL Income        CNL Income       CNL Health Care
                                   Fund XVII,        Fund XVIII,        Properties,
                                      Ltd.              Ltd.               Inc.
                                  -----------       -----------      ----------------
                                                                         (Note 2)


Dollar amount offered             $30,000,000       $35,000,000



Dollar amount raised                    100.0%            100.0%
                                  -----------       -----------

Less offering expenses:

  Selling commissions
    and discounts                        (8.5)             (8.5)
  Organizational expenses                (3.0)             (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                            (0.5)             (0.5)
                                  -----------       -----------
                                        (12.0)            (12.0)
                                  -----------       -----------
Reserve for operations                    --                --
                                  -----------       -----------

Percent available for
  investment                             88.0%             88.0%
                                  ===========       ===========


Acquisition costs:

  Cash down payment                      83.5%             83.5%
  Acquisition fees paid
    to affiliates                         4.5               4.5
  Loan costs                              --                --
                                  -----------       -----------


Total acquisition costs                  88.0%             88.0%
                                  ===========       ===========


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                      --                --

Date offering began                   9/02/95           9/20/96

Length of offering (in
  months)                                  12                17


Months to invest 90% of
  amount available for
  investment measured
  from date of offering                    15                17


Note 1:  Pursuant to a Registration Statement on Form S-11 under the
         Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering". The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                               CNL Income    CNL Income    CNL Income        CNL American
                                                Fund XIV,     Fund XV,      Fund XVI,      Properties Fund,
                                                  Ltd.          Ltd.          Ltd.               Inc.
                                              -----------   -----------   -----------     -------------------
                                                                                               (Note 1)
Date offering commenced                           8/27/93       2/23/94       9/02/94      4/19/95, 2/06/97
                                                                                                and 3/02/98


Dollar amount raised                          $45,000,000   $40,000,000   $45,000,000          $747,253,675
                                              ===========   ===========   ===========          ============
Amount paid to sponsor from

  proceeds of offering:
    Selling commissions and
      discounts                                 3,825,000     3,400,000     3,825,000            56,044,026
    Real estate commissions                            -             -             -                     -
    Acquisition fees                            2,475,000     2,200,000     2,475,000            33,595,134
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to

      unaffiliated entities)                      225,000       200,000       225,000             3,736,268
                                              -----------   -----------   -----------          ------------
Total amount paid to sponsor                    6,525,000     5,800,000     6,525,000            93,375,428
                                              ===========   ===========   ===========          ============
Dollar amount of cash generated

  from operations before
  deducting payments to
  sponsor:
    1998                                        3,662,593     3,343,292     3,765,104            42,216,874
    1997                                        3,734,726     3,419,967     3,909,781            18,514,122
    1996                                        3,841,163     3,557,073     3,911,609             6,096,045
    1995                                        3,823,939     3,361,477     2,619,840               594,425
    1994                                        2,897,432     1,154,454       212,171                    -
    1993                                          329,957            -             -                     -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1998                                          148,049       126,564       141,410             3,100,599
    1997                                          128,536       113,372       129,357             1,437,908
    1996                                          134,867       122,391       157,883               613,505
    1995                                          114,095       122,107       138,445                95,966
    1994                                           84,801        37,620         7,023                    -
    1993                                            8,220            -             -                     -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash (Note 3)                               5,168,000     3,312,297     1,385,384             9,046,652
    Notes                                              -             -             -                     -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                            -             -             -                     -
    Incentive fees                                     -             -             -                     -
    Other (Note 2)                                     -             -             -                     -


                                   CNL Income    CNL Income       CNL Health Care
                                   Fund XVII,    Fund XVIII,         Properties,
                                      Ltd.          Ltd.               Inc.
                                  -----------    -----------      ----------------
                                                                     (Note 4)
Date offering commenced             9/02/95        9/20/96


Dollar amount raised              $30,000,000    $35,000,000
                                  ===========    ===========
Amount paid to sponsor from

  proceeds of offering:
    Selling commissions and
      discounts                     2,550,000      2,975,000
    Real estate commissions                -              -
    Acquisition fees                1,350,000      1,575,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to

      unaffiliated entities)          150,000        175,000
                                  -----------    -----------
Total amount paid to sponsor        4,050,000      4,725,000
                                  ===========    ===========
Dollar amount of cash generated

  from operations before
  deducting payments to
  sponsor:
    1998                            2,638,733      2,964,628
    1997                            2,611,191      1,459,963
    1996                            1,340,159         30,126
    1995                               11,671             -
    1994                                   -              -
    1993                                   -              -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1998                              117,814        132,890
    1997                              116,077         98,207
    1996                              107,211          2,980
    1995                                2,659             -
    1994                                   -              -
    1993                                   -              -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash (Note 3)                          -              -
    Notes                                  -              -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                -              -
    Incentive fees                         -              -
    Other (Note 2)                         -              -



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of December 31, 1998, including shares issued pursuant to the company's reinvestment plans.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF is entitled to receive a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease. During the years ended December 31, 1998, 1997 and 1996, APF incurred $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998. As of December 31, 1998, CNL Health Care Properties, Inc. had received subscription proceeds of $25,500 (2,550 shares) from the offering. Until subscription proceeds totalling $2,500,000 are received, the proceeds will be held in escrow.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XIV, LTD.

                                                           1992
                                                          (Note 1)       1993            1994            1995
                                                        ------------ ------------    ------------    ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266
Equity in earnings of joint ventures                            0           1,305          35,480         338,717
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                                      0               0               0         (66,518)
Provision for loss on building (Note 10)                        0               0               0               0
Interest income                                                 0          27,874         200,499          50,724
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         278,845       2,482,240       3,162,165
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                                   0               0               0         696,012
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0
    General partners' capital
      contributions                                         1,000               0               0               0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)
    Increase in other assets                                    0        (444,267)              0               0
    Increase (decrease) in restricted cash                      0               0               0               0
    Other                                                       0               0               0           5,530
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)
                                                     ============    ============    ============    ============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              16              56              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============

Capital gain (loss) (Notes 4, 6, 7,

  8 and 9)                                                      0               0               0               0
                                                     ============    ============    ============    ============


                                                 1996            1997           1998
                                             ------------    ------------   ------------
Gross revenue                                $  3,999,813    $  3,918,582   $  3,440,910
Equity in earnings of joint ventures              459,137         309,879        317,654
Profit (Loss) from sale of properties
  (Notes 4, 6, 7, 8 and 9)                              0               0        112,206
Provision for loss on building (Note 10)                0               0        (37,155)
Interest income                                    44,089          40,232         73,246
Less: Operating expenses                         (246,621)       (262,592)      (326,960)
      Interest expense                                  0               0              0
      Depreciation and amortization              (340,089)       (340,161)      (380,814)
                                             ------------    ------------   ------------

Net income - GAAP basis                         3,916,329       3,665,940      3,199,087
                                             ============    ============   ============

Taxable income

  - from operations                             3,236,329       3,048,675      3,230,884
                                             ============    ============   ============
  - from gain (loss) on sale                            0          47,256         53,034
                                             ============    ============   ============

Cash generated from operations
  (Notes 2 and 3)                               3,706,296       3,606,190      3,514,544
Cash generated from sales (Notes 4, 6,
  7, 8 and 9)                                           0         318,592      1,648,110
Cash generated from refinancing                         0               0              0
                                             ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                               3,706,296       3,924,782      5,162,654
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                 (3,706,296)     (3,606,190)    (3,514,544)
    - from sale of properties                           0               0              0
    - from cash flow from prior period             (6,226)       (106,330)      (197,976)
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                    (6,226)        212,262      1,450,134
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                     0               0              0
    General partners' capital
      contributions                                     0               0              0
    Syndication costs                                   0               0              0
    Acquisition of land and buildings                   0               0       (605,712)
    Investment in direct financing leases               0               0       (931,237)
    Investment in joint ventures                   (7,500)       (121,855)      (568,498)
    Return of capital from joint venture                0          51,950              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                      0               0              0
    Increase in other assets                            0               0              0
    Increase (decrease) in restricted cash              0        (318,592)       318,592
    Other                                               0               0              0
                                             ------------    ------------   ------------
Cash generated (deficiency) after cash

  distributions and special items                 (13,726)       (176,235)      (336,721)
                                             ============    ============  =============

TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    71              67             71
                                             ============    ============   ============
  - from recapture                                      0               0              0
                                             ============    ============   ============

Capital gain (loss) (Notes 4, 6, 7,
  8 and 9)                                              0               1              1
                                             ============    ============   ============

                                                         1992
                                                       (Note 1)          1993            1994            1995
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79
  - from capital gain                                           0               0               0               0
  - from return of capital                                      0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from operations                                             0               1              51              79
  - from cash flow from prior period                            0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0               1              51              79
                                                     ============    ============    ============    ============
Total cash distributions as a percentage of

  original $1,000 investment (Note 11)                       0.00%           4.50%           6.50%           8.06%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131

Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                       N/A            100%            100%            100%

                                                      1996            1997           1998
                                                  ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income
  - from capital gain                                       83              81             68
  - from return of capital                                   0               0              2
  - from investment income from prior                        0               0              0

      period
                                                             0               2             12
Total distributions on GAAP basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
                                                  ============    ============   ============
  Source (on cash basis)
  - from sales
  - from operations                                          0               0              4
  - from cash flow from prior period                        83              81             78

                                                             0               2              0
Total distributions on cash basis (Note 5)        ------------    ------------   ------------
                                                            83              83             82
Total cash distributions as a percentage of       ============    ============   ============

  original $1,000 investment (Note 11)
Total cumulative cash distributions                       8.25%           8.25%          8.25%
  per $1,000 investment from inception
                                                           214             297            379
Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total
  acquisition cost of properties retained,
  divided by original total acquisition cost of
  all properties in program) (Notes 4, 6, 7, 8
  and 9)                                                   100%            100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994, 1995, 1996 and 1997, are reflected in the 1994, 1995, 1996,
         1997 and 1998 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995, 1996, 1997 and 1998, respectively. As a result of 1994, 1995, 1996, 1997 and 1998 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: In January 1998, the partnership sold its property in Madison, Alabama, to a third party for $740,000 and received net sales proceeds of $696,486. Due to the fact that during 1997 the partnership wrote off $13,314 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in January 1998 relating to this sale. In April 1998, the partnership reinvested a portion of the net sales proceeds from the sale of the property in Madison, Alabama in Melbourne Joint Venture, with an affiliate of the partnership which has the same general partners. The partnership intends to use the remaining proceeds to invest in an additional property or for other partnership purposes.

Note 7: In January 1998, the partnership sold one of its properties in Richmond, Virginia for $512,462 and received net sales proceeds of $512,246, resulting in a gain of $70,798 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 8:  In April 1998, the partnership reached an agreement to accept
         $360,000 for the property in Riviera Beach, Florida, which was taken through a right of way taking in December 1997. The partnership had received preliminary sales proceeds of $318,592 as of December 31, 1997. Upon agreement and receipt of the final sales price of $360,000, the partnership recognized a gain of $41,408 for financial reporting purposes. The partnership reinvested the net sales proceeds in a property in Fayetteville, North Carolina.

Note 9: In July 1998, the Partnership sold one of its properties in Richmond, Virginia for $415,000 and received net sales proceeds of $397,970. Due to the fact that during 1998 the partnership wrote off $12,060 in accrued rental income (non-cash accounting adjustments relating to the straight-lining of future scheduled rent increases over the lease term in accordance with generally accepted accounting principles), no gain or loss was incurred for financial reporting purposes in July 1998 relating to this sale. In October 1998, the partnership reinvested the net sales proceeds from the sale of the property in Richmond, Virginia in a property in Fayetteville, North Carolina.

Note 10: At December 31, 1998, the Partnership recorded a provision for loss on building in the amount of $37,155 for financial reporting purposes relating to a Long John Silver's Property whose lease was rejected by the tenant. The tenant of this Property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the Property at December 31, 1998 and the estimated net realizable value for the Property.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  3,632,699
Equity in earnings of joint ventures                            0           8,372         280,606         392,862
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Provision for loss on land and buildings
  (Note 7)                                                      0               0               0               0
Interest income                                                 0         167,734          88,059          43,049
Less: Operating expenses                                        0         (62,926)       (228,319)       (235,319)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (248,232)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0       1,185,918       3,372,468       3,585,059
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0       1,026,715       2,861,912       2,954,318
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       3,434,682
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       3,434,682
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (3,200,000)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073         234,682
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      40,000,000               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint ventures                                0      (1,564,762)       (720,552)       (129,939)
    Return of capital from joint venture                        0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             962       4,786,868      (3,356,410)        104,743
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              33              71              73
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============


                                                1997            1998
                                            ------------    ------------
Gross revenue                               $  3,622,123    $  3,179,911
Equity in earnings of joint ventures             239,249         236,553
Profit (Loss) from sale of properties
  (Note 4)                                             0               0
Provision for loss on land and buildings
  (Note 7)                                             0        (280,907)
Interest income                                   46,642          54,576
Less: Operating expenses                        (224,761)       (265,748)
      Interest expense                                 0               0
      Depreciation and amortization             (248,348)       (281,888)
                                            ------------    ------------
Net income - GAAP basis                        3,434,905       2,642,497
                                            ============    ============

Taxable income

  - from operations                            2,856,893       2,847,638
                                            ============    ============
  - from gain on sale                             47,256               0
                                            ============    ============

Cash generated from operations
  (Notes 2 and 3)                              3,306,595       3,216,728
Cash generated from sales (Note 4)                     0               0
Cash generated from refinancing                        0               0

Cash generated from operations, sales
  and refinancing                              3,306,595       3,216,728
Less: Cash distributions to investors
  (Notes 5, 6 and 9)
    - from operating cash flow                (3,280,000)     (3,216,728)
    - from sale of properties                          0               0
    - from cash flow from prior period                 0        (183,272)

Cash generated (deficiency) after cash
  distributions                                   26,595        (183,272)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                          0               0
    General partners' capital contri-
      butions                                          0               0
    Syndication costs                                  0               0
    Acquisition of land and buildings                  0               0
    Investment in direct financing
      leases                                           0               0
    Investment in joint ventures                       0        (216,992)
    Return of capital from joint venture          51,950               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                      0               0
    Increase in other assets                           0               0
    Other                                              0               0
                                            ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 78,545        (400,264)
                                            ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                   71              70
                                            ============    ============
  - from recapture                                     0               0
                                            ============    ============
Capital gain (loss) (Note 4)                           1               0
                                            ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              80
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              80
  - from investment income from prior period                    0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 5)                      0              21              66              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                             5.00%           7.25%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87            167
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%           100%



Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale. In addition, during 1996, Wood-Ridge Real Estate Joint Venture, in which the partnership owns a 50% interest, sold its two properties to the tenant and recognized a gain of approximately $261,100 for financial reporting purposes. As a result, the partnership's pro rata share of such gain of approximately $130,550 is included in equity in earnings of unconsolidated joint ventures for 1996.

Note 5: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 6: On December 31, 1996, CNL Income Fund XV, Ltd. declared a special distribution of cumulative excess operating reserves equal to .20% of the total invested capital. Accordingly, the total yield for 1996 was 8.20%

Note 7. During the year ended December 31, 1998, the Partnership established an allowance for loss on land and buildings of $280,907 for financial reporting purposes relating to two of the four Long John Silver's properties whose leases were rejected by the tenant. The tenant of these properties filed for bankruptcy and ceased payment of rents under the terms of the lease agreements. The loss represents the difference between the carrying value of the Properties at December 31, 1998 and the current estimated net realizable value for these Properties.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 9: Cash distributions for 1998 include an additional amount equal to 0.50% of invested capital which was earned in 1997 or prior years, but declared payable in the first quarter of 1998.

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                             82              65
  - from capital gain                                   0               0
  - from investment income from prior

      period                                            0              20
                                             ------------    ------------
Total distributions on GAAP basis (Note 5)             82              85
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    82              80
  - from investment income from prior period            0               5
                                             ------------    ------------

Total distributions on cash basis (Note 5)             82              85
                                             ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 6,
  8 and 9).0.00%                                     8.00%           8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                    249             334
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                100%            100%

                                    TABLE III
                     Operating Results of Prior Programs CNL
                              INCOME FUND XVI, LTD.

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  4,343,390
Equity in earnings from joint venture                           0               0               0          19,668
Profit from sale of properties (Notes 4
  and 5)                                                        0               0               0         124,305
Provision for loss on building (Note 8)                         0               0               0               0
Interest income                                                 0          21,478         321,137          75,160
Less: Operating expenses                                        0         (10,700)       (274,595)       (261,878)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (552,447)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         187,577       2,430,841       3,748,198
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0         189,864       2,139,382       3,239,830
                                                     ============    ============    ============    ============
  - from gain on sale (Notes 4 and 5)                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       3,753,726
Cash generated from sales (Notes 4 and 5)                       0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       4,528,726
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (3,431,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,097,475
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0      20,174,172      24,825,828               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,355,627)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (405,937)
    Investment in joint ventures                                0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)         (2,494)
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Increase (decrease) in restricted cash                      0               0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0               0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             964       2,982,532       1,004,290      (2,441,583)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0              17              53              71
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Notes 4 and 5)                             0               0               0               0
                                                     ============    ============    ============    ============


                                                 1997            1998
                                             ------------    ------------

Gross revenue                                $  4,308,853    $  3,901,555
Equity in earnings from joint venture              73,507         132,002
Profit from sale of properties (Notes 4
  and 5)                                           41,148               0
Provision for loss on building (Note 8)                 0        (266,257)
Interest income                                    73,634          60,199
Less: Operating expenses                         (272,932)       (295,141)
      Interest expense                                  0               0
      Depreciation and amortization              (563,883)       (555,360)
                                             ------------    ------------

Net income - GAAP basis                         3,660,327       2,976,998
                                             ============    ============

Taxable income

  - from operations                             3,178,911       3,153,618
                                             ============    ============
  - from gain on sale (Notes 4 and 5)              64,912               0
                                             ============    ============

Cash generated from operations
  (Notes 2 and 3)                               3,780,424       3,623,694
Cash generated from sales (Notes 4 and 5)         610,384               0
Cash generated from refinancing                         0               0
                                             ------------    ------------
Cash generated from operations, sales
  and refinancing                               4,390,808       3,623,694
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                 (3,600,000)     (3,623,694)
    - from sale of properties                           0         (66,306)
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions                                   790,808         (66,306)
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           0               0
    General partners' capital contri-
      butions                                           0               0
    Syndication costs                                   0               0
    Acquisition of land and buildings             (23,501)         (3,545)
    Investment in direct financing
      leases                                      (29,257)        (28,403)
    Investment in joint ventures                        0        (744,058)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                      0               0
    Increase in other assets                            0               0
    Increase (decrease) in restricted cash       (610,384)        610,384
    Reimbursement from developer of
      construction costs                                0         161,648
    Other                                               0               0
                                             ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                 127,666         (70,280)
                                             ============    ============

TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                    70              69
                                             ============    ============
  - from recapture                                      0               0
                                             ============    ============
Capital gain (loss) (Notes 4 and 5)                     1               0
                                             ============    ============

                                                         1993
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              76
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              76
  - from prior period                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 6)                      0               1              45              76
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Notes 7
  and 9)                                                     0.00%           4.50%           6.00%           7.88%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46             122
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                                 N/A             100%            100%            100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL Income Fund XVI, Ltd. sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, the partnership reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996 and 1997 are reflected in the 1995, 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997 and 1998 are not included in the 1994, 1995, 1996, 1997 and 1998 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, the Partnership recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

                                                 1997            1998
                                             ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)                               80              65
  - from investment income                              0               0
  - from capital gain
  - from investment income from
      prior period                                      0              17
                                             ------------    ------------
Total distributions on GAAP basis (Note 6)             80              82
                                             ============    ============

  Source (on cash basis)
  - from sales                                          0               0
  - from refinancing                                    0               0
  - from operations                                    80              81
  - from prior period                                   0               1
                                              -----------    ------------

Total distributions on cash basis (Note 6)             80              82
                                             ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Notes 7
  and 9)                                             8.00%           8.20%
Total cumulative cash distributions per
  $1,000 investment from inception                    202             284
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year  (period)  presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Notes 4 and 5)                         100%            100%

                           TABLE III Operating Results
                         of Prior Programs CNL AMERICAN
                              PROPERTIES FUND, INC.

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    539,776    $  4,363,456    $ 15,516,102
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land and buildings
  (Note 12)                                                     0               0               0               0
Interest income                                                 0         119,355       1,843,228       3,941,831
Less: Operating expenses                                        0        (186,145)       (908,924)     (2,066,962)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0        (104,131)       (521,871)     (1,795,062)
      Minority interest in income of
        consolidated joint venture                              0             (76)        (29,927)        (31,453)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0         368,779       4,745,962      15,564,456
                                                     ============    ============    ============    ============

Taxable income

  - from operations (Note 8)                                    0         379,935       4,894,262      15,727,311
                                                     ============    ============    ============    ============
  - from gain (loss) on sale                                    0               0               0         (41,115)
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 4 and 5)                                               0         498,459       5,482,540      17,076,214
Cash generated from sales (Note 7)                              0               0               0       6,289,236
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         498,459       5,482,540      23,365,450
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                                  0        (498,459)     (5,439,404)    (16,854,297)
    - from sale of properties                                   0               0               0               0
    - from cash flow from prior period                          0               0               0               0
    - from return of capital (Note 10)                          0        (136,827)              0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0        (136,827)         43,136       6,511,153
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                              0      38,454,158     100,792,991     222,482,560
    Sale of common stock to CNL Fund
      Advisors, Inc.                                      200,000               0               0               0
    Retirement of shares of common stock
      (Note 13)                                                 0               0               0               0
    Contributions from minority interest                        0         200,000          97,419               0
    Distributions to holder of minority
      interest                                                  0               0         (39,121)        (34,020)
    Stock issuance costs                                      (19)     (3,680,704)     (8,486,188)    (19,542,862)
    Acquisition of land and buildings                           0     (18,835,969)    (36,104,148)   (143,542,667)
    Investment in direct financing
      leases                                                    0      (1,364,960)    (13,372,621)    (39,155,974)
    Proceeds from sale of equipment direct
      financing leases                                          0               0               0         962,274
    Investment in joint venture                                 0               0               0               0
    Purchase of other investments                               0               0               0               0
    Investment in mortgage notes
      receivable                                                0               0     (13,547,264)     (4,401,982)
    Collections on mortgage notes
      receivable                                                0               0         133,850         250,732
    Investment in equipment notes receivable                    0               0               0     (12,521,401)
    Collections on equipment notes receivable                   0               0               0               0
    Investment in certificate of deposit                        0               0               0      (2,000,000)
    Proceeds of borrowing on line of
      credit                                                    0               0       3,666,896      19,721,804
    Payment on line of credit                                   0               0        (145,080)    (20,784,577)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                      (199,036)     (2,500,056)       (939,798)     (2,857,352)
    Increase in intangibles and other assets                    0        (628,142)     (1,103,896)              0
    Other                                                       0               0         (54,533)         49,001
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             945      11,507,500      30,941,643       5,136,689
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                                    0              20              61              67
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                    1998
                                                  (Note 3)
                                               --------------
Gross revenue                                    $ 33,202,491
Equity in earnings of joint venture                    16,018
Provision for loss on land and buildings
  (Note 12)                                          (611,534)
Interest income                                     8,984,546
Less: Operating expenses                           (5,354,859)
      Interest expense                                      0
      Depreciation and amortization                (4,054,098)
      Minority interest in income of
        consolidated joint venture                    (30,156)
                                                --------------
Net income - GAAP basis                            32,152,408
                                                ==============

Taxable income

  - from operations (Note 8)                       33,553,390
                                                ==============
  - from gain (loss) on sale                         (149,948)
                                                ==============

Cash generated from operations
  (Notes 4 and 5)                                  39,116,275
Cash generated from sales (Note 7)                  2,385,941
Cash generated from refinancing                             0
                                                 -------------
Cash generated from operations, sales
  and refinancing                                  41,502,216
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                    (39,116,275)
    - from sale of properties                               0
    - from cash flow from prior period               (265,053)
    - from return of capital (Note 10)                (67,821)
                                                  ------------
Cash generated (deficiency) after cash
  distributions                                     2,053,067
Special items (not including sales of
  real estate and refinancing):
    Subscriptions received from
      stockholders                                385,523,966
    Sale of common stock to CNL Fund
      Advisors, Inc.                                        0
    Retirement of shares of common stock
      (Note 13)                                      (639,528)
    Contributions from minority interest                    0
    Distributions to holder of minority
      interest                                        (34,073)
    Stock issuance costs                          (34,579,650)
    Acquisition of land and buildings            (200,101,667)
    Investment in direct financing
      leases                                      (47,115,435)
    Proceeds from sale of equipment direct
      financing leases                                      0
    Investment in joint venture                      (974,696)
    Purchase of other investments                 (16,083,055)
    Investment in mortgage notes
      receivable                                   (2,886,648)
    Collections on mortgage notes
      receivable                                      291,990
    Investment in equipment notes receivable       (7,837,750)
    Collections on equipment notes receivable       1,263,633
    Investment in certificate of deposit                    0
    Proceeds of borrowing on line of
      credit                                        7,692,040
    Payment on line of credit                          (8,039)
    Reimbursement of organization,
      acquisition, and deferred offering
      and stock issuance costs paid on
      behalf of CNL American Properties
      Fund, Inc. by related parties                (4,574,925)
    Increase in intangibles and other assets       (6,281,069)
    Other                                             (95,101)
                                                --------------
Cash generated (deficiency) after cash
  distributions and special items                  75,613,060
                                                ==============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Note 11)

  - from operations (Note 8)                               63
                                                ==============
  - from recapture                                          0
                                                ==============
Capital gain (loss)                                         0
                                                ==============

                                                         1994                                            1997
                                                       (Note 1)          1995            1996          (Note 2)
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              19              59              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 10)                            0              14               8               6
                                                     ------------    ------------    ------------    ------------

Total distributions on GAAP basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              26              67              72
  - from cash flow from prior period                            0               0               0               0
  - from return of capital (Note 10)                            0               7               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 11)                     0              33              67              72
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 6 and 9)               0.00%           5.34%           7.06%           7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              33             100             172

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                            N/A            100%            100%            100%



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of December 31, 1998, APF had received subscriptions totalling approximately $345,000,000 from the 1998 Offering, including $3,107,848 issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively, (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale) which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes. The company reinvested the proceeds from the sale of properties in additional properties.

Note 8:  Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1998, 1997, 1996 and 1995, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

                                                         1998
                                                       (Note 3)
                                                    --------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     60
  - from capital gain                                           0
  - from investment income from
      prior period                                              0
  - from return of capital (Note 10)                           14
                                                    --------------
Total distributions on GAAP basis (Note 11)                    74
                                                    ==============
  Source (on cash basis)
  - from sales                                                  0
  - from refinancing                                            0
  - from operations                                            73
  - from cash flow from prior period                            1
  - from return of capital (Note 10)                            0
                                                    --------------
Total distributions on cash basis (Note 11)                    74
                                                    ==============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6 and 9)               7.62%
Total cumulative cash distributions per
  $1,000 investment from inception                            246

Amount (in percentage terms) remaining invested in
  program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in
  program) (Note 7)                                           100%


Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market Properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the Properties at December 31, 1998 and the estimated net realizable value for these Properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations.
             During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,195,263    $  2,643,871    $  2,816,845
Equity in earnings of unconsolidated
  joint ventures                                                0           4,834         100,918         140,595
Interest income                                            12,153         244,406          69,779          51,240
Less: Operating expenses                                   (3,493)       (169,536)       (181,865)       (182,681)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                          (309)       (179,208)       (387,292)       (369,209)
      Minority interest in income of
        consolidated joint venture                                              0         (41,854)        (62,632)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                     8,351       1,095,759       2,203,557       2,394,158
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                        12,153       1,114,964       2,058,601       2,114,039
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                           9,012       1,232,948       2,495,114       2,520,919
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                           9,012       1,232,948       2,495,114       2,520,919
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                             (1,199)       (703,681)     (2,177,584)     (2,400,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                             7,813         529,267         317,530         120,919
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                           5,696,921      24,303,079               0               0
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0         140,676         278,170               0
    Distribution to holder of minority
      interest                                                  0               0         (41,507)        (49,023)
    Syndication costs                                    (604,348)     (2,407,317)              0               0
    Acquisition of land and buildings                    (332,928)    (19,735,346)     (1,740,491)              0
    Investment in direct financing
      leases                                                    0      (1,784,925)     (1,130,497)              0
    Investment in joint ventures                                0        (201,501)     (1,135,681)       (124,452)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties                      (347,907)       (326,483)        (25,444)              0
    Increase in other assets                             (221,282)              0               0               0
    Reimbursement from developer of
      construction costs                                        0               0               0         306,100
    Other                                                    (410)            410               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                       4,198,859         517,860      (3,477,920)        253,544
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                            36              37              69              70
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      4              23              73              79
  - from capital gain                                           0               0               0               0
  - from investment income from

      prior period                                              0               0               0               1
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0              23              73              80
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             4              23              73              80
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      4              23              73              80
                                                     ============    ============    ============    ============
Total cash distributions as a percentage

  of original $1,000 investment (Note 5)                     5.00%           5.50%          7.625%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              4              27             100             180
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program) (Note 6)                                        N/A              98%            100%             98%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996 and 1997 are reflected in the 1996, 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1996, 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997 and 1998 are not included in the 1996, 1997 and 1998 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL Income Fund XVII, Ltd. received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. The partnership intends to reinvest the funds in additional properties.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.

                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $      1,373    $  1,291,416    $  2,956,349
Equity in earnings of joint venture                             0               0               0               0
Provision for loss on land (Note 5)                             0               0               0        (197,466)
Interest income                                                 0          30,241         161,826         141,408
Less: Operating expenses                                        0          (3,992)       (156,403)       (223,496)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0            (712)       (142,079)       (374,473)
                                                     ------------    ------------    ------------    ------------

Net income - GAAP basis                                         0          26,910       1,154,760       2,302,322
                                                     ============    ============    ============    ============

Taxable income

  - from operations                                             0          30,223       1,318,750       2,324,746
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============

Cash generated from operations
  (Notes 2 and 3)                                               0          27,146       1,361,756       2,831,738
Cash generated from sales                                       0               0               0               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0          27,146       1,361,756       2,831,738
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,138)       (855,957)     (2,468,400)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0          25,008         505,799         363,338
Special items (not including sales and
  refinancing):
    Limited partners' capital contri-
      butions                                                   0       8,498,815      25,723,944         854,241
    General partners' capital contri-
      butions                                               1,000               0               0               0
    Contributions from minority interest                        0               0               0               0
    Syndication costs                                           0        (845,657)     (2,450,214)       (161,142)
    Acquisition of land and buildings                           0      (1,533,446)    (18,581,999)     (3,134,046)
    Investment in direct financing leases                       0               0      (5,962,087)        (12,945)
    Investment in joint venture                                 0               0               0        (166,025)
    Increase in restricted cash                                 0               0               0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVIII, Ltd. by related parties                            0        (497,420)       (396,548)        (37,135)
    Increase in other assets                                    0        (276,848)              0               0
    Other                                                     (20)           (107)        (66,893)        (10,000)
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash

  distributions and special items                             980       5,370,345      (1,227,998)     (2,303,714)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000

  INVESTED
Federal income tax results:
Ordinary income (loss)

  - from operations                                             0               6              57              66
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss)                                             0               0               0               0
                                                     ============    ============    ============    ============


                                                         1995
                                                       (Note 1)          1996            1997            1998
                                                     ------------    ------------    ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               0              38              65
  - from capital gain                                           0               0               0               0
  - from investment income from prior

      period                                                    0               0               0               6
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============

  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               0              38              71
                                                     ------------    ------------    ------------    ------------

Total distributions on cash basis (Note 4)                      0               0              38              71
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment from
  inception                                                  0.00%           5.00%           5.75%           7.63%
Total cumulative cash distributions per
  $1,000 investment (Note 6)                                    0               0              38             109
Amount (in percentage terms) remaining
  invested  in program  properties  at the
  end of each year (period) presented
  (original total acquisition cost of
  properties  retained,  divided by original
  total acquisition cost of all properties
  in program)                                                 N/A              83%             95%             96%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996 and 1997 are reflected in the 1997 and 1998 columns, respectively, due to the payment of such distributions in January 1997 and 1998, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1997 and 1998 are not included in the 1997 and 1998 totals, respectively.

Note 5: During the year ended December 31, 1998, the partnership established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)           02/05/87  06/12/92 $1,169,021         0        0            0       $1,169,021
  Wendy's -
    Fairfield, CA (14)           07/01/87  10/03/94  1,018,490         0        0            0        1,018,490
  Wendy's -
    Casa Grande, AZ              12/10/86  08/19/97    795,700         0        0            0          795,700
  Wendy's -
    North Miami, FL (9)          02/18/86  08/21/97    473,713         0        0            0          473,713
  Popeye's -
    Kissimmee, FL (14)           12/31/86  04/30/98    661,300         0        0            0          661,300

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0          746,800
  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0          261,628
  Golden Corral -
    Medina, OH (11)              11/18/87  11/30/94    825,000         0        0            0          825,000
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    620,800         0        0            0          620,800
  KFC -
    Eagan, MN                    06/01/87  06/02/97    623,882         0   42,000            0          665,882
  KFC -
    Jacksonville, FL             09/01/87  09/09/97    639,363         0        0            0          639,363
  Wendy's -
    Farmington Hills, MI (12)    05/18/87  10/09/97    833,031         0        0            0          833,031
  Wendy's -
    Farmington Hills, MI (13)    05/18/87  10/09/97  1,085,259         0        0            0        1,085,259
  Denny's -
    Plant City, FL               11/23/87  10/24/97    910,061         0        0            0          910,061
  Pizza Hut -
    Mathis, TX                   12/17/87  12/04/97    297,938         0        0            0          297,938
  KFC -
    Avon Park, FL                09/02/87  12/10/97    501,975         0        0            0          501,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)             06/02/88  01/10/97    496,418         0        0            0          496,418
  Perkins -
    Bradenton, FL                06/30/88  03/14/97  1,310,001         0        0            0        1,310,001
  Pizza Hut -
    Kissimmee, FL                02/23/88  04/08/97    673,159         0        0            0          673,159

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA (14)                 0          $955,000      $955,000       $214,021
  Wendy's -
    Fairfield, CA (14)                 0           861,500       861,500        156,990
  Wendy's -
    Casa Grande, AZ                    0           667,255       667,255        128,445
  Wendy's -
    North Miami, FL (9)                0           385,000       385,000         88,713
  Popeye's -
    Kissimmee, FL (14)                 0           475,360       475,360        185,940

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                      0           642,800       642,800        104,000
  Pizza Hut -
    Graham, TX                         0           205,500       205,500         56,128
  Golden Corral -
    Medina, OH (11)                    0           743,000       743,000         82,000
  Denny's -
    Show Low, AZ (8)                   0           484,185       484,185        136,615
  KFC -
    Eagan, MN                          0           601,100       601,100         64,782
  KFC -
    Jacksonville, FL                   0           405,000       405,000        234,363
  Wendy's -
    Farmington Hills, MI (12)          0           679,000       679,000        154,031
  Wendy's -
    Farmington Hills, MI (13)          0           887,000       887,000        198,259
  Denny's -
    Plant City, FL                     0           820,717       820,717         89,344
  Pizza Hut -
    Mathis, TX                         0           202,100       202,100         95,838
  KFC -
    Avon Park, FL                      0           345,000       345,000        156,975

CNL Income Fund III, Ltd.:
  Wendy's -
    Chicago, IL (14)                   0           591,362       591,362        (94,944)
  Perkins -
    Bradenton, FL                      0         1,080,500      1,080,500       229,501
  Pizza Hut -
    Kissimmee, FL                      0           474,755       474,755        198,404

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Burger King -
    Roswell, GA                  06/08/88  06/20/97    257,981         0  685,000            0         942,981
  Wendy's -
    Mason City, IA               02/29/88  10/24/97    217,040         0        0            0         217,040
  Taco Bell -
    Fernandina Beach, FL (14)    04/09/88  01/15/98    721,655         0        0            0         721,655
  Denny's -
    Daytona Beach, FL (14)       07/12/88  01/23/98  1,008,976         0        0            0       1,008,976
  Wendy's -
    Punta Gorda, FL              02/03/88  02/20/98    665,973         0        0            0         665,973
  Po Folks -
    Hagerstown, MD               06/21/88  06/10/98    788,884         0        0            0         788,884
  Denny's -
   Hazard, KY                    02/01/88  12/23/98    432,625         0        0            0         432,625

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0         712,000
  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0         518,650
  Wendy's -
    Tampa, FL                    12/30/88  09/20/96  1,049,550         0        0            0       1,049,550
  Checkers -
    Douglasville, GA             12/08/94  11/07/97    380,695         0        0            0         380,695
  Taco Bell -
    Fort Myers, FL (14)          12/22/88  03/02/98    794,690         0        0            0         794,690
  Denny's -
    Union Township, OH (14)      11/01/88  03/31/98    674,135         0        0            0         674,135
  Perkins -
    Leesburg, FL                 01/11/89  07/09/98    529,288         0        0            0         529,288
  Taco Bell -
    Naples, FL                   12/22/88  09/03/98    533,127         0        0            0         533,127

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0       1,040,000
  Ponderosa -
    St. Cloud, FL (6) (14)       06/01/89  10/24/96     73,713         0 1,057,299           0       1,131,012
  Franklin National Bank -
    Franklin, TN                 06/26/89  01/07/97    960,741         0        0            0         960,741
  Shoney's -
    Smyrna, TN                   03/22/89  05/13/97    636,788         0        0            0         636,788
  KFC -
    Salem, NH                    05/31/89  09/22/97  1,272,137         0        0            0       1,272,137

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Burger King -
    Roswell, GA                       0            775,226       775,226        167,755
  Wendy's -
    Mason City, IA                    0            190,252       190,252         26,788
  Taco Bell -
    Fernandina Beach, FL (14)         0            559,570       559,570        162,085
  Denny's -
    Daytona Beach, FL (14)            0            918,777       918,777         90,799
  Wendy's -
    Punta Gorda, FL                   0            684,342       684,342        (18,369)
  Po Folks -
    Hagerstown, MD                    0          1,188,315      1,188,315      (399,431)
  Denny's -
   Hazard, KY                         0            647,622       647,622       (214,997)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                          0            616,501       616,501         95,499
  Burger King -
    Hastings, MI                      0            419,936       419,936         98,714
  Wendy's -
    Tampa, FL                         0            828,350       828,350        221,200
  Checkers -
    Douglasville, GA                  0            363,768       363,768         16,927
  Taco Bell -
    Fort Myers, FL (14)               0            597,998       597,998        196,692
  Denny's -
    Union Township, OH (14)           0            872,850       872,850       (198,715)
  Perkins -
    Leesburg, FL                      0            737,260       737,260       (207,972)
  Taco Bell -
    Naples, FL                        0            410,546       410,546        122,581

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)              0            986,418       986,418         53,582
  Ponderosa -
    St. Cloud, FL (6) (14)            0            996,769       996,769        134,243
  Franklin National Bank -
    Franklin, TN                      0          1,138,164      1,138,164      (177,423)
  Shoney's -
    Smyrna, TN                        0            554,200       554,200         82,588
  KFC -
    Salem, NH                         0          1,079,310      1,079,310       192,827

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
  Perkins -
    Port St. Lucie, FL           11/14/89  09/23/97  1,216,750         0        0            0       1,216,750
  Hardee's -
    Richmond, VA                 02/17/89  11/07/97    397,785         0        0            0         397,785
  Wendy's -
    Tampa, FL                    02/16/89  12/29/97    805,175         0        0            0         805,175
  Denny's -
    Port Orange, FL (14)         07/10/89  01/23/98  1,283,096         0        0            0       1,283,096
  Shoney's -
    Tyler, TX                    03/20/89  02/17/98    844,229         0        0            0         894,229

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0         791,211
  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0         638,270
  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0         899,503
  Jack in the Box -
    Dallas, TX                   06/28/94  12/09/96    982,980         0        0            0         982,980
  Denny's -
    Show Low, AZ (8)             05/22/87  01/31/97    349,200         0        0            0         349,200
  KFC -
    Whitehall Township, MI       02/26/90  07/09/97    629,888         0        0            0         629,888
  Perkins -
    Naples, FL                   12/26/89  07/09/97  1,487,725         0        0            0       1,487,725
  Burger King -
    Plattsmouth, NE              01/19/90  07/18/97    699,400         0        0            0         699,400
  Shoney's -
    Venice, FL                   08/03/89  09/17/97  1,206,696         0        0            0       1,206,696
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    510,653         0        0            0         510,653
  Denny's -
    Deland, FL                   03/22/90  01/23/98  1,236,971         0        0            0       1,236,971
  Wendy's -
    Liverpool, NY                12/08/89  02/09/98    145,221         0        0            0         145,221
  Perkin's -
    Melbourne, FL                02/03/90  02/12/98    552,910         0        0            0         552,910
  Hardee's
    Bellevue, NE                 05/03/90  06/05/98    900,000         0        0            0         900,000

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Perkins -
    Port St. Lucie, FL                0          1,203,207      1,203,207        13,543
  Hardee's -
    Richmond, VA                      0            695,464       695,464       (297,679)
  Wendy's -
    Tampa, FL                         0            657,800       657,800        147,375
  Denny's -
    Port Orange, FL (14)              0          1,021,000      1,021,000       262,096
  Shoney's -
    Tyler, TX                         0            770,300       770,300         73,929

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                    0            605,500       605,500        185,711
  Hardee's -
    Heber Springs, AR                 0            532,893       532,893        105,377
  Hardee's -
    Little Canada, MN                 0            821,692       821,692         77,811
  Jack in the Box -
    Dallas, TX                        0            964,437       964,437         18,543
  Denny's -
    Show Low, AZ (8)                  0            272,354       272,354         76,846
  KFC -
    Whitehall Township, MI            0            725,604       725,604        (95,716)
  Perkins -
    Naples, FL                        0          1,083,869      1,083,869       403,856
  Burger King -
    Plattsmouth, NE                   0            561,000       561,000        138,400
  Shoney's -
    Venice, FL                        0          1,032,435      1,032,435       174,261
  Jack in the Box -
    Yuma, AZ (10)                     0            448,082       448,082         62,571
  Denny's -
    Deland, FL                        0          1,000,000      1,000,000       236,971
  Wendy's -
    Liverpool, NY                     0            341,440       341,440       (196,219)
  Perkin's -
    Melbourne, FL                     0            692,850       692,850       (139,940)
  Hardee's
    Bellevue, NE                      0            899,512       899,512            488

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

================================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
================================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0          0            0        700,000
  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0          0            0        869,036
  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0   1,160,000           0      1,160,000
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    04/30/90  12/01/95          0         0    240,000            0        240,000
  Shoney's -
    Colorado Springs, CO         07/03/90  07/24/96  1,044,909         0          0            0      1,044,909
  Hardee's -
    Hartland, MI                 07/10/90  10/23/96    617,035         0          0            0        617,035
  Hardee's -
    Columbus, IN                 09/04/90  05/30/97    223,590         0          0            0        223,590
  KFC -
    Dunnellon, FL                08/02/90  10/07/97    757,800         0          0            0        757,800
  Jack in the Box -
    Yuma, AZ (10)                07/14/94  10/31/97    471,372         0          0            0        471,372

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0          0            0      1,184,865
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)    09/28/90  12/01/95          0         0    240,000            0        240,000
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)    09/28/90  12/01/95          0         0    220,000            0        220,000
  Ponderosa -
    Orlando, FL (6) (14)         12/17/90  10/24/96          0         0   1,353,775           0      1,353,775

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)            05/31/91  12/12/96    918,445         0          0            0        918,445
  Burger King -
    Alpharetta, GA               09/20/91  06/30/97  1,053,571         0          0            0      1,053,571

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0          0            0      1,050,186
  Jack in the Box -
    Freemont, CA                 03/26/92  09/23/97  1,366,550         0          0            0      1,366,550

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                         0           560,202        560,202        139,798
  Hardee's -
    St. Paul, MN                       0           742,333        742,333        126,703
  Perkins -
    Florence, SC (3)                   0         1,084,905       1,084,905        75,095
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           233,728        233,728          6,272
  Shoney's -
    Colorado Springs, CO               0           893,739        893,739        151,170
  Hardee's -
    Hartland, MI                       0           841,642        841,642       (224,607)
  Hardee's -
    Columbus, IN                       0           219,676        219,676          3,914
  KFC -
    Dunnellon, FL                      0           546,333        546,333        211,467
  Jack in the Box -
    Yuma, AZ (10)                      0           413,614        413,614         57,758

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                          0           949,199        949,199        235,666
  Church's Fried Chicken -
    Jacksonville, FL (4) (14)          0           238,153        238,153          1,847
  Church's Fried Chicken -
    Jacksonville, FL (5) (14)          0           215,845        215,845          4,155
  Ponderosa -
    Orlando, FL (6) (14)               0         1,179,210       1,179,210       174,565

CNL Income Fund IX, Ltd.:
  Burger King -
    Woodmere, OH (15)                  0           918,445        918,445              0
  Burger King -
    Alpharetta, GA                     0           713,866        713,866        339,705

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                         0           987,679        987,679         62,507
  Jack in the Box -
    Freemont, CA                       0         1,102,766       1,102,766       263,784

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Jack in the Box -
    Sacramento, CA               12/19/91  01/20/98  1,234,175         0        0            0       1,234,175
  Pizza Hut -
    Billings, MT                 04/16/92  10/07/98    359,990         0        0            0         359,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA             09/29/92  11/07/96  1,044,750         0        0            0       1,044,750
  Burger King -
    Columbus, OH (19)            06/29/92  09/30/98    795,264         0        0            0         795,264
  Burger King -
    Nashua, NH                   06/29/92  10/07/98  1,630,296         0        0            0       1,630,296

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0       1,640,000
  Long John Silver's -
    Monroe, NC                   06/30/93  12/31/98    483,550         0        0            0         483,550

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0         286,411
  Checkers -
    Richmond, VA                 03/31/94  11/21/96    550,000         0        0            0         550,000
  Denny's -
    Orlando, FL                  09/01/93  10/24/97    932,849         0        0            0         932,849

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0         339,031
  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0         356,981
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058
  Hardee's -
    Madison, AL                  12/14/93  01/08/98    700,950         0        0            0         700,950
  Checkers -
    Richmond, VA (#548)          03/31/94  01/29/98    512,462         0        0            0         512,462
  Checkers -
    Riviera Beach, FL            03/31/94  04/14/98    360,000         0        0            0         360,000
  Checkers -
    Richmond, VA (#486)          03/31/94  07/27/98    397,985         0        0            0         397,985

==========================================================================================
                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  ---------------------------------------     Excess
                                                  Total                    (deficiency)
                                                acquisition                 of property
                                               cost, capital               operating cash
                                   Original     improvements                receipts over
                                   mortgage     closing and                     cash
       Property                   financing    soft costs (1)      Total     expenditures
===========================================================================================
  Jack in the Box -
    Sacramento, CA                     0           969,423         969,423        264,752
  Pizza Hut -
    Billings, MT                       0           302,000         302,000         57,990

CNL Income Fund XI, Ltd.:
  Burger King -
    Philadelphia, PA                   0           818,850         818,850        225,900
  Burger King -
    Columbus, OH (19)                  0           795,264         795,264              0
  Burger King -
    Nashua, NH                         0         1,217,015        1,217,015       413,281

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                        0         1,636,643        1,636,643         3,357
  Long John Silver's -
    Monroe, NC                         0           239,788         239,788        243,762

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                        0           286,411         286,411              0
  Checkers -
    Richmond, VA                       0           413,288         413,288        136,712
  Denny's -
    Orlando, FL                        0           934,120         934,120         (1,271)

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                      0           339,031         339,031              0
  Checkers -
    Dallas, TX                         0           356,981         356,981              0
  TGI Friday's -
    Woodridge, NJ (7)                  0         1,510,245        1,510,245       243,288
  Wendy's -
    Woodridge, NJ (7)                  0           672,746         672,746         74,312
  Hardee's -
    Madison, AL                        0           658,977         658,977         41,973
  Checkers -
    Richmond, VA (#548)                0           382,435         382,435        130,027
  Checkers -
    Riviera Beach, FL                  0           276,409         276,409         83,591
  Checkers -
    Richmond, VA (#486)                0           352,034         352,034         45,951

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0         263,221
  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0         259,600
  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0         288,885
  TGI Friday's -
    Woodridge, NJ (7)            01/01/95  09/27/96  1,753,533         0        0            0       1,753,533
  Wendy's -
    Woodridge, NJ (7)            11/28/94  09/27/96    747,058         0        0            0         747,058

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0         775,000
  Checker's -
    Oviedo, FL                   11/14/94  02/28/97    610,384         0        0            0         610,384
  Boston Market -
    Madison, TN (16)             05/05/95  05/08/98    774,851         0        0            0         774,851
  Boston Market -
    Chattanooga, TN (17)         05/05/95  06/16/98    713,386         0        0            0         713,386

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                07/24/96  06/16/98    857,487         0        0            0         857,487

CNL American Properties Fund, Inc.:
  TGI Friday's -
    Orange, CT                   10/30/95  05/08/97  1,312,799         0        0            0       1,312,799
  TGI Friday's -
    Hazlet, NJ                   07/15/96  05/08/97  1,324,109         0        0            0       1,324,109
  TGI Friday's -
    Marlboro, NJ                 08/01/96  05/08/97  1,372,075         0        0            0       1,372,075
  TGI Friday's -
    Hamden, CT                   08/26/96  05/08/97  1,245,100         0        0            0       1,245,100
  Boston Market -
    Southlake, TX                07/02/97  07/21/97  1,035,153         0        0            0       1,035,135
  Boston Market -
    Franklin, TN (20)            08/18/95  04/14/98    950,361         0        0            0         950,361
  Boston Market -
    Grand Island, NE (21)        09/19/95  04/14/98    837,656         0        0            0         837,656
  Burger King -
    Indian Head Park, IL         04/03/96  05/05/98    674,320         0        0            0         674,320

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------     Excess
                                                 Total                    (deficiency)
                                               acquisition                 of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                     0           263,221        263,221           0
  Checkers -
    Leavenworth, KS                   0           259,600        259,600           0
  Checkers -
    Knoxville, TN                     0           288,885        288,885           0
  TGI Friday's -
    Woodridge, NJ (7)                 0         1,510,245       1,510,245    243,288
  Wendy's -
    Woodridge, NJ (7)                 0           672,746        672,746      74,312

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                      0           613,838        613,838     161,162
  Checker's -
    Oviedo, FL                        0           506,311        506,311     104,073
  Boston Market -
    Madison, TN (16)                  0           774,851        774,851           0
  Boston Market -
    Chattanooga, TN (17)              0           713,386        713,386           0

CNL Income Fund XVII, Ltd.:
  Boston Market -
    Troy, OH (18)                     0           857,487        857,487           0

CNL American Properties Fund, Inc
  TGI Friday's -
    Orange, CT                        0         1,310,980       1,310,980      1,819
  TGI Friday's -
    Hazlet, NJ                        0         1,294,237       1,294,237     29,872
  TGI Friday's -
    Marlboro, NJ                      0         1,324,288       1,324,288     47,787
  TGI Friday's -
    Hamden, CT                        0         1,203,136       1,203,136     41,964
  Boston Market -
    Southlake, TX                     0         1,035,135       1,035,135          0
  Boston Market -
    Franklin, TN (20)                 0           950,361        950,361           0
  Boston Market -
    Grand Island, NE (21)             0           837,656        837,656           0
  Burger King -
    Indian Head Park, IL              0           670,867        670,867       3,453

                                                       C-32

                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

===============================================================================================================

                                                                         Selling Price, Net of
                                                                  Closing Costs and GAAP Adjustments
                                                     ----------------------------------------------------------
                                                                            Purchase
                                                       Cash                  money     Adjustments
                                                     received     Mortgage  mortgage    resulting
                                                      net of       balance    taken        from
                                   Date     Date of  closing       at time   back by    application
       Property                  Acquired    Sale     costs        of sale   program      of GAAP      Total
===============================================================================================================
  Boston Market -
    Dubuque, IA (22)             10/04/95  05/08/98    969,159         0        0            0        969,159
  Boston Market -
    Merced, CA (23)              10/06/96  05/08/98    930,834         0        0            0        930,834
  Boston Market -
    Arvada, CO (24)              07/21/97  07/28/98  1,152,262         0        0            0      1,152,262

=========================================================================================
                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 ---------------------------------------      Excess
                                                 Total                     (deficiency)
                                               acquisition                  of property
                                              cost, capital               operating cash
                                  Original     improvements                receipts over
                                  mortgage     closing and                     cash
       Property                  financing    soft costs (1)      Total     expenditures
==========================================================================================
  Boston Market -
    Dubuque, IA (22)                 0             969,159       969,159          0
  Boston Market -
    Merced, CA (23)                  0             930,834       930,834          0
  Boston Market -
    Arvada, CO (24)                  0           1,152,262     1,152,262          0

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.
(6) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest.
(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.
(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.
(9) CNL Income Fund, Ltd. owns a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.
(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.
(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.
(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.
(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.
(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors or its affiliates.
(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.
(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.
(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.
(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.
(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.
(21) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.
(22) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.
(23) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(24) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                    APPENDIX D

                             SUBSCRIPTION AGREEMENT

                        CNL HOSPITALITY PROPERTIES, INC.
--------------------------------------------------------------------------------




                   Up to 27,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
       Minimum purchase is higher in Nebraska, New York and North Carolina



================================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================








                Overnight Packages:               Regular Mail Packages:
             Attn:  Investor Services           Attn:  Investor Services
               400 E. South Street                Post Office Box 1033
              Orlando, Florida  32801         Orlando, Florida  32802-1033


                               For Telephone Inquiries:
                                 CNL SECURITIES CORP.
                           (407)  650-1000 OR (800) 522-3863

CNL  HOSPITALITY PROPERTIES, INC.


--------------------------------------------------------------------------------

1. --------------- INVESTMENT --------------------------------------------------

This subscription is in the amount of $___________ for the purchase of ___________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

|_| ADDITIONAL PURCHASE   |_| REINVESTMENT PLAN - Investor elects to participate
in Plan (See prospectus for details.)

2. --------------- SUBSCRIBER INFORMATION --------------------------------------

Name (1st)_______________________ |_| M |_| F Date of Birth (MM/DD/YY)__________
Name (2nd)_______________________ |_| M |_| F Date of Birth (MM/DD/YY)__________
Address_________________________________________________________________________
City___________________________________ State___________ Zip Code_______________
Custodian Account No._____________________ Daytime Phone # (    )_______________

|_| U.S. Citizen |_| Resident Alien |_| Foreign Resident Country___________ |_| Check if Subscriber is a U.S. citizen residing outside the U.S.
Income Tax Filing State_________________________________________________________
ALL SUBSCRIBERS:  State of Residence of Subscriber/Plan Beneficiary
                 (required)_____________________________________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number.

 Taxpayer ID#_____ - ______ - ______  Social Security #______ -_______ - _______

3. --------------- INVESTOR MAILING ADDRESS ------------------------------------

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name____________________________________________________________________________
Address_________________________________________________________________________
City____________________________  State_____________  Zip Code__________________
Daytime Phone #____________________________________

4. ---------------- DIRECT DEPOSIT ADDRESS -------------------------------------

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company_________________________________________________________________________
Address_________________________________________________________________________
City_________________________________  State_______________  Zip Code___________
Account No._________________________________  Phone #___________________________

5. --------------- FORM OF OWNERSHIP -------------------------------------------

(Select only one)
|_|INDIVIDUAL-one signature required (1)
|_|HUSBAND AND WIFE, AS COMMUNITY PROPERTY- two signatures required (15) |_|TENANTS IN COMMON-two signatures required (9)
|_|TENANTS BY THE ENTIRETY-two signatures required (31)
|_|S-CORPORATION (22)
|_|C-CORPORATION (5)
|_|IRA-custodian signature required (23)
|_|ROTH IRA-custodian signature required (36)
|_|SEP-custodian signature required (38)
|_|TAXABLE TRUST (7)
|_|TAX-EXEMPT TRUST (20)
|_|JOINT TENANTS WITH RIGHT OF SURVIVORSHIP-all parties must sign (8) |_|A MARRIED PERSON/SEPARATE PROPERTY-one signature required (34) |_|KEOGH (H.R.10)-trustee signature required (24)
|_|CUSTODIAN-custodian signature required (33)
|_|PARTNERSHIP (3)
|_|NON-PROFIT ORGANIZATION (12)
|_|PENSION PLAN-trustee signature(s) required (19)
|_|PROFIT SHARING PLAN-trustee signature(s) required (27)
|_|CUSTODIAN UGMA-STATE of _________ -custodian signature required (16) |_|CUSTODIAN UTMA-STATE of _________ -custodian signature required (42) |_|ESTATE-Personal Representative signature required (13)
|_|REVOCABLE GRANTOR TRUST-grantor signature required (25) |_|IRREVOCABLE TRUST-trustee signature required (21)

                                               CNL  HOSPITALITY PROPERTIES, INC.


6. -------------- SUBSCRIBER SIGNATURES ----------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X
 -----------------------------------------------  -------------------
 Signature of 1st Subscriber                      Date
X
  ----------------------------------------------  -------------------
  Signature of 2nd Subscriber                     Date

7. -------------- BROKER/DEALER INFORMATION ------------------------------------

Broker/Dealer NASD Firm Name____________________________________________________
Registered Representative_______________________________________________________
Branch Mail Address_____________________________________________________________
City_________________________________ State _____________  Zip Code_____________
|_|  Please check if new address
Phone #______________________ Fax #______________________   |_|  Sold CNL before
Shipping Address________________________________________________________________
City___________________________ State____________________ Zip Code______________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as a RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is a NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X
  -----------------------------  ------------------   --------------------------
  Principal, Branch Manager or   Date                 Print or Type Name of
  Other Authorized Signature                          Person Signing

X
  -----------------------------  ------------------   --------------------------
  Registered Representative/     Date                 Print or Type Name of
  Investment Advisor Signature                        Person Signing


--------------------------------------------------------------------------------

Make check payable to : SOUTHTRUST ASSET MANAGEMENT  COMPANY OF FLORIDA,  N.A.,
ESCROW AGENT

Please remit check and            For overnight delivery, please send to:
subscription document to:                                                            For Office Use Only

CNL SECURITIES CORP.              CNL SECURITIES CORP.                               Sub.#______________

Attn:  Investor Services          Attn:  Investor Services                           Admit Date_________
Post Office Box 1033              400 E. South Street
Orlando, FL  32802-1033           Orlando, FL  32801                                 Amount_____________
(800) 522-3863                    (407)  650- 1000
                                  (800) 522-3863                                     Region_____________

                                                                                     RSVP#______________

--------------------------------------------------------------------------------

NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.


The subscribed is asked to refer  to  the  prospectus  concerning  the  Deferred
Commission Option outlined in  "The  Offering -  Plan  of  Distribution."   This
option will only be available with prior authorization by the Broker/Dealer.


NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

NOTICE  TO  OHIO  RESIDENTS:   Shares   purchased   pursuant  to  the  Company's
Reinvestment Plan are subject to commissions. (See Prospectus for details.)

BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                              THROUGH MAY 13, 1999
                For the Year Ended December 31, 1998 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired directly by the Company from inception through May 13, 1999. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1998 through December 31, 1998. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.



                                       Residence Inn by Marriott          Residence Inn by Marriott
                                       Buckhead (Lenox Park) (6)              Gwinnett Place (6)               Total
                                       -------------------------          -------------------------         -----------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental Income (1)                            $1,651,798                          $1,208,983                   $2,860,781

Asset Management Fees (2)                       (94,388)                            (69,085)                    (163,473)

Interest Expense (3)                           (440,000)                           (316,800)                    (756,800)

General and Administrative
  Expenses (4)                                 (132,144)                            (96,719)                    (228,863)
                                             ----------                          ----------                   ----------

Estimated Cash Available from
  Operations                                    985,266                             726,379                    1,711,645

Depreciation Expense (5)                       (738,159)                           (612,656)                  (1,350,815)
                                             ----------                          ----------                   ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                             $  247,107                          $  113,723                   $  360,830
                                             ==========                          ==========                   ==========




------------------------
FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Hospitality Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 8.8% per annum based on the bank's base rate as of July 31, 1998, plus 30 basis points assuming $15 million was borrowed on the Company's line of credit to acquire the Buckhead (Lenox Park) Property and $3.6 million for the Gwinnett Place Property. The Company repaid, in February 1999, amounts it had borrowed to acquire these Properties.

(4) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(5) The estimated federal tax basis of the depreciable portion of each Property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                 Furniture and
                                                  Buildings        Fixtures
                                                 (39 years)     (5-15 years)
                                                 ----------     ------------

         Buckhead (Lenox Park) Property         $13,459,000       $1,235,000
         Gwinnett Place Property                 10,017,000        1,114,000

(6) The lessee of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated lessee.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36.      Financial Statements and Exhibits.

              (a)     Financial Statements:

              The following financial statements are included in the Prospectus Supplement dated February 17, 2000.

              (1)     Pro Forma  Consolidated  Balance Sheet as of September 30,
                      1999

              (2) Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 1999

              (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1998

              (4) Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 1999 and the year ended December 31, 1998

              (5) Condensed Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998

              (6) Condensed Consolidated Statements of Earnings for the quarters and nine months ended September 30, 1999 and 1998

              (7) Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 1999 and the year ended December 31, 1998

              (8) Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998

              (9) Notes to Financial Statements for the quarters and nine months ended September 30, 1999 and 1998

              The following financial statements are included in the Prospectus.

              (10)    Pro Forma Consolidated Balance Sheet as of March 31, 1999

              (11) Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 1999

              (12) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1998

              (13) Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 1999 and the year ended December 31, 1998

              (14) Condensed Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998

              (15) Condensed Consolidated Statements of Earnings for the quarters ended March 31, 1999 and 1998

              (16) Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March 31, 1999 and the year ended December 31, 1998

              (17) Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 1999 and 1998

              (18) Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 1999 and 1998

              (19) Report of Independent Accountants for CNL Hospitality Properties, Inc.

              (20)    Consolidated Balance Sheets at December 31, 1998 and 1997

              (21) Consolidated Statements of Earnings for the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996

              (22) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996

              (23) Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996

              (24) Notes to Consolidated Financial Statements for the years ended December 31, 1998 and 1997 and the period June 12, 1996 (date of inception) through December 31, 1996

              (25) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1998

              (26) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1998

              Other Financial Statements:

              The following other financial statements are included in the Prospectus.

              Buckhead Residence Associates, L.L.C.

              (27)    Balance Sheet as of June 30, 1998

              (28)    Statement of Loss for the six months ended June 30, 1998

              (29)    Report of Independent Public Accountants

              (30)    Balance Sheet as of December 31, 1997

              (31)    Statement of Loss for the year ended December 31, 1997

              (32) Statement of Members' Equity for the year ended December 31, 1997

              (33)    Statement  of Cash Flows for the year ended  December  31,
                      1997

              (34) Notes to Financial Statements for the year ended December 31, 1997

              Gwinnett Residence Associates, L.L.C.

              (35)    Balance Sheet as of June 30, 1998

              (36)    Statement of Loss for the six months ended June 30, 1998

              (37)    Report of Independent Public Accountants

              (38)    Balance Sheet as of December 31, 1997

              (39)    Statement of Loss for the year ended December 31, 1997

              (40) Statement of Members' Deficit for the year ended December 31, 1997

              (41)    Statement  of Cash Flows for the year ended  December  31,
                      1997

              (42) Notes to Financial Statements for the year ended December 31, 1997

All  other   Schedules  have  been  omitted  as  the  required   information  is
inapplicable or is presented in the financial statements or related notes.

              (b)     Exhibits:

              *1.1    Form of Managing Dealer Agreement

              *1.2    Form of Participating Broker Agreement

              *1.3    Form of Warrant Purchase Agreement

              *3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11") and incorporated herein by reference.)

              *3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2
                      to  the  1996  Form  S-11  and   incorporated   herein  by
                      reference.)

              *3.3    CNL  American  Realty  Fund,   Inc.   Bylaws   (Previously
                      filed  as   Exhibit   3.3  to  the  1996   Form  S-11  and
                      incorporated herein by reference.)

              *3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998. (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

              *3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999.

              *4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

              *4.2    CNL  American   Realty  Fund,  Inc.  Amended  and Restated
                      Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

              *4.3    CNL American Realty Fund, Inc. Bylaws (Previously filed as
                      Exhibit 3.3 and incorporated herein by reference.)

              *4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              *4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998. (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)


--------------------
*    Previously filed
                                      II-3

              *4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999. (Previously filed as Exhibit 3.5 and incorporated herein by reference.)

               *5 Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

               *8 Opinion of Shaw Pittman regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

              *10.1   Form  of  Escrow   Agreement   between   CNL   Hospitality
                      Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A.

              *10.2   Form of Advisory  Agreement  (Previously  filed as Exhibit
                      10.2 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.3   Form of Joint Venture Agreement

              *10.4   Form of  Indemnification  and  Put  Agreement  (Previously
                      filed  as   Exhibit   10.4  to  the  1996  Form  S-11  and
                      incorporated herein by reference.)

              *10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.6   Form of  Purchase  Agreement  (Previously filed as Exhibit
                      10.6 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              *10.9 Form of Indemnification Agreement dated as of July 9, 1997, between CNL American Realty Fund, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated as of October 31, 1998, between CNL Hospitality Properties, Inc. and C. Brian Strickland dated as of January 7, 1999, between CNL Hospitality Properties, Inc. and John A. Griswold, dated as of February 10, 1999, between CNL Hospitality Properties, Inc. and each of Charles E. Adams and Craig M. McAllaster and dated as of February 24, 1999, between CNL Hospitality Properties, Inc. and each of Matthew W. Kaplan and Lawrence A. Dustin. (Previously filed as Exhibit 10.9 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.10  Agreement  of  Limited   Partnership  of  CNL  Hospitality
                      Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)



--------------------
*    Previously filed

              *10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc. and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as
                      Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality
                      Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

               10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia.

               10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia.

               10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex,
                      Inc., as Sellers,  and CNL  Hospitality  Partners,  LP, as
                      Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia.


--------------------
*    Previously filed

               10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn - Mira Mesa.

               10.26 Purchase and Sale Agreement between Marriott International, Inc., Towneplace Management Corporation, and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, L.P., as Purchaser, dated November 24, 1999, relating to the Residence Inn - Mira Mesa.

               23.1 Consent of PricewaterhouseCoopers LLP, Certified Public Accountants, dated February 14, 2000 (Filed herewith.)

              *23.2   Consent of Shaw Pittman  (Contained  in its opinion  filed
                      herewith   as  Exhibit  5  and   incorporated   herein  by
                      reference.)

               23.3   Consent  of  Arthur   Andersen   LLP,   Certified   Public
                      Accountants, dated February 14, 2000 (Filed herewith.)



--------------------
*    Previously filed

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS


              Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REIT sponsored by Affiliates of the Company through June 30, 1999. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.



                                     CNL Income            CNL Income            CNL Income            CNL Income
                                       Fund,                Fund II,              Fund III,             Fund IV,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 2)              (Note 3)              (Note 4)              (Note 5)

Locations                         AL,  AZ, CA, FL,       AL,   AZ,   CO,       AL,   AZ,   CA,       AL,   DC,   FL,
                                  GA,  LA, MD, OK,       FL,   GA,   IL,       CO,   FL,   GA,       GA,   IL,   IN,
                                  PA, TX, VA, WA         IN,   KS,   LA,       IA,   IL,   IN,       KS,   MA,   MD,
                                                         MI,   MN,   MO,       KS,   KY,   MD,       MI,   MS,   NC,
                                                         NC,   NM,   OH,       MI,   MN,   MO,       OH,   PA,   TN,
                                                         TN, TX, WA, WY        NC, NE, OK, TX        TX, VA

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    22 units              49 units              38 units              47 units
   of units and total
   square feet of units                 80,314 s/f           185,717 s/f           161,867 s/f           166,494 s/f

Dates of purchase                        6/17/86 -             2/11/87 -             10/4/87 -             6/24/88 -
                                          12/31/97               1/13/98               1/28/99               1/19/99

Cash down payment (Note 1)             $13,435,137           $26,654,961           $23,352,987           $28,643,526

Contract purchase price
   plus acquisition fee                $13,361,435           $26,501,721           $23,237,543           $28,541,500

Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                              73,702               153,240               115,444               102,026
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost                 $13,435,137           $26,654,961           $23,352,987           $28,643,526
(Note 1)
                                  =================      ================      ================      ================





Note 1:    This amount  was  derived  from  capital  contributions  or  proceeds from partners or stockholders,  respectively,  and net sales proceeds
           reinvested  in  other  properties.   With  respect  to  CNL  American
           Properties Fund, Inc., amounts were also advanced  under its  line of credit to facilitate  the  acquisition  of these  properties.

Note 2:    The  partnership  owns a  50%  interest  in  three   separate   joint
           ventures  which each own a  restaurant  property.  In  addition,  the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39% and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates.

Note 4: The partnership owns a 73.4%, 69.07% and 46.88% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33%, a 9.84% and a 25.87% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 5:    The partnership owns a 51%,  26.6%,  57%, 96.1%,  68.87%  and  35.71%
           interest in six separate joint ventures.  Each joint venture owns one restaurant  property.  In addition,  the partnership owns a 53% and a
           76% interest in two restaurant  properties held as  tenants-in-common with affiliates.




TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)





                                     CNL Income            CNL Income            CNL Income            CNL Income
                                      Fund V,               Fund VI,              Fund VII,            Fund VIII,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 6)              (Note 7)              (Note 8)              (Note 9)

Locations                         AZ,  FL, GA, IL,       AR,   AZ,   FL,       AZ,   CO,   FL,       AZ,   FL,   IN,
                                  IN,  MI, NH, NY,       GA,   IL,   IN,       GA,   IN,   LA,       LA,   MI,   MN,
                                  OH,  SC, TN, TX,       KS,   MA,   MI,       MI,   MN,   NC,       NC,   NY,   OH,
                                  UT, WA                 MN,   NC,   NE,       OH,   SC,   TN,       TN, TX, VA
                                                         NM,   NY,   OH,       TX, UT, WA
                                                         OK,   PA,   TN,
                                                         TX, VA, WA, WY

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    35 units              56 units              49 units              42 units
   of units and total
   square feet of units                143,344 s/f           226,561 s/f           181,911 s/f           179,885 s/f

Dates of purchase                  2/6/89 - 5/1/98             7/13/89 -             3/30/90 -             9/13/90 -
                                                                 9/15/98              12/31/97               5/31/96

Cash down payment (Note 1)             $26,329,791           $40,842,686           $30,416,598           $31,985,071

Contract purchase price
   plus acquisition fee                $25,946,991           $40,313,586           $29,745,103           $31,450,507

Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                             382,800               529,100               671,495               534,564
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost                 $26,329,791           $40,842,686           $30,416,598           $31,985,071
(Note 1)
                                  =================      ================      ================      ================





Note 6:    The partnership owns a 43%,  48.90%,  66.5% and  53.12%  interest  in four separate joint ventures.  Each joint venture owns one restaurant property.  In addition,  the  partnership  owns a 42.09% and a 27.78%
           interest   in  two   restaurant   properties   held   separately   as
           tenants-in-common with affiliates.

Note 7:    The partnership owns a 3.9%,  14.46%,  36%, 66.14%,  50%  and  64.29%
           interest in six separate joint ventures.  Each joint venture owns one restaurant  property.  In addition,  the partnership owns a 51.67%, a
           18%, a 23.04%, a 34.74%, a 46.2% and a 85% interest in six restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns a 51.10%, 83.3%, 4.79%, 18%, and 79% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33%, a 53% and a 35.64% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 9: The partnership owns a 85.54%, 87.68%, 36.8% and a 12.46% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.




TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)





                                     CNL Income            CNL Income            CNL Income            CNL Income
                                      Fund IX,               Fund X,              Fund XI,              Fund XII,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                     (Note 10)              (Note 11)             (Note 12)             (Note 13)

Locations                         AL,  CO, FL, GA,       AL,   CA,   CO,       AL,   AZ,   CA,       AL,   AZ,   CA,
                                  IL,  IN, LA, MI,       FL,   ID,   IL,       CO,   CT,   FL,       FL,   GA,   LA,
                                  MN,  MS, NC, NH,       LA,   MI,   MO,       KS,   LA,   MA,       MO,   MS,   NC,
                                  NY,  OH, SC, TN,       MT,   NC,   NE,       MI,   MS,   NC,       NM,   OH,   SC,
                                  TX                     NH,   NM,   NY,       NH,   NM,   OH,       TN, TX, WA
                                                         OH,   PA,   SC,       OK,   PA,   SC,
                                                         TN, TX, WA            TX, VA, WA

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    44 units              54 units              43 units              50 units
   of units and total
   square feet of units                196,147 s/f           227,934 s/f           184,038 s/f           209,365 s/f

Dates of purchase                        5/31/91 -             10/1/91 -             5/18/92 -            11/20/92 -
                                           3/22/99               3/30/99               2/23/99               8/12/98

Cash down payment (Note 1)             $34,454,118           $40,524,491           $38,244,224           $41,083,539

Contract purchase price
   plus acquisition fee                $33,708,984           $39,818,934           $37,647,514           $40,583,135

Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                             745,134               705,557               596,710               500,404
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost                 $34,454,118           $40,524,491           $38,244,224           $41,083,539
(Note 1)
                                  =================      ================      ================      ================





Note 10:   The  partnership  owns a 50%, 45.2% and  27.33%   interest  in  three
           separate  joint  ventures.   One  of  the  joint  ventures  owns  one
           restaurant  property  and  the  other  two  joint  ventures  own  six restaurant  properties each. In addition,  the partnership owns a 67%
           interest in one restaurant property held as tenants-in-common with an affiliate.

Note 11:   The partnership  owns  a  50%,  88.26%,  40.95%,  10.51%  and  69.06%
           interest in five separate joint ventures.  Four of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties.  In addition, the partnership owns a 13% and a
           6.69%  interest  in two  restaurant  properties  held  separately  as tenants-in-common with affiliates.

Note 12:   The   partnership  owns  a  62.16%,  77.33%,  85%,  76.6%  and  42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant  property.  In  addition,  the  partnership  owns a 72.58%
           interest in one restaurant property held as tenants-in-common with an affiliate.

Note 13:   The partnership owns a 31.13%,  59.05%,  18.61%,  87.54%  and  27.72%
           interest in five separate joint ventures. Each joint venture owns one restaurant property.




TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)





                                     CNL Income            CNL Income             CNL Income            CNL Income
                                     Fund XIII,             Fund XIV,              Fund XV,              Fund XVI,
                                        Ltd.                  Ltd.                   Ltd.                  Ltd.
                                  -----------------      ----------------      -----------------      ----------------
                                     (Note 14)              (Note 15)             (Note 16)              (Note 17)

Locations                         AL,  AR, AZ, CA,       AL,   AZ,   CO,       AL,  CA, FL, GA,       AZ,   CA,   CO,
                                  CO,  FL, GA, IN,       FL,   GA,   KS,       KS,  KY, MN, MO,       DC,   FL,   GA,
                                  KS,  LA, MD, NC,       LA,   MN,   MO,       MS,  NC, NJ, NM,       ID,   IN,   KS,
                                  OH,  PA, SC, TN,       MS,   NC,   NJ,       OH,  OK, PA, SC,       MN,   MO,   NC,
                                  TX, VA                 NV,   OH,   SC,       TN, TX, VA             NM,   NV,   OH,
                                                         TN, TX, VA                                   TN, TX, UT, WI

Type of property                       Restaurants           Restaurants            Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    50 units              65 units               55 units              48 units
   of units and total
   square feet of units                167,286 s/f           196,556 s/f            172,379 s/f           182,610 s/f

Dates of purchase                        5/18/93 -             9/27/93 -              4/28/94 -            10/21/94 -
                                          12/31/97               10/2/98                6/16/98               8/12/98

Cash down payment (Note 1)             $36,388,084           $44,285,554            $38,446,910           $42,677,881

Contract purchase price
   plus acquisition fee                $36,019,958           $43,856,055            $38,054,069           $42,288,418

Other cash expenditures
   expensed                                      --                     --                      --                     --

Other cash expenditures
   capitalized                             368,126               429,499                392,841               389,463
                                  -----------------      ----------------      -----------------      ----------------

Total acquisition cost                 $36,388,084           $44,285,554            $38,446,910           $42,677,881
(Note 1)
                                  =================      ================      =================      ================





Note 14:   The  partnership  owns a 50% and a 27.8%  interest  in  two  separate joint ventures.  Each joint venture owns one restaurant property.  In addition,  the  Partnership  owns a  66.13%,  a  63.09%  and a 47.83%
           interest  in  three   restaurant   properties   held   separately  as
           tenants-in-common with affiliates.

Note 15:   The  partnership  owns  a 50%  interest  in  three   separate   joint
           ventures and a 72.2% and a 39.94%  interest in two  additional  joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16:   The partnership owns a 50% interest in a  joint  venture  which  owns six restaurant  properties.  In addition,  the partnership owns a 16%
           and  a  15%   interest   in  two   restaurant   properties   held  as
           tenants-in-common with affiliates.

Note 17:   The  partnership  owns a 32.35% interest in  a  joint  venture  which owns one restaurant. In addition, the partnership owns a 80.44% and a
           40.42%    interest   in   two   restaurant    properties    held   as
           tenants-in-common with affiliates.




TABLE VI  -  ACQUISITIONS OF PROPERTIES BY PROGRAMS (continued)





                                    CNL American           CNL Income             CNL Income
                                  Properties Fund,         Fund XVII,            Fund XVIII,
                                        Inc.                  Ltd.                   Ltd.
                                  -----------------      ----------------      -----------------
                                     (Note 18)              (Note 19)             (Note 20)

Locations                         AL,  AZ, CA, CO,       CA,   FL,   GA,       AZ,  CA, FL, GA,
                                  CT,  DE, FL, GA,       IL,   IN,   MI,       IL,  KY, MD, MN,
                                  IA,  ID, IL, IN,       NC,   NV,   OH,       NC,  NV, NY, OH,
                                  KS,  KY, LA, MD,       SC, TN, TX, WA        TN, TX, VA
                                  MI,  MN, MO, MS,
                                  NC,  NE, NH, NJ,
                                  NM,  NV, NY, OH,
                                  OK,  OR, PA, RI,
                                  SC,  TN, TX, UT,
                                  VA, WA, WI, WV

Type of property                       Restaurants           Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                   593 units              31 units               25 units
   of units and total
   square feet of units              2,913,366 s/f           126,129 s/f            127,937 s/f

Dates of purchase                        6/30/95 -            12/20/95 -             12/27/96 -
                                           6/30/99               1/28/99                2/24/99

Cash down payment (Note 1)            $715,909,881           $26,053,830            $30,313,089

Contract purchase price
   plus acquisition fee               $713,809,184           $26,020,021            $30,206,102

Other cash expenditures
   expensed                                      --                     --                      --

Other cash expenditures
   capitalized                           2,100,697                33,809                106,987
                                  -----------------      ----------------      -----------------

Total acquisition cost                $715,909,881           $26,053,830            $30,313,089
(Note 1)
                                  =================      ================      =================





Note 18:   CNL American Properties Fund, Inc. owns an 85.47%,  a  59.22%  and  a
           76.37% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, in May 1998, CNL American
           Properties  Fund,  Inc.  formed  an  operating  partnership,  CNL APF
           Partners, LP, to acquire and hold all properties subsequent to the formation of CNL APF Partners, LP. CNL American Properties Fund, Inc.
           has a 100%  ownership  interest in the  general and limited  partners
           (which are wholly owned subsidiaries) of CNL APF Partners, LP.

Note 19:   The   partnership  owns  an  80%,  a 21%,  a  60.06%  and  a   30.94%
           interest in four separate joint ventures. Each joint venture owns one restaurant  property.  In addition,  the  partnership  owns a 19.56%,
           27.42%,  36.91% and 24% interest in four  restaurant  properties held separately as tenants-in-common with affiliates.

Note 20:   The  partnership  owns  a  39.93%  and  a  57.2%  interest   in   two
           separate  joint  ventures.  Each joint  venture  owns one  restaurant property.



                                   SIGNATURES



              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on February 14, 2000.

                                       CNL HOSPITALITY PROPERTIES, INC.
                                       (Registrant)



                                       By:      /s/ James M. Seneff, Jr.
                                                ------------------------
                                                James M. Seneff, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                 Title                                  Date
                   ---------                                 -----                                  ----



    /s/ James M. Seneff, Jr.
    ----------------------------------------        Chairman of the Board and                 February 14, 2000
    JAMES M. SENEFF, JR.                            Chief Executive Officer
                                                    (Principal Executive Officer)


    /s/ Robert A. Bourne
    ----------------------------------------        Director and President                    February 14, 2000
    ROBERT A. BOURNE                                (Principal Financial Officer)



    /s/ Mathew W. Kaplan                                   Director                           February 14, 2000
    ----------------------------------------
    MATHEW W. KAPLAN



    /s/ Charles E. Adams                             Independent Director                     February 14, 2000
    ----------------------------------------
    CHARLES E. ADAMS



    /s/ Lawrence A. Dustin                           Independent Director                     February 14, 2000
    ----------------------------------------
    LAWRENCE A. DUSTIN



    /s/ John A. Griswold                             Independent Director                     February 14, 2000
    ----------------------------------------
    JOHN A. GRISWOLD



    /s/ Craig M. McAllaster                          Independent Director                     February 14, 2000
    ----------------------------------------
    CRAIG M. MCALLASTER




                                  EXHIBIT INDEX
     Exhibits                                                                       Page
     --------                                                                       ----

     *1.1     Form of Managing Dealer Agreement

     *1.2     Form of Participating Broker Agreement

     *1.3     Form of Warrant Purchase Agreement

     *3.1     CNL  American   Realty  Fund,  Inc.   Articles  of   Incorporation
              (Previously filed as Exhibit 3.1 to the Registrant's  Registration
              Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form
              S-11") and incorporated herein by reference.)

     *3.2     CNL American  Realty Fund, Inc.  Amended and Restated  Articles of
              Incorporation  (Previously  filed as Exhibit  3.2 to the 1996 Form
              S-11 and incorporated herein by reference.)

     *3.3     CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 to the 1996 Form S-11 and incorporated herein by reference.)

     *3.4     Articles of  Amendment  to the Amended  and  Restated  Articles of
              Incorporation  of CNL  American  Realty Fund,  Inc.  dated June 3,
              1998. (To change the name of the Company from CNL American  Realty
              Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

     *3.5     Articles of  Amendment  to the Amended  and  Restated  Articles of
              Incorporation  of CNL Hospitality  Properties,  Inc. dated May 26,
              1999.

     *4.1     CNL  American   Realty  Fund,  Inc.   Articles  of   Incorporation
              (Previously  filed  as  Exhibit  3.1 and  incorporated  herein  by reference.)

     *4.2     CNL American  Realty Fund, Inc.  Amended and Restated  Articles of
              Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

     *4.3     CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 and incorporated herein by reference.)

     *4.4     Form of Reinvestment  Plan (Included in the Prospectus as Appendix
              A and incorporated herein by reference.)

     *4.5     Articles of  Amendment  to the Amended  and  Restated  Articles of
              Incorporation  of CNL  American  Realty Fund,  Inc.  dated June 3,
              1998. (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

     *4.6     Articles of  Amendment  to the Amended  and  Restated  Articles of
              Incorporation  of CNL Hospitality  Properties,  Inc. dated May 26,
              1999. (Previously filed as Exhibit 3.5 and incorporated herein by reference.)

      *5 Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.


--------------------
*    Previously filed

      *8 Opinion of Shaw Pittman regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

     *10.1 Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A.

     *10.2 Form of Advisory Agreement (Previously filed as Exhibit 10.2 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.3    Form of Joint Venture Agreement

     *10.4    Form of  Indemnification  and Put Agreement  (Previously  filed as
              Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.5    Form  of   Unconditional   Guaranty  of  Payment  and  Performance
              (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     *10.9 Form of Indemnification Agreement dated as of July 9, 1997, between CNL American Realty Fund, Inc. and each of James M.
              Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated as of October 31, 1998, between CNL Hospitality Properties, Inc. and C. Brian Strickland dated as of January 7, 1999, between CNL Hospitality Properties, Inc. and John
              A. Griswold, dated as of February 10, 1999, between CNL Hospitality Properties, Inc. and each of Charles E. Adams and Craig M. McAllaster and dated as of February 24, 1999, between CNL Hospitality Properties, Inc. and each of Matthew W. Kaplan and Lawrence A. Dustin. (Previously filed as Exhibit 10.9 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.10 Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)



--------------------
*    Previously filed

     *10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.13 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.14 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.16 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc. and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

     *10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

      10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia.

      10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia.

      10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia.

      10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn
              - Mira Mesa.

--------------------
*    Previously filed

      10.26 Purchase and Sale Agreement between Marriott International, Inc., Towneplace Management Corporation, and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, L.P., as Purchaser, dated November 24, 1999, relating to the Residence Inn
              - Mira Mesa.

       23.1   Consent   of   PricewaterhouseCoopers    LLP,   Certified   Public
              Accountants, dated February 14, 2000 (Filed herewith.)

      *23.2 Consent of Shaw Pittman (Contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference.)

       23.3 Consent of Arthur Andersen LLP, Certified Public Accountants, dated February 14, 2000 (Filed herewith.)


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*    Previously filed